UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ACTIVISION BLIZZARD, INC.

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DEAR FELLOW STOCKHOLDERS:

Robert A. Kotick

Chief Executive Officer

April 24, 2020

I warmly invite you to join me and the other members of Activision Blizzard, Inc.’s Board of Directors at the company’s 2020 annual meeting of stockholders on Thursday, June 11, 2020. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote. As always, I am excited about our stockholders coming along on our journey and welcome your participation.

We intend to hold our annual meeting in person, however we are actively monitoring the COVID-19 pandemic and are sensitive to public health and travel concerns as well as federal, state and local government mandates. As the date of the meeting approaches, we will continue evaluating how best to conduct the meeting safely. Please monitor our annual meeting website at https://materials.proxyvote.com/00507V for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date for any updates or the possibility that the meeting has become virtual.

2019 was a year of transition and investment for the company. We increased investment and focus on our biggest franchises and opportunities, in the service of delivering more high-quality content faster, to meet the expectations of our large and growing communities. We demonstrated meaningful progress in our growth initiatives for some of our most important franchises, and we exited the year with momentum throughout the company.

We want to thank Elaine Wynn for over six years of service as a member or our Board of Directors. She provided wisdom, sound advice and valued business judgment during her tenure. We are delighted Spotify’s Chief Content and Advertising Business Officer, Dawn Ostroff, is being nominated to join our Board of Directors. Dawn has over thirty years of experience in executive leadership roles in both entertainment and technology and we are looking forward to her contributions.

During these challenging and unprecedented times, our mission to connect and engage the world through epic entertainment has never been more meaningful. And, I’m proud of the critical role our company is playing by bringing joy to our hundreds of millions of players and fans around the world. At Activision Blizzard, we know that feedback from our stockholders is essential to our continued success. Regardless of the number of shares you own, this meeting is a wonderful opportunity for you to learn more about developments at our company and, more importantly, to express your opinions and play a part in Activision Blizzard’s future. If you can’t attend the meeting, please share your thoughts or concerns with us by email at ir@activision.com or in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Thank you for your continued support of Activision Blizzard.

Sincerely,

ACTIVISION BLIZZARD, INC. 2020 Proxy Statement	| 1

3100 Ocean Park Boulevard
Santa Monica, California 90405

MEETING INFORMATION
When: Thursday, June 11, 2020 9:00 a.m. (Pacific Time) Where:* Boston Properties Offices 3200 Ocean Park Boulevard Santa Monica, CA 90405
Agenda:
1.

Elect ten directors for a one-year term

2.

Provide advisory approval of our executive compensation

3.

Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020

4.

Stockholder proposal for political disclosures

WAYS TO VOTE:
By Internet www.proxyvote.com
By telephone Call (800) 690-6903 or the number on your proxy card.
By mail Sign, date, and return your proxy card.
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Activision Blizzard, Inc. will be held at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, on Thursday, June 11, 2020, at 9:00 a.m., Pacific Time.*

The Activision Blizzard, Inc. Board of Directors has fixed April 15, 2020, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to promptly submit a proxy to vote your shares by following the instructions on page 16 of the enclosed proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. If you do plan to attend the meeting in person, please see page 16 of the enclosed proxy statement for information regarding what you must bring with you to gain admittance.

By Order of the Board of Directors

Jeffrey A. Brown Corporate Secretary April 24, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 11, 2020
The proxy statement and our 2019 annual report to stockholders are each available at:
https://materials.proxyvote.com/00507V

*

We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting by means of remote communication. Please monitor our annual meeting website at https://materials.proxyvote.com/00507V for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date.

ACTIVISION BLIZZARD, INC. 2020 Proxy Statement	| 3

TABLE OF CONTENTS
PROXY SUMMARY	5
Voting Matters and Board Recommendations	5
Director Nominees	6
Executive Compensation Highlights	7
Corporate Governance Highlights	10
PROXY STATEMENT	12
GENERAL	12
Purpose of this Proxy Statement	12
Notice of Internet Availability of Proxy Materials	12
Financial Measures Used in this Proxy Statement	12
PROCEDURAL MATTERS	14
PROPOSAL 1 ELECTION OF DIRECTORS	17
General	17
Our Director Nominees	17
Required Vote and Board Recommendation	22
CORPORATE GOVERNANCE MATTERS	23
Overview	23
Board of Directors and Committees	23
Stockholder Engagement Process	33
Communications With Our Board	33
Our Executive Officers	33
Executive Succession Planning	34
Stock Ownership Guidelines	34
Political Activities	34
Corporate Governance Principles and Policies	34
Code of Conduct	34
Additional Corporate Governance Documentation	35
Diversity and Inclusion Initiatives	35
Environmental, Social and Governance Matters	36
EXECUTIVE COMPENSATION	37
Compensation Discussion and Analysis	37
Overview	37
Compensation Principles and Objectives	45
Decision-Making Approach to Executive Compensation	46
Elements of Our Executive Compensation Program for 2019	49
Compensation Committee Report	55
Summary Compensation Table	56
Grants of Plan-Based Awards for 2019	58
Outstanding Equity Awards at December 31, 2019	62
Option Exercises and Stock Vested for 2019	65
Employment Agreements	65
Potential Payments upon Termination or Change of Control	75
CEO Pay Ratio	83
PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	84
General	84
Required Vote and Board Recommendation	84
DIRECTOR COMPENSATION	85
General	85
Cash Compensation	85
Equity Compensation	85
Stock Ownership Guidelines	86
Indemnification	86
Reimbursement of Expenses and Limited Benefits	86
Compensation for 2019	87
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	88
Policies and Procedures Regarding Transactions with Related Parties	88
Relationships and Transactions	89
AUDIT-RELATED MATTERS	90
Independent Registered Public Accounting Firm Fees	90
Pre-Approval Policies and Procedures	90
Audit Committee Report	90
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	92
Required Vote and Board Recommendation	93
PROPOSAL 4 STOCKHOLDER PROPOSAL FOR POLITICAL DISCLOSURES	94
General	94
Proposal and Supporting Statement	94
Opposing Statement	95
Required Vote and Board Recommendation	95
BENEFICIAL OWNERSHIP MATTERS	96
Security Ownership of our Officers and Directors	96
Security Ownership of Holders of More Than 5% of Our Common Stock	97
EQUITY COMPENSATION PLAN INFORMATION	98
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING	99
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION	101
OTHER MATTERS	102
Costs of the Annual Meeting and Proxy Solicitation	102
Other Matters Coming Before the Annual Meeting	102
HELPFUL RESOURCES	103

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement for the 2020 annual meeting of the stockholders of Activision Blizzard, Inc., a Delaware corporation (the “Company”). This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2019 performance, please review our annual report to stockholders for the period ended December 31, 2019, which is being provided to our stockholders at the same time as this proxy statement. Capitalized terms used in this summary are defined elsewhere in the proxy statement.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2020 annual meeting of stockholders.

Our Board’s Recommendation
Proposal 1. Election of Directors (page 17)	FOR each Director Nominee

Our Board and its Nominating and Corporate Governance Committee believe that our ten director nominees possess the qualifications necessary to provide proper oversight of the Company’s business for the benefit of the Company’s stakeholders.

Proposal 2. Advisory vote to approve our executive compensation (page 84)	FOR

Our Board and its Compensation Committee believe that our compensation policies and practices are effective in enabling us to achieve our financial and strategic objectives and that the compensation paid to our named executive officers allows us to attract, retain, and motivate the key executive talent necessary for our long-term success.

Proposal 3. Ratification of the appointment of our independent registered public accounting firm (page 92)	FOR

Our Board and its Audit Committee believe that continued retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Proposal 4. Stockholder proposal for political disclosures (page 94)	AGAINST
Our Board unanimously recommends that you vote AGAINST the stockholder proposal regarding political disclosures.

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Director Nominees

Set forth below is certain information about the nominees for election to our Board of Directors. Each currently serves on our Board, with the exception of Dawn Ostroff.

Name	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships
						Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Reveta Bowers	71	2018	Independent Governance and Organizational Consultant	✓	—
Robert Corti	70	2003	Retired CFO of Avon Products	✓	—
Hendrik Hartong III	53	2015	Chairman and CEO of Brynwood Partners	✓	—
Brian Kelly (Chairman)	57	1995	Chairman of the Board of Activision Blizzard	—	—
Robert Kotick	57	1991	CEO of Activision Blizzard	—	1
Barry Meyer	76	2014	Retired Chairman and CEO of Warner Bros. Entertainment	✓	—
Robert Morgado (Lead Independent Director)	77	1997	Retired Chairman and CEO of Warner Music Group	✓	—
Peter Nolan	61	2013	Senior Advisor to Leonard Green & Partners	✓	—
Dawn Ostroff (New Director Nominee)	60	—	Chief Content and Advertising Business Officer of Spotify Technology S.A.	✓	—
Casey Wasserman	45	2015	Chairman and CEO of Wasserman	✓	1
Member
Chairperson

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Executive Compensation Highlights

Our Compensation Practices Are Designed to Align Pay with Performance

Our industry is intensely competitive and constantly evolving. Our executives and many of our other highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer our executives competitive total compensation to attract, retain, and motivate them.

Our executive compensation program has three primary elements: (1) base salary; (2) short-term incentives, in the form of annual cash bonuses; and (3) long-term incentives, in the form of equity awards, including performance-based vesting restricted share units (i.e., PSUs) and stock options.

The program is designed to align the interests of our executive officers with those of our stockholders by providing a significant portion of compensation in the form of performance-based bonuses and performance-aligned equity awards. For 2019, 94% of our CEO’s total compensation was performance-based.

Primary Elements of Our Executive Compensation Program for 2019

An overview of the primary elements of our 2019 executive compensation program and the purpose of each is presented below. Not all of these elements are applicable to all named executive officers (i.e., NEOs). We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and strategic objectives.

Compensation Element*	Purpose	Principal Actions for 2019
Base Salary	Compensate for day-to-day responsibilities.	Mr. Kotick's base salary has remained unchanged since January 2017. In addition, the base salaries of the other NEOs have remained unchanged since February 2019.
Annual Cash Bonus— Corporate Annual Incentive Plan (i.e., CAIP)	Drive annual overall financial results, as well as individual contributions toward operational and other strategic initiatives.

Financial metrics for all NEOs included profitability and free cash flow measures. As a result of performance vis-à-vis the underlying financial and strategic objectives, Mr. Kotick received a CAIP-related payout equal to 82% of his target bonus, and our other NEOs each received CAIP-related payouts ranging between 82% and 104% of his or her target bonus. For 2019, CAIP bonus payouts directly reflected performance against the specific objectives established by the Compensation Committee at the beginning of the year (or, for Ms. Naughton, promptly after her employment began).

Equity Awards (i.e., PSUs, RSUs and stock options)	Create alignment with stockholders, drive long-term stockholder value, and promote employee retention.

Each of our NEOs who received an equity award during 2019 received a performance-based equity award with multi-year vesting. In addition, Mr. Walther received restricted share units with time-based vesting.

*

In addition, Mr. Durkin received an inducement to enter into his current employment agreement with the Company, which was paid in 2019, Ms. Naughton received an inducement to enter into her employment agreement with the Company, a portion of which was paid in 2019, and the final portion of a special performance bonus awarded to Mr. Walther in 2017 was paid in 2019. For more information on these awards, please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Other Cash Programs or Awards” below.

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Summary of Compensation Paid to Our Named Executive Officers for 2019

The following table sets forth certain summarized information with respect to the compensation earned by our NEOs during 2019. For the complete Summary Compensation Table, including the notes that accompany it, along with compensation for prior years, please see page 56.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Kotick Chief Executive Officer	1,756,731	—	6,269,752	19,137,241	2,870,966	88,206	30,122,896
Dennis Durkin Chief Financial Officer and President of Emerging Businesses	901,731	3,750,000	3,716,989	—	1,081,818	61,215	9,511,753
Collister Johnson Special Advisor to the Chief Executive Officer; Former President and Chief Operating Officer	1,351,784	—	2,751,283	—	1,103,886	25,427	5,232,380
Claudine Naughton Chief People Officer	250,000	425,000	1,140,834	2,303,429	170,986	98,605	4,388,854
Chris B. Walther Chief Legal Officer	836,381	500,000	3,131,722	—	628,083	64,805	5,160,991

Our Conservative Equity Granting Practices

While we believe that equity awards are an important part of our compensation program, we continue to be very judicious in the granting of equity awards to our employees. Our average equity usage for the past three years is among the bottom one-third of our comparator group.

2019 Financial and Operational Performance

(1)	We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

(2)	Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals. In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period and is equal to in-game net revenues excluding the impact from deferrals.

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In 2019, we increased investment and focus on our biggest franchises and opportunities, in the service of delivering more high-quality content faster, to meet the expectations of our large and growing communities. We also began removing complexity, bureaucracy and duplication of effort across our business units, and we adjusted our commercial operations to better reflect the industry shift to digital sales.

2019 was a year of transition and investment for the Company, and we made significant progress in positioning our key franchises, and the Company, for growth. In 2019:

●

Net revenues were $6.5 billion.

●

Net revenues from digital channels were $4.9 billion and were 76% of overall net revenues.

●

Earnings per diluted share were $1.95.

●

Operating income was $1.6 billion.

●

Operating cash flow was $1.83 billion.

●

Net bookings(1)  were $6.39 billion, including in-game net bookings(1) of $3.37 billion.

●

In the fourth quarter, we had 409 million monthly active users (i.e., MAUs),(2) 128 million of which were at Activision, 32 million of which were at Blizzard, and 249 million of which were at King.

●

Call of Duty®: Modern Warfare® unit sell-through increased by a double-digit percentage versus Call of Duty®: Black Ops 4, with growth across both PC and console. PC sell-through on Battle.net grew 50% year-over-year. Modern Warfare saw strong growth in full-game downloads with console digital mix at nearly 50%. In-game net bookings(1) grew by a double-digit percentage versus Black Ops 4.

●

Call of Duty® Mobile installs exceeded 150 million during the year, and the game reached the top of the download charts in more than 150 countries and regions, ending the year in the top-15 grossing games in U.S. app stores.(3)

●

World of Warcraft® exited the year with an active player community(4) more than twice the size of its ending level at June 30, 2019.

●

Hearthstone® launched the Descent of DragonsTM expansion and rolled out the new Battlegrounds game mode in the fourth quarter of the year.

●

Candy Crush SagaTM mobile reach grew year-over-year, and it was the top-grossing title in the U.S. app stores.(5)

●

King’s advertising net bookings(1) exceeded $150 million.

However, we did not achieve all the goals we set for ourselves. As a result, consistent with our pay-for-performance approach, overall CAIP bonus payments to our NEOs ranged between 82% and 104% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2019 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 107%.

(1)

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals. In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period and is equal to in-game net revenues excluding the impact from deferrals.

(2)

We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

(3)	Based on App Annie Intelligence and internal estimates for respective regions, app stores, and periods.
(4)	Community is defined as players with monthly or longer-term subscriptions.
(5)	Based on App Annie Intelligence.

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Corporate Governance Highlights

The Company is committed to adopting and following strong corporate governance practices that benefit all of our stockholders. We believe that a foundation of good corporate governance creates an environment of accountability for our Board and senior management and otherwise promotes the long-term interests of our stakeholders. Our Board continues to monitor emerging best practices in corporate governance and adopts measures when it determines them to be in the best interests of our stakeholders. As such: in 2018, we appointed a lead independent director; in 2020, we amended our Corporate Governance Principles and Policies to provide that the initial list from which any new independent director nominee is chosen will include qualified female and racially/ethnically diverse candidates and, similarly, if we conduct an external search for a new CEO, that the initial list of external candidates will include qualified female and racially/ethnically diverse candidates; two of the last five individuals added to our Board have been women; and our most recent nominee, Dawn Ostroff, is a woman.

Highlights of our corporate governance program include:

Accountability to Our Stockholders
●

We elect our directors on an annual basis.

●

Our common stock is our only outstanding class of voting stock, and our governance documents do not contain any supermajority voting requirements.

●

For each share of our stock outstanding and entitled to vote that a stockholder holds, he or she is entitled to one vote on each matter presented for action.

●

Our Bylaws contain a stockholder proxy access provision, which permits certain stockholders to include director nominees in our proxy statements.

●

Our Bylaws have a majority voting standard for uncontested elections and a plurality standard for contested elections. Any director failing to receive majority support in an uncontested election must tender his or her resignation.

●

We do not have a “poison pill” or similar anti-takeover provision in place.

●

We hold “say-on-pay” votes annually.

Board Independence
●

Eight of our ten director nominees are independent, including our new director nominee.

●

We have a separate chairman and chief executive officer.

●

We have a lead independent director.

●

Our independent directors meet in executive session (i.e., without the presence of management).

Independent Board Committees	● All the members of each of our three standing Board committees—our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee—are independent.
Board Diversity
●

Two of our ten directors are women.

●

We have committed that the initial list from which any new independent director nominee will be chosen will include qualified female and racially/ethnically diverse candidates.

Stock Ownership Guidelines
●

Our chief executive officer is expected to, within five years after he or she becomes our chief executive officer, beneficially own shares of our common stock with a value at least equal to ten times his or her then-current annual base salary. Mr. Kotick currently holds shares with a value equal to approximately 111 times his current annual base salary.

●

Our other executive officers (as well as the president of each of Activision, Blizzard, and King) are each expected to, within five years after becoming subject to the guidelines, beneficially own shares of our common stock with a value at least equal to his or her then-current annual base salary.

●

Each director not employed by us or any of our subsidiaries is required to, within four years following his or her election to our Board, beneficially own shares of our common stock with a value at least equal to five times the annual cash retainer we then pay him or her for regular service on our Board.

“Clawback” Policy	● In the event of an earnings restatement, we may “claw back” performance-based compensation (including both short-term and long-term incentives) paid or awarded to the executives responsible.
Anti-Hedging Policy
●

We prohibit our employees (including our executives) and directors from “shorting” Company stock, engaging in “puts,” “calls,” or other hedging transactions involving Company stock, or using margin accounts with Company stock.

No Company Stock Pledged	● None of our executive officers or directors have any shares of Company stock pledged.
Active Board Oversight of Risk Strategy
●

Our Board takes an active role in overseeing risk management and providing strategic guidance to the Company.

●

Our Board annually reviews the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks, as well as the strategies used to mitigate such risks.

●

Our Board delegates certain risk management oversight functions to standing committees, each of which regularly reports to our Board.

Annual Board Self-Evaluation	● Our Board annually reviews its performance, as well as the performance of each of its standing committees.
Active Stockholder Engagement	● We actively engage with investors to increase our understanding of their perspectives on our executive compensation and governance practices, as well as any other matters important to them.

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Active Succession Planning
●

Our Board actively engages in chief executive officer succession planning.

●

Our Board reviews succession plans for our other our executives annually.

●

Our Nominating and Corporate Governance Committee oversees risks associated with overall governance and Board succession planning.

Incorporation of Stockholder Feedback

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to our executive compensation, corporate governance practices, and human capital management, as well as any other matters of importance to them. In advance of last year’s annual meeting, members of our management reached out to stockholders who collectively held approximately 66% of our common stock and spoke with each such holder who was willing to speak with us. Again, in the fall of 2019, in an effort to gain additional perspective, members of our management reached out to stockholders who collectively held approximately 66% of our common stock and spoke with each such holder who was willing to speak with us, including with respect to recent “say-on-pay” votes. We shared the feedback we received with our Board and its committees, and that feedback has been instrumental in shaping decisions in a manner that we believe is simultaneously responsive to that feedback and appropriate for the Company.

Our Board considers investor feedback throughout the year

Publish proxy statement and annual report to stockholders

Review voting results from our most recent Annual Meeting

Active outreach to top investors to understand their priorities and discuss their concerns

Active outreach with top investors to discuss key items to be voted on at Annual Meeting

SHARE INVESTOR FEEDBACK WITH OUR BOARD AND ITS COMMITTEES

Annual Meeting of Stockholders

Review compensation and governance trends and best practices with our Board and its committees

SPRING — SUMMER — FALL/WINTER

The Company reviews feedback sent to us from any of our stockholders, no matter the size of their holdings. If you would like to communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors, or any individual director, you may contact us using any one of these methods:

By Mail	Email	Phone
mail to Activision Blizzard, Inc. c/o Corporate Secretary 3100 Ocean Park Boulevard Santa Monica, California 90405	send email to ir@activision.com	Investor Relations (310) 255-2000

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PROXY STATEMENT

GENERAL

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation by our Board of Directors (our “Board”) of proxies from holders of issued and outstanding shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 11, 2020, at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”). All references in this proxy statement to “the Company,” “we,” “us,” “our,” and “Activision Blizzard” refer to Activision Blizzard, Inc.

Notice of Internet Availability of Proxy Materials

We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or about April 24, 2020.

Financial Measures Used in this Proxy Statement

Use of Non-GAAP Financial Measures

All financial measures used in this proxy statement are presented in accordance with generally accepted accounting principles (“GAAP”), unless explicitly identified as non-GAAP. Internally, as a supplement to our GAAP financial measures, our management uses certain non-GAAP financial measures in assessing our operating results, as well as in planning and forecasting. In particular, our management believes these measures facilitate comparison of operating performance between periods and facilitate an understanding of the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Further, our management believes that the presentation of these non-GAAP measures provides useful information to measure Activision Blizzard’s financial and operating performance. These non-GAAP measures are not intended to be considered in isolation from, as a substitute for, or as more important than the financial information prepared and presented in accordance with GAAP. In addition, non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP measures used by the Company.

Our non-GAAP measures are not based on a comprehensive set of accounting rules or principles, and such measures do not have a standardized meaning across companies. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Financial Metrics Used to Measure 2019 Compensation-Related Performance

Consistent with past years, the financial objectives used by our management and our Compensation Committee to assess our employees’ 2019 performance were based on measures we refer to internally as “non-GAAP (excluding deferrals),” rather than the non-GAAP measures we use when reporting our financial results. These non-GAAP measures only differ from each other with respect to the inclusion (in the non-GAAP measures we use when reporting our financial results) or exclusion (in “non-GAAP (excluding deferrals)” measures) of the impact of deferrals from our revenue accounting treatment on certain of our online-enabled products. Internally, our management uses non-GAAP (excluding deferrals) measures in assessing our operating results, as well as in planning and forecasting. Our management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers and provides a more timely indication of trends in our operating results. Further, as our management and our Compensation Committee continue to believe that non-GAAP (excluding deferrals) measures are an effective way to internally assess our operating performance, the Company currently expects to continue utilizing non-GAAP (excluding deferrals) measures for purposes of compensation-related performance objectives in the future.

Specifically, the Compensation Committee used the following non-GAAP (excluding deferrals) measures to assess the 2019 performance of one or more of our named executive officers.

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●

AB Adjusted Operating Income. “AB Adjusted Operating Income” means Activision Blizzard’s GAAP operating income, excluding the impacts from share-based compensation, amortization of intangibles from purchase price accounting, restructuring and related charges, other unusual or unique tax-related items and activities, and the deferral of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

●

AB Adjusted EPS. “AB Adjusted EPS” is calculated by dividing the AB Adjusted Net Income by the weighted average diluted shares outstanding, where “AB Adjusted Net Income” means Activision Blizzard’s GAAP net income, excluding the impacts from the items noted above under “AB Adjusted Operating Income,” along with the associated tax impacts of those items, losses incurred on extinguishment of debt from redemption activities and the associated tax impact, and significant discrete tax-related items (including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities).

●

AB Adjusted Free Cash Flow. “AB Adjusted Free Cash Flow” means Activision Blizzard’s GAAP cash flows from operating activities, less capital expenditures, and excluding certain unplanned one-time items or other adjustments related to impacts identified as being excluded from AB Adjusted Operating Income.

Consistent with past years, at the time it established the measures to be used to assess 2019 financial performance for compensation purposes, the Compensation Committee reserved the discretion, when measuring performance, to exclude the impact of any extraordinary transaction (i.e., a non-recurring corporate transaction or legal expense matter that results in expenses exceeding $10 million for the year). No such adjustments were made for 2019.

Further, when a financial measure is used to assess performance underlying a bonus opportunity under our Corporate Annual Incentive Plan (the “CAIP”) or an equity award the performance of which is determined by reference to an annual operating plan approved by our Board (such plan for any given year, the “AOP”) or long-range strategic plan, constant foreign exchange rates are assumed, which means we convert current period results into United States (“U.S.”) dollars using the average exchange rate at the time we established the targets (e.g., at the time the relevant AOP was established), rather than the actual exchange rates during the relevant period.

References to U.S. Dollars

All dollar amounts referred to in or contemplated by this proxy statement refer to U.S. dollars.

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PROCEDURAL MATTERS

Q:

Who may vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on April 15, 2020 (the “record date”), are entitled to notice of, or to vote at, the Annual Meeting. There were 770,369,191 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405 for the ten days prior to the Annual Meeting.

Q:

How many votes may I cast?

A:

For each share of our Common Stock outstanding and entitled to vote that a stockholder holds on the record date, he or she is entitled to one vote on each matter presented for action at the Annual Meeting.

Q:

What if I hold my shares through a broker? What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner”?

A:

If your shares are held through a broker, bank, or any other nominee, you hold your shares in “street name,” and you are considered the “beneficial owner” of those shares. This proxy statement and any accompanying materials have been provided to you by your broker, bank, or other holder of record. As a beneficial owner, you are entitled to direct the firm that holds your shares how to vote your shares, unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares at the meeting yourself.

If your shares are registered in your name with our stock transfer agent, Broadridge Financial Solutions, you are the “stockholder of record.” This proxy statement and any accompanying materials have been provided to you directly by Activision Blizzard.

Q:

Can my broker vote my shares without my instruction? What are “broker non-votes”?

A:

If you are a beneficial owner and you do not provide voting instructions to the broker, bank, or other nominee that holds your shares in its name, that firm is only allowed to exercise its discretion to vote your shares on “routine” matters, but will not be allowed to vote your shares with respect to any “non-discretionary” items, resulting in a so-called “broker non-vote” with respect to such items. Proposal 3—the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm—is the only matter for consideration at the Annual Meeting considered to be routine. For all matters other than proposal 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. A broker non-vote will occur if you do not provide instructions to your broker, bank, or other nominee with respect to proposals 1, 2 or 4.

Q:

How many votes must be present in order for business to be conducted?

A:

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the presence, in person or by proxy, of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

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Q:

What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

A:

Proposal	Voting Options	Vote Required to Adopt Proposal	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
Proposal 1 — Election of Directors	For, against, or abstain with respect to each nominee

The number of votes cast “for” the nominee exceeds the number of votes cast “against” him or her by the holders of shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors

			No	No Effect	No Effect
Proposal 2 — Advisory Vote to Approve Our Executive Compensation	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	No	No Effect	Against
Proposal 3 — Ratification of Appointment of Our Independent Registered Public Accounting Firm	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	Yes	N/A	Against
Proposal 4 — Stockholder proposal for political disclosures	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	No	No Effect	Against

Q:

What are the ways I can vote?

A:

Stockholders at the close of business on April 15, 2020, can vote at the Annual Meeting in person or via proxy in the manner described herein. Any stockholder who holds shares in street name through a broker, bank, or other nominee will receive separate instructions from the firm holding his or her shares describing the procedures for instructing the voting of those shares.

Q:

How do I vote in person at the Annual Meeting?

A:

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Further, any street-name holder who wishes to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank, or other nominee that is the record holder of his or her shares in order to cast a ballot at the meeting.

Q:

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A:

A vote via proxy authorizes Robert Kotick (our Chief Executive Officer), Chris B. Walther (our Chief Legal Officer), and Jeffrey Brown (our Corporate Secretary), and each of them, with full power of substitution, to vote and otherwise represent all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

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Q:

How do I vote by proxy?

A:

Stockholders of record may vote by proxy in three ways:

●

Vote by Internet. Record holders can vote online prior to 11:59 p.m., Eastern Time, on June 10, 2020. Go to www.proxyvote.com, which is available 24 hours a day until the deadline. You will need your 16-digit control number which appears on the notice of Internet availability of proxy materials or proxy card you received.

By Internet www.proxyvote.com
●

Vote by Telephone. Record holders can vote by phone prior to 11:59 p.m., Eastern Time, on June 10, 2020. Call (800) 690-6903, which is available 24 hours a day until the deadline. You will need your 16-digit control number which appears on the notice of Internet availability of proxy materials or proxy card you received.

By telephone Call (800) 690-6903 or the number on your proxy card.
●

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date, and return the proxy card as soon as possible.

You need only vote in one way (e.g., if you vote by Internet or telephone, you need not return the proxy card).

By mail Sign, date and return your proxy card.
Q:

What if I vote by proxy but do not provide specific instructions for some or all of the items?

A:

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the ten director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2), FOR the ratification of PwC as the Company’s independent registered public accounting firm for 2020 (proposal 3), and AGAINST the stockholder proposal for political disclosures (proposal 4).

Q:

If I have voted by proxy, can I change my vote?

A:

If you are a stockholder of record, you may revoke or change your proxy at any time before the proxy is voted at the Annual Meeting by: (1) sending a written notice of revocation of the proxy which is received by our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, prior to the Annual Meeting; (2) properly delivering a subsequently dated proxy; or (3) voting in person at the Annual Meeting.

Q:

What do I need to do if I want to attend the Annual Meeting?

A:

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card, or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department via phone at (310) 255-2000 or via email at ir@activision.com.

Q:

Could the COVID-19 pandemic impact the Annual Meeting?

A:

While we intend to hold the Annual Meeting as indicated in the “Notice of 2020 Annual Meeting of Stockholders,” we are actively monitoring the emerging public health impact of the COVID-19 pandemic, which may prevent us from holding the Annual Meeting in person as planned. The health and well-being of our stockholders, employees, and directors is paramount, and if public health developments warrant, we may need to hold the meeting by means of remote communication. If we decide to use that format, we will announce alternative arrangements for the meeting as promptly as practicable via press release and the filing of additional proxy materials with the U.S. Securities and Exchange Commission (the “SEC”). Please monitor our annual meeting website at https://materials.proxyvote.com/00507V for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Stockholders will elect ten directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation, or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Our Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria it desires in a member of our Board. As a company with a global customer base in the interactive entertainment industry, we consider leadership abilities gained from senior roles as executive officers and/or board members of large, global corporations in the media, entertainment and/or technology fields to be particularly relevant to the business of the Company. We believe that all of our director nominees (including our new nominee, Dawn Ostroff) bring, or will bring, to our Board the practical wisdom and strong professional characteristics, judgment, and leadership abilities necessary to keep our Company performing competitively in the market. For more information about the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to Our Board—Experience, Skills, and Other Characteristics of Our Director Candidates” below.

The following biographies of our director nominees describe their noteworthy experience. Also described below are certain individual qualifications and skills of each of our director nominees that we believe contribute, or will contribute, to our Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, if any, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

Reveta Bowers
Independent Governance and Organizational Consultant Director since: 2018 Activision Blizzard Committee Membership(s): ● Compensation Committee

Ms. Bowers, age 71, has served as an independent governance and organizational consultant for non-profit organizations since 2016. From 1972 to 2016, she served as a teacher and administrator at The Center for Early Education, an independent school for children. From 1993 to 2003, she served on the board of directors of The Walt Disney Company, a global entertainment company.

	Involvement with Other Organization(s):	Key Experience/Qualifications:
●

California Teacher Development Collaborative (CATDC) (seminar faculty member)

●

Common Sense Media (Chair of National Board of Directors)

●

Dream Fund for Scholars (member of Advisory Board)

●

Edward E. Ford Foundation (member of Board of Advisors)

●

FEDCO Charitable Foundation

●

L.A. Philharmonic

●

Rossier School of Education, University of Southern California (Chair of Board of Councilors)

●

Teachers College, Columbia University

●

Extensive public board experience, having served as an outside director of The Walt Disney Company from 1993 to 2003, and as a member of four committees of Disney’s board, including its compensation committee

●

Serves as Chair of Common Sense Media, a non-profit organization dedicated to helping children use technology responsibly, safely and effectively

●

At the Center for Early Education, served as an advocate for the use of gaming and technology to enhance childhood education

●

B.A. in humanities from the University of Southern California and M.A. in developmental psychology from the College of Developmental Studies

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Robert Corti
Retired Chief Financial Officer of Avon Products Director since: 2003 Activision Blizzard Committee Membership(s): ● Audit Committee (Chair)

Mr. Corti, age 70, worked at Avon Products, a global manufacturer and marketer of beauty and related products, for more than 25 years. He joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an Executive Vice President and the Chief Financial Officer of Avon Products from 1998 until he retired from the Chief Financial Officer role in November 2005 and from the Executive Vice President role in March 2006.

	Private Company Directorship(s):	Key Experience/Qualifications:
● Bacardi Limited Involvement with Other Organization(s): ● Manhattan Chapter of the Cystic Fibrosis Foundation
●

Financial expertise, particularly accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department

●

Unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape, gained from having served Avon for more than 25 years and working his way up to increasingly senior roles within that organization

●

Consumer products industry experience from his tenure at Avon

●

Certified public accountant

●

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

●

B.A. in accounting from Queens College and M.B.A. in taxation from St. John’s University

Hendrik Hartong III
Chairman and Chief Executive Officer of Brynwood Partners Director since: 2015 Activision Blizzard Board Committee Membership(s): ● Audit Committee

Mr. Hartong, age 53, serves as the Chairman and Chief Executive Officer of Brynwood Partners, a private equity firm specializing in the consumer products sector, which he joined in 2004 as a managing partner. Mr. Hartong was the President and Chief Executive Officer of Lincoln Snacks Company, a food products company, from 1998, at which point the company was publicly traded, until 2004, when Brynwood Partners divested its ownership in Lincoln Snacks. Prior to joining Lincoln Snacks, Mr. Hartong held various sales and marketing positions of increasing responsibility with Baskin Robbins USA Co. and Nestlé USA, Inc., both of which are food products companies, and, from 1996 to 1998, with Activision Publishing, Inc. (“Activision”), then our sole operating unit.

	Private Company Directorship(s):	Key Experience/Qualifications:
●

Brynwood Partners (Chairman and Chairman of Executive Committee)

●

Harvest Hill Beverage Company (Chairman) (a company in which Brynwood Partners has a controlling ownership interest)

●

Hometown Food Company (Chairman) (a company in which Brynwood Partners has a controlling ownership interest)

●

Financial expertise, in particular, from having served as President and Chief Executive Officer of then-publicly traded Lincoln Snacks for six years

●

Wealth of experience in the consumer products industry from his experience guiding Lincoln Snacks and the portfolio companies of Brynwood Partners

●

Qualifies as “audit committee financial expert” and is “financially sophisticated”

●

B.A. in history from Lafayette College and M.B.A. from Harvard University

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Brian Kelly
Chairman of the Board of Activision Blizzard Director since: 1995

Mr. Kelly, age 57, has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995, the Co-Chairman of our Board of Directors from October 1998 until 2013 and as Chairman of our Board of Directors since 2013.

	Involvement with Other Organization(s):	Key Experience/Qualifications:
● Call of Duty Endowment (co-founder) ● NewYork-Presbyterian Hospital (trustee) ● Juvenile Diabetes Cure Alliance (founder and Chairman)
●

Depth of institutional knowledge and understanding of our organization, which he possesses by virtue of his service as a senior executive of the Company from 1991 until 2008 and as a director of the Company for almost 25 years

●

Superior leadership skills, devotion to the Company, and commitment to helping to ensure our ongoing success

●

B.A. in accounting from Rutgers University and J.D. from Fordham University School of Law

Robert Kotick
Chief Executive Officer of Activision Blizzard Director since: 1991

Mr. Kotick, age 57, our Chief Executive Officer, has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the Company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer. He served as our President from July 2008 until June 2017, when Mr. Johnson began serving as our President and Chief Operating Officer.

	Other Public Company Directorship(s):	Key Experience/Qualifications:
●

The Coca-Cola Company (since 2012)

Involvement with Other Organization(s):

●

Call of Duty Endowment (co-founder and Co-Chairman)

●

The Center for Early Education (member of Board of Trustees)

●

Los Angeles County Museum of Art (Vice Chairman of Board and Chairman of Committee of Trustees)

●

Harvard-Westlake School (member of Board of Trustees)

●

Depth of institutional knowledge and understanding of our organization, as well as practical experience in a chief executive officer role, that he possesses by virtue of his almost 30 years of service to the Company, including as our Chief Executive Officer and, previously, as our President and the Chairman of our Board

●

Perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times

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Barry Meyer
Retired Chairman and Chief Executive Officer of Warner Bros. Entertainment Director since: 2014 Activision Blizzard Board Committee Membership(s): ● Nominating and Corporate Governance Committee

Mr. Meyer, age 76, retired as the Chairman of Warner Bros. Entertainment Inc., an American producer of film, television, and music, at the end of 2013. He joined Warner Bros. as a Director of Business Affairs in 1971 and held positions of increasing responsibility throughout his tenure there, eventually serving as Warner Bros.’ Chief Executive Officer and Chairman from October 1999 until March 2013 and as Chairman through December 2013. Mr. Meyer founded the consulting firm North Ten Mile Associates following his retirement from Warner Bros., and currently serves as the Manager and Co-Chief Executive Officer of that firm.

	Involvement with Other Organization(s):	Key Experience/Qualifications:
●

Federal Reserve Bank of San Francisco (Chairman)

●

Academy of Motion Picture Arts & Sciences (member)

●

Academy of Television Arts & Sciences (member and former Governor)

●

Hollywood Radio and Television Society (member)

●

Human Rights Watch (Director Emeritus)

●

Smithsonian National Museum of American History (Vice Chairman of Advisory Board)

●

USC School of Cinematic Arts (member of Board of Councilors)

●

Over 40 years of leadership and managerial experience in one of the largest entertainment production companies in the world, including serving as its Chief Executive Officer

●

In-depth knowledge of both the business and creative aspects of the entertainment industry, both from his years at Warner Bros. and the leadership positions he held in various cultural institutions dedicated to visual and cinematic arts

●

Wealth of experience in nearly every facet of the entertainment industry

●

Deep understanding of the unique challenges faced by large, multinational public companies

●

B.A. in English from the University of Rochester and J.D. from Case Western Reserve University School of Law

Robert Morgado

Retired
Chairman and Chief Executive Officer of Warner Music Group

Director
since: 1997

Activision Blizzard Board Committee Membership(s):

●

Compensation Committee (Chair)

●

Nominating and Corporate Governance Committee (Chair)

Mr. Morgado, age 77, our lead independent director, is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the Chairman and the Chief Executive Officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995.

Private Company Directorship(s):	Key Experience/Qualifications:
● Kaanapali Kai (Chairman) ● Nest Top (controlling shareholder of Nest Family and Nest Learning Systems) Involvement with Other Organization(s): ● Maui Arts & Cultural Center
●

Extensive experience as a chief executive officer and a director at a variety of media and entertainment companies

●

Perspective as the founder and chairman of a media entertainment investment company

●

B.A. in history and philosophy from Chaminade University of Honolulu and M.P.A. from The State University of New York

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Peter Nolan
Senior Advisor to Leonard Green & Partners Director since: 2013 (and from 2003 to 2008) Activision Blizzard Board Committee Membership(s): ● Audit Committee

Mr. Nolan, age 61, is the Chairman of Nolan Capital, a private investment company, and is also a senior advisor to Leonard Green & Partners, L.P., a private equity firm, and was previously the managing partner of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan served as a managing director and the Co-Head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a First Vice President in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a Vice President at Prudential Securities, Inc. from 1982 to 1986. Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company. Mr. Nolan served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the 2008 business combination of Activision, Inc. and Vivendi Games, Inc. (the “Vivendi Games Combination”).

	Private Company Directorship(s):	Key Experience/Qualifications:
●

AerSale Holdings, Inc. (a company in which Leonard Green & Partners has an ownership interest)

●

Diamond Wipes International, Inc. (a company in which Nolan Capital has an ownership interest)

●

Golden Road Food Services, LLC (a company in which Nolan Capital has an ownership interest)

●

Extensive experience in corporate finance and investment banking, including leadership roles at large international corporations with worldwide operations

●

Extensive and wide-ranging experience is demonstrated by his current directorships in other companies operating in various industries

●

Depth of institutional knowledge about the Company from his service on our Board from 2003 to 2008

●

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

●

B.S. in agricultural economics and finance and M.B.A., both from Cornell University

Dawn Ostroff
Chief Content and Advertising Business Officer of Spotify New Director Nominee

Ms. Ostroff, age 60, is the Chief Content and Advertising Business Officer of Spotify Technology S.A., an international media services provider. She has held the role of Chief Content Officer since 2018 and, in January 2020, became the Chief Content and Advertising Business Officer. Prior to joining Spotify, Ms. Ostroff co-founded Condé Nast Entertainment, a studio and distribution network for film, television, premium digital video, social media and virtual reality, where she served as the President from 2011 to 2018. Ms. Ostroff held a number of positions in the media and entertainment industry before founding Condé Nast Entertainment, including serving as the President of Entertainment for The CW Television Network from 2006 to 2011, the President of United Paramount Network from 2002 to 2006, the Executive Vice President of Entertainment at Lifetime Television from 1999 to 2002, the Senior Vice President of Programming and Production at Lifetime Television from 1996 to 1999, the Division Senior Vice President, Creative Affairs of Twentieth Century Fox Film from 1993 to 1996, the President of Michael Jacobs Productions at The Walt Disney Company from 1989 to 1993, and the Vice President of Business Development at The Kushner-Locke Company from 1984 to 1989.

	Other Public Company Directorship(s):	Key Experience/Qualifications:
●

Westfield Corporation (from 2016 to 2018)

Private Company Directorship(s):

●

Anonymous Content

Involvement in Other Organization(s):

●

New York University Faculty of Arts and Science (member of the Board of Overseers)

●

Wealth of experience in media, entertainment and advertising, stemming from her over 35 years of experience at a variety of media and entertainment companies

●

Strong leadership skills, illustrated by her numerous positions of responsibility throughout her career, including as an executive of an international media services provider and a founder of a studio and distribution network

●

B.S. in journalism from Florida International University

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Casey Wasserman
Chairman and Chief Executive Officer of Wasserman Director since: 2015 Activision Blizzard Board Committee Membership(s): ● Nominating and Corporate Governance Committee

Mr. Wasserman, age 45, is the Chairman and Chief Executive Officer of Wasserman, a sports, entertainment, and lifestyle marketing and management agency that he founded in 2002. Mr. Wasserman also serves as the President and Chief Executive Officer of the Wasserman Foundation.

	Other Public Company Directorship(s):	Key Experience/Qualifications:
●

Saban Capital Acquisition Corp. (since 2017)

Private Company Directorship(s):

●

Vox Media

Involvement in Other Organization(s):

●

LA 2028 Organizing Committee for the Olympic and Paralympic Games 2028 (Chairman)

●

Los Angeles County Museum of Art (member of Board of Trustees)

●

UCLA Centennial Campaign (member of Executive Committee)

●

Extensive management expertise in entertainment, sports, and lifestyle marketing gained from his work as Chairman and Chief Executive Officer of Wasserman, which represents brands, properties, and talent on a global basis

●

B.A. in political science from the University of California at Los Angeles

Required Vote and Board Recommendation

In accordance with our Bylaws, a director nominee will be elected in an uncontested election only if the number of shares voted “for” that nominee exceeds the number of shares that are voted “against” that nominee. For more information, see “Procedural Matters—What are my voting options with respect to each proposal and how many votes are required to approve each proposal” above and “Corporate Governance Matters—Board of Directors and Committees—Offer of Resignation in Connection with Failure to Receive More ‘For’ than ‘Against’ Votes” below.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

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CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, risks, and opportunities facing the Company so that our Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing the specific elements of our corporate governance framework and making changes to them when our Board deems them to be in the best interests of the Company and its stockholders.

Board of Directors and Committees

Our Director Nominees

We believe that our director nominees bring, or will bring, to our Board the practical wisdom and strong personal and professional characteristics, judgment, and leadership abilities necessary to keep our Company performing competitively in the market. For a biography of each of our director nominees, including our new director nominee, Dawn Ostroff, please see “Proposal 1—Election of Directors” above.

Identification of Candidates for Election to Our Board

Nominating and Corporate Governance Committee Process

Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, both of which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, the Nominating and Corporate Governance Committee identifies and evaluates potential candidates to serve as members of our Board. The committee may consider candidates suggested by its members, other directors, and senior management and may, at the Company’s expense, retain search firms, consultants, and other advisors to identify, screen, and/or evaluate candidates. Candidates may be interviewed in person by directors and management. In addition, the Nominating and Corporate Governance Committee will consider nominating persons who are submitted by stockholders, as described immediately below.

Our Board of Directors has nominated Dawn Ostroff to stand for election to our Board at the Annual Meeting. Ms. Ostroff is a new nominee for election to the Board and, if she is elected, she will fill the spot currently held by Elaine Wynn, who is not standing for re-election. Potential candidates for this nomination were recommended by a third-party search firm, as well as members of the

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Board. Members of the Nominating and Corporate Governance Committee considered multiple candidates so recommended, including Ms. Ostroff, who was recommended by a third-party search firm. Each such candidate was evaluated based on the established criteria for persons to be nominated, including the perceived needs of the Board at the time, as described below. The Nominating and Corporate Governance Committee determined that Ms. Ostroff met these criteria and, further, that she was the best qualified of the new candidates considered for nomination to join our Board. Her nomination was recommended by the Nominating and Corporate Governance Committee and approved by the Board.

Stockholder Recommendation of Director Candidates

Our stockholders may recommend independent director nominees directly to the Nominating and Corporate Governance Committee. In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such stockholder recommendation that is submitted to us in writing and includes the following information:

●

the name, address, phone number, and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of such ownership;

●

the name of the director candidate, the candidate’s address, phone number, and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard, and the candidate’s consent to be named a director, if nominated, and to serve as a director, if elected; and

●

a description of any agreements, arrangements, understandings, or relationships between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

In addition, stockholders may submit nominees directly to our stockholders for election as directors in accordance with our Bylaws, including pursuant to the “proxy access” provisions, pursuant to which eligible stockholders may include nominees in our proxy materials. For more information, please see “Director Nominations and Other Stockholder Proposals for our 2021 Annual Meeting” below.

Experience, Skills, and Other Characteristics of Our Director Candidates

In accordance with our Corporate Governance Principles and Policies, all director nominees, whether or not they are incumbent directors, are expected to have the appropriate experience, skills, and other characteristics essential to serving as an effective Board member, assessed in the context of the perceived needs of our Board at the time, which may include:

Experience and Skills
✓	Accounting/finance	✓	Corporate governance
✓	Media, entertainment and/or technology industry background	✓	Legal and regulatory knowledge
✓	Strategic planning	✓	International operations

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee, in its selection of director candidates, considers the following attributes, among others: experience; knowledge; skills; expertise; personal and professional integrity; character; business judgment; time availability in light of other commitments; dedication; and independence. The committee evaluates each director nominee’s experience, skills, and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and needs. In doing so, it considers whether the nominee has experience or skills in the areas of media, entertainment, digital technology, international operations, strategic planning, corporate governance, accounting and finance, law, or other areas that are relevant to our activities and our Board’s effectiveness. The Nominating and Corporate Governance Committee also takes diversity into account and, to that end, as set forth in our Corporate Governance Principles and Policies, the Company has committed that the initial list from which new independent director nominees are chosen will include qualified female and racially/ethnically diverse candidates.

The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders using the same criteria as for other candidates recommended by its members or other members of the Board.

Independence Determinations

In making its determination regarding director independence, our Board reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the rules for companies listed on The Nasdaq Stock Market (the “Nasdaq Rules”), including current and prior relationships that each director or any of his or her family members has with the Company, our executive management, and our independent accounting firm. To assist our Board in making these determinations, each director and/or director nominee is required to complete a questionnaire on an annual basis.

Based on the information provided by each director and/or director nominee concerning his or her background, employment, and affiliations, our Board affirmatively determined that each of Messrs. Corti, Hartong, Meyer, Morgado, Nolan, and Wasserman and Mses. Bowers, Ostroff and Wynn is or will be, as the case may be, an independent director within the meaning of the Nasdaq Rules.

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Accordingly, our Board determined there are no relationships or activities between the Company and any of these directors and/or director nominees that require further review by our Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors and/or director nominees has a direct or indirect material relationship with the Company.

Board Leadership Structure

Our Board believes that the division between the role of the chief executive officer and the chairman of the Board is appropriate because our chief executive officer is responsible for the day-to-day management of the Company, while the responsibility of our Board is to oversee the chief executive officer’s performance of his or her function. As such, our chief executive officer does not serve as the chairman of our Board. Having different individuals serve as the chief executive officer and the chairman allows the chief executive officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions.

Our Board has also appointed a lead independent director, whose duties include coordinating the activities of the independent directors, monitoring the flow of information from the Board committees to the full Board, serving as a liaison between our chairman and our senior management, on the one hand, and the independent directors, on the other, and presiding at executive sessions of the independent directors.

Other Directorships

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company, and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation in Connection with Failure to Receive More “For” than “Against” Votes

In accordance with our Bylaws, a director nominee will be elected in an uncontested election only if the number of shares voted “for” that nominee exceeds the number of shares that are voted “against” that nominee by the holders of shares present in person or by proxy at the meeting and entitled to vote on the election of directors. If a nominee who currently serves as a director is not re-elected, Delaware law and our Bylaws provide that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation or removal). Pursuant to our Corporate Governance Principles and Policies, if a director fails to receive the required number of votes for re-election, he or she must offer to resign from our Board.

Our Board or, at its discretion, the Nominating and Corporate Governance Committee, without the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate, by considering any factors it deems relevant (e.g., the underlying reasons for the “against” votes, the length of service and qualifications of the director, that director’s contributions to our Company, and the skills and characteristics of that director) and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if an independent director retires, changes employment, or otherwise has a significant change in his or her professional role or responsibilities that may reasonably be seen to affect his or her ability to serve, he or she must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or the director has an agreement with us to the contrary, if a director who is employed by us retires, resigns, or otherwise has a significant change in his or her professional role or responsibilities, he or she must offer his or her resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee, without, in either case, the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

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Continuing Focus on Board Effectiveness

Our Board and its standing committees are focused on effectively overseeing our business for the benefit of our stockholders.

Board Meetings

In accordance with our Corporate Governance Principles and Policies, our Board generally meets at least quarterly, as well as in conjunction with the annual meeting of our stockholders. Our Board met ten times during 2019, including at least once per quarter and in conjunction with the 2019 annual meeting of our stockholders. Each person who served on our Board during 2019 attended over 90% of the aggregate of (1) the total number of meetings held by our Board during the period for which he or she was a director and (2) the total number of meetings held by each committee on which he or she served during the period in which he or she so served during the year.

Our Corporate Governance Principles and Policies also require that the independent directors meet in executive session outside of the presence of our management at least two times per year. Three such executive sessions took place during 2019.

In accordance with our Corporate Governance Principles and Policies, all directors are expected to attend annual meetings of our stockholders. Eight of the ten directors who were then serving on the Board attended the 2019 annual meeting.

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Annual Board, Committee, and Director Self-Evaluations

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. To this end, the Nominating and Corporate Governance Committee annually leads an evaluation of our Board’s overall performance and the overall performance of each of our Board’s standing committees, which seeks to identify specific opportunities, if any, for improvement.

Complete Questionnaires

Each director completes a robust questionnaire on an annual basis that addresses multiple aspects of Board and committee composition, effectiveness, and morale, including:

(1) whether the Board has the appropriate mix of knowledge, skills and expertise;
(2) how effective the Board is in overseeing the Company's business;
(3) how well the Board understands the Company and its business;
(4) how Board meetings are conducted; and
(5) the effectiveness of the Board's standing committees.

The questionnaire also includes open-ended questions focusing on, among other things:

(1) opportunities for improvement in Board performance;
(2) the competency and contributions of individual directors; and
(3) differences between our Board and any other boards on which members serve.

Aggregate Results

Our legal department aggregates the results for the Nominating and Corporate Governance Committee, so that individual responses are kept confidential.

Analyze and Summarize

The Nominating and Corporate Governance Committee discusses the feedback and provides a summary of it to the full Board, noting any themes, along with any recommended changes to the Board's policies and practices or with respect to the composition of the Board and its standing committees. In addition, the Audit Committee and the Compensation Committee each separately discuss the feedback with respect to that committee.

Act Responsively

The Board acts responsively to address potential areas of improvement identified through the process, including updating its policies or practices or implementing changes with respect to the composition of the Board or its standing committees, in each case as appropriate.

Director Orientation and Continuing Education

●

Board Orientation. New directors are provided with a comprehensive director orientation manual upon joining our Board that provides them with important information about the Company, our Board, and the general roles and responsibilities of directors of publicly traded companies. Each new director is also invited to attend an “onboarding day,” during which he or she meets with our executives and other key members of our senior management.

●

Continuing Education. We recognize the benefit of continuing education for our directors. In addition to the education routinely provided to our directors by our executives and other key members of our senior management at meetings of our Board and its committees on topics impacting the Company, including emerging risks, industry trends, technological developments, economic forecasts, and competitive challenges, we may engage third parties to provide in-boardroom education. To supplement the education we provide, we also encourage our directors to attend external programs and provide financial and administrative support to the directors in connection therewith.

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Board Committees

Our Board has three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a written charter approved by our Board. Further, from time to time, our Board forms special or ad hoc committees to which our Board delegates authority to administer certain of its duties.

Set forth below is the current membership of each of our Board’s standing committees. Each current committee member served in the role shown below through 2019 and continues to serve in that role.

Also set forth below is a summary of the purpose and key responsibilities of each of the three standing Board committees.

AUDIT COMMITTEE
Members: Robert Corti (Chair), Hendrik Hartong III, Peter Nolan	Meetings Held in 2019: Six, including at least once per quarter

Purposes & Key Responsibilities

●

Selecting, evaluating, and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence

– Our independent registered public accounting firm reports directly to the Audit Committee

– Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit
Committee must pre-approve the engagement (see “Audit-Related Matters—Pre-Approval Policies and Procedures” below)

●

Overseeing the annual audits and quarterly reviews of our financial statements and our internal control over financial reporting by our independent registered public accounting firm

●

Overseeing our financial reporting process and internal control, including:

– reviewing and evaluating the adequacy and effectiveness of our internal control over financial reporting and our management’s assessment of the same

– reviewing, and discussing with the independent registered public accounting firm, the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether those financial statements should be included in our Annual Report on Form 10-K

– reviewing, and discussing with our management, our internal audit projects and the performance of our internal audit function

– discussing with our management the Company’s process for assessing and managing our exposure to risk

– meeting periodically with our management, including our Chief Financial Officer, our Chief Accounting Officer, our chief internal audit executive, and our independent registered public accounting firm in separate executive sessions, to discuss any matters that the Audit Committee or any of the above persons or firms believe warrants Audit Committee attention

●

Overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns

●

Overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions (see “Certain Relationships and Related Person Transactions—Policies and Procedures Regarding Transactions with Related Parties” below)

Membership

●

Must have at least three members

●

All Audit Committee members must be determined by our Board to be independent directors under the Nasdaq Rules and the rules of the SEC and otherwise satisfy the Nasdaq Rules and the rules of the SEC with respect to audit committee membership

●

No director may serve as a member of our Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee

●

All Audit Committee members must understand fundamental financial statements

●

At least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC

●

No Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member

●

Based upon information provided by each member of the Audit Committee concerning his background, employment, and affiliations, our Board has determined that each is an independent director under the Nasdaq Rules and the rules of the SEC and that each otherwise satisfies the Nasdaq requirements for audit committee membership (including that each meets the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and is able to read and understand fundamental financial statements)

●

Our Board has also determined that each Audit Committee member is an “audit committee financial expert” as defined in the applicable rules of the SEC and that each is “financially sophisticated” within the meaning of the Nasdaq Rules

Meetings Must meet at least quarterly

Committee Charter

Our Audit Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Engagement of Outside Consultants The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate

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COMPENSATION COMMITTEE
Members: Robert Morgado (Chair), Reveta Bowers, Elaine Wynn	Meetings Held in 2019: Six, including at least once per quarter

Purposes & Key Responsibilities

● Discharging our Board’s responsibilities relating to compensation paid to our directors and executive officers and overseeing compensation under our equity incentive plans and other compensation policies, programs, agreements, and arrangements

– The Compensation Committee consults with our management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in approving the compensation of our executive officers

– Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Roles of the Key Participants in the Executive Compensation Decision-Making Process” and “—Our Board’s Role in Risk Oversight—Compensation Risk
Management” below for a further description of such responsibilities

● Reviewing, and discussing with our management, the compensation-related disclosure included in our proxy statement and Annual Report on
Form 10-K

● Overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans

Engagement of Outside Consultants

● Our Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executive officers and other employees

● Since October 2013, the Compensation Committee has engaged Exequity LLP (“Exequity”) to act as its independent compensation consultant and to advise on issues related to executive compensation and benefits

● Exequity reports directly to the Compensation Committee and does not provide any services to us other than the services provided to the Compensation Committee

● In accordance with its charter and the Nasdaq Rules, each year in connection with the engagement of any compensation consultant or any other external advisor, the Compensation Committee assesses the independence of the compensation consultant or advisor who advises the Compensation Committee, using the following factors:

– the provision of other services, if any, the compensation consultant provided to the Company;

– the significance of the fees paid by the Company as a percentage of the compensation consultant’s total revenues;

– the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

– any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and the members of our Compensation Committee;

– ownership of any Company stock by the compensation consultant professionals engaged to advise the Company; and

– any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and our executive officers

● Our Compensation Committee assessed the independence of Exequity based on the evaluation of these factors, including information received from the compensation consultant addressing these factors, and believes that Exequity’s service to the Compensation Committee does not raise any conflicts of interest

● For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below

Membership

● Must have at least two members

● All Compensation Committee members must be:

– determined by our Board to be independent directors under the Nasdaq Rules, including the requirements with respect to compensation committee composition;

– “non-employee directors” as defined in Rule 16b-3 under the Exchange Act; and

– “outside directors” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”)

● Based upon information provided by each member of the Compensation Committee concerning his or her background, employment, and affiliations, our Board has determined that each is an outside director as defined under Section 162(m), a non-employee director as defined in Rule 16b-3 under the Exchange Act, and an independent director under the Nasdaq Rules

● Our Board has also determined that none of the members of the Compensation Committee has a relationship to the Company that is material to such director’s ability to be independent of management in connection with the duties of a Compensation Committee member

Meetings Must meet at least four times annually

Committee Charter

Our Compensation Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an executive officer or other employee of the Company. Additionally, in 2019, none of our executive officers served on the board of directors of any entity that had an executive officer serving on our Board

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Robert Morgado (Chair), Barry Meyer, Casey Wasserman	Meetings Held in 2019: Three

Purposes & Key Responsibilities

● Assisting in identifying and recruiting director nominees

● Periodically evaluating the size of our Board and recommending to our Board any appropriate increase or decrease

● Making recommendations to our Board regarding the size and composition of each standing committee of our Board

● Overseeing the evaluation of our Board and its committees

● Providing oversight of our corporate governance affairs and those of our Board

● Determining the appropriate engagement with stockholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee)

● Evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and for consideration at, any meeting of our stockholders (which, in the case of stockholder proposals relating to the compensation of our directors or employees, will be done in conjunction with the Compensation Committee)

Membership

● Must have at least two members

● Based upon information provided by each member of the Nominating and Corporate Governance Committee concerning his background, employment, and affiliations, our Board has determined that each is an independent director under the Nasdaq Rules

Meetings Must meet at least two times annually

Committee Charter

Our Nominating and Corporate Governance Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Engagement of Outside Consultants

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates

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Our Board’s Role in Risk Oversight

General Risk Oversight

It is the responsibility of our senior management to develop and implement the Company’s financial and strategic plans, and identify, evaluate, manage, and mitigate the risks inherent in those plans. It is our Board’s responsibility to understand and oversee those plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board, its standing committees, and our senior management exercise this risk oversight function in a variety of ways, including:

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Cybersecurity Risk Oversight

In order to defend against, and respond to, the threat of security breaches and cyberattacks, we have developed a comprehensive program that is designed to protect and preserve the confidentiality, integrity, and continued availability of all information owned by, or in the care of, the Company and our partners. This program includes a cyber-incident response plan. Our Audit Committee oversees the identification and mitigation of potential cybersecurity risk, with the goals of protecting our intellectual property, maintaining consumer confidence, preserving employee data confidentiality, and minimizing information security threats to the Company and the users of our products and services. As part of this oversight, the Audit Committee receives regular updates with respect to the threats we face, and our risk mitigation plans to address those threats, from members of management with information security responsibilities. These updates include results of information security maturity assessments and recommendations which are informed, in part, by third-party independent reviews of our information security control environment and operating effectiveness.

Compensation Risk Management

The Compensation Committee, together with its independent compensation consultant, legal counsel, and members of our human resources team, reviews the Company’s incentive compensation plans and practices annually to determine if they encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. In 2019, as in previous years, this review consisted of an analysis of each of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, payment timing, and governance (including the applicable approval process). We concluded our compensation programs do not incentivize employees to take such risks.

The incentive compensation plans in which our employees are eligible to participate are designed to encourage achievement of challenging targets aligned with our overall corporate strategy with upside opportunity for higher levels of performance, while mitigating potential risks. The following factors help mitigate risk:

●

performance objectives underlying awards are designed to focus executive performance on long-term stockholder value creation and balance between financial and strategic targets and short-and long-term time horizons for achievement;

●

cash bonuses to our executives and other employees represent just one element of our employees’ total compensation;

●

cash bonuses to our executives and other employees are only paid if established performance metrics are achieved and/or the underlying business unit is profitable;

●

our stockholder-approved incentive plan limits the size and/or value of the short- and long-term incentive awards made thereunder that any individual may receive for any given year;

●

equity awards, which represent a meaningful portion of the compensation paid to our executives, are generally subject to multi-year vesting schedules, and any vesting in respect of underlying performance measures is capped; and

●

incentive awards for our executive officers are tied to an array of performance metrics, motivating a balanced focus on multiple measures of our health.

We also have a number of governance policies in place that mitigate compensation-related risks, including:

●

cash-based incentive awards generally require at least two levels of approval (including, in the case of any award to an executive officer, Compensation Committee approval and, for any executive other than himself, the chief executive officer’s approval);

●

all equity-based awards to any employee require Compensation Committee approval, in addition to any management-level approval (e.g., for any executive other than himself, the chief executive officer’s approval);

●

written documentation underlying all of our cash-based incentive programs for our principal business units;

●

our Compensation Committee annually reviews and approves the equity award guidelines for all eligible employees of the Company;

●

our “clawback policy,” which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, pursuant to which performance-based compensation to an executive may be recovered in the event of an earnings restatement due to his or her misconduct to the extent to which the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments;

●

provisions in our equity award agreements pursuant to which, should an executive officer breach his or her employment agreement with the Company, including his or her post-termination obligations, certain realized gain in respect of his or her awards may be recovered;

●

stock ownership guidelines for our executive officers and the President of each of Activision, Blizzard Entertainment, Inc. (“Blizzard”), and King Digital Entertainment Limited (“King”), which require each person subject to those guidelines to obtain and maintain equity ownership with a value equal to a specified multiple of his or her then-current base salary (which guidelines are expected to be satisfied within five years of the date on which he or she became subject to them (e.g., upon an executive officer’s election));

●

our insider trading policies, which prohibit “shorting” our securities, engaging in “puts,” “calls,” or other hedging transactions involving our securities or using margin accounts with our securities; and

●

our Code of Conduct, compliance with which must be certified by every employee on an annual basis.

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Stockholder Engagement Process

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to any matters of importance to them. These efforts enhance the ongoing communications we have with our stockholders regarding our financial and operational performance.

In advance of last year’s annual meeting, members of our management reached out to stockholders who collectively held approximately 66% of our Common Stock and spoke with each such holder who was willing to speak with us. Again, in the fall of 2019, in an effort to gain additional perspective, members of our management reached out to stockholders who collectively held approximately 66% of our Common Stock and spoke with each such holder who was willing to speak with us. During engagements, all of which were telephonic, we responded to any questions our investors had for us with respect to our executive compensation program, our corporate governance practices, our human capital management, and anything else about which they desired to understand. We also sought input from our investors as to any areas about which they would like to see change and/or increased disclosure. Please see “Executive Compensation—Compensation Discussion and Analysis—Overview—Stockholder Engagement and Our 2019 Stockholder Advisory Vote on Executive Compensation” below for feedback we received on our executive compensation program.

We shared the feedback we received with our Board and its committees, and that feedback has been instrumental in shaping decisions relating to our executive compensation, corporate governance, and human capital management disclosure and programs in a manner that we believe is simultaneously responsive to that feedback and appropriate for the Company. We will continue to incorporate such feedback into our decision-making processes.

Communications With Our Board

We believe that communication with our stockholders is very important, and the Company reviews feedback sent to us from any of our stockholders, no matter the size of their holdings. In accordance with our Corporate Governance Principles and Policies, our Corporate Secretary reviews all communications addressed to our Board, any of its committees, or one or more of our individual directors. Generally, communications that are advertising materials, promotions of a product or service, or patently offensive communications will not be forwarded. Communications that relate to our accounting practices, internal accounting controls, or auditing matters will be promptly forwarded to the chairperson of the Audit Committee. Communications that relate to any other matter our Corporate Secretary, in his reasonable judgment, considers to be appropriate will be forwarded promptly to the addressee(s).

You may contact us using any one of the methods below:

By Mail	Email	Phone
mail to Activision Blizzard, Inc. c/o Corporate Secretary 3100 Ocean Park Boulevard Santa Monica, California 90405	send email to ir@activision.com	Investor Relations (310) 255-2000

Our Executive Officers

Biographical summaries for our executive officers (including for Mr. Kotick, for whom a biographical summary is also set forth under “Proposal 1—Election of Directors” above) can be found in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020 (our “2019 10-K”).

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Executive Succession Planning

As a part of various sessions during the year, our Board focuses on human capital, including by engaging in succession planning for our chief executive officer and other senior-most officers. Our Board’s goals are to have a process for effective executive development and succession and to be prepared for both the unexpected loss of a key leader and planned changes to our management team. In these sessions, among other things, our Board:

●

reviews the assumptions, processes, and strategy for expected and unexpected events which may result in changes to our executive team;

●

evaluates the Company’s organizational and operational needs and the overall composition of the qualifications, tenure and experience of our executive team;

●

considers the experience, performance and skills of, and development opportunities for, possible internal successors to our chief executive officer and other executives; and

●

discusses potential external successors to our chief executive officer and other executives.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, the Compensation Committee has adopted guidelines providing that our Chief Executive Officer is expected to beneficially own shares of our Common Stock with a value at least equal to ten times (i.e., 10x) his or her then-current annual base salary and that each other executive officer, as well as the President of each of Activision, Blizzard, and King, is expected to beneficially own shares of our Common Stock with a value at least equal to his or her then-current annual base salary.

The individuals subject to these guidelines are expected to accumulate the required stock within five years (so that any person who has been subject to the guidelines since the date on which these guidelines were adopted in 2012 should be in compliance, and any person who subsequently became subject to them (e.g., upon his or her election as an executive officer) has five years from the date on which he or she became subject to them to be in compliance). Further, if such a person does not satisfy these guidelines within the five-year period, then, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received upon exercise of stock options or upon the vesting of restricted share units awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are, per their terms, explicitly subject to them.

As of April 1, 2020, each person who, as of that date, had been subject to the guidelines for five or more years satisfied them.

Political Activities

Pursuant to our Code of Conduct, Company resources may not be used for employees’ personal political activities, and lobbying activities are permitted only in compliance with applicable law and by individuals designated to represent the Company in such capacity.

Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues. Trade associations are independent organizations representing a variety of members and may take political or policy positions we do not share.

Corporate Governance Principles and Policies

Our Corporate Governance Principles and Policies establish a framework for the Board’s exercise of its duties and responsibilities in service of the best interests of the Company and our stockholders. They address, among other things, the role of our Board, the composition of our Board and that of its standing committees, meetings of the Board and its committees, and director stock ownership requirements. You can access our Corporate Governance Principles and Policies on our website at http://investor.activision.com/corporate-governance.cfm.

Code of Conduct

We have a code of ethics—our Code of Conduct—which applies to all our directors and employees worldwide, including our chairman, chief executive officer, president, chief operating officer, chief financial officer, and chief accounting officer. We also have a chief compliance officer, who administers our ethics and compliance program. You can access our Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our chief executive officer, chief financial officer, chief accounting officer, or any person performing similar functions, and any other related information, on that website.

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Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Conduct, and Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements on our website at http://investor.activision.com/corporate-governance.cfm, you can also find many of our other corporate governance documents. Please see “Helpful Resources” below for more information.

Diversity and Inclusion Initiatives

Diversity and inclusion remain a strategic priority for Activision Blizzard. We are committed to building and sustaining a culture of belonging, where everyone thrives and diversity drives business value and growth. We believe this is one of the reasons why Activision Blizzard has been recognized for our efforts to create a great workplace for all, including receiving the distinction for two consecutive years as a “Best Place to Work for LGBTQ Equality” by the Human Rights Campaign Foundation’s Corporate Equality Index. We are proud of these accolades because we know that the most innovative work comes from a culture in which all employees can be, and bring, their authentic and best selves.

Our efforts around diversity and inclusion focus on five strategic areas:

●

Our People—We believe that in order to create products that attract a growing global audience, it is important that our employees reflect that diversity, and that they have the opportunities and resources to unlock their potential. While we define diversity in its broadest sense to include characteristics both seen and unseen, we know representation at all levels of the organization matters. To that end, we partner with organizations like the Grace Hopper Celebration and Women in Games International, and continue to focus on connecting with underrepresented groups through our University Relations programs, where we have continued to increase our representation of women and underrepresented minorities. We are reviewing and updating our recruiting and interviewing processes and tools to help mitigate the potential for bias. We have also invested in unconscious bias awareness workshops for all employees to support inclusive, high-performing teams across Activision Blizzard. By embedding D&I practices and programs in the full employee lifecycle, we work to recruit, attract, retain and grow world-class talent that represents our player communities.

●

Our Leaders—In 2020, we amended our Corporate Governance Principles and Policies to provide that the initial list from which any new independent director nominee is chosen will include qualified female and racially/ethnically diverse candidates and, similarly, if we conduct an external search for a new CEO, that the initial list of external candidates will include qualified female and racially/ethnically diverse candidates. In addition to ensuring diversity at the senior most levels, we also believe in developing leaders for whom diversity and inclusion is a priority. As such, in 2019, all people managers were required to attend an “Inclusive Leadership Experience” workshop in order to further develop this capability with the knowledge and tools needed to create the conditions for their teams to flourish. To further reinforce D&I as a strategic business priority, some of our most senior leaders serve as executive sponsors of our Employee Networks (our employee resource groups).

●

Our Culture—Across our entire organization, fostering an inclusive culture where employees feel valued and heard, and a sense of belonging is mission critical. One way we are doing this is through expanding our Employee Networks community at Activision, Blizzard, King, and our corporate headquarters. These groups support our employees, our culture and our business by driving cultural awareness, professional development, networking, community involvement, and support for recruiting efforts. In 2019, we celebrated various heritage moments, including: our 6th annual Veterans Day of Service, in which employees at 30 sites in multiple countries partnered with local organizations to support veterans; an International Women’s Day celebration at every one of the Company’s offices, which included a development-oriented Women’s Summit for our all of our employees; and Pride Month celebrations, which saw thousands of employees participating in office events and marching in three Pride parades around the world. During last year’s Game Developers Conference, we hosted our 3rd annual D&I Mixer for employees from across the enterprise to engage in dialogue and activities focused on diversity and inclusion in our Company, as well as our games.

●

Our Content—We believe that inclusive game design is an opportunity for us to lead the industry and influence more open and inclusive gaming communities. Part of the effort means creating content that reflects and attracts a global and diverse player base. In 2019, a character from Overwatch®, Soldier: 76, was identified as gay, making him the franchise’s second openly LGBTQ character. Also, Call of Duty: Modern Warfare engaged players in breathtaking combat operations with a diverse cast of international special forces. Our Employee Networks groups are leveraged to provide feedback to development teams on content ranging from narratives to worlds/levels and character skins and names. Creating more diverse characters and worlds is only part of what it means to be more inclusive in game design. We are also looking at ways to make our games more accessible to gamers with varying physical, visual, auditory, or cognitive processing abilities, and have a growing community of accessibility champions in our game development and studio teams.

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●

Our External Communities—We see the opportunity to drive positive impact outside our walls through external communities and partners. As such, across the Company, we focus on the next generation of talent through programs that provide girls, women and/or young people in underserved communities with exposure to education and career opportunities in science, technology, engineering, and mathematics (STEM). In 2018, Activision Blizzard established a fellowship through Minds Matter of Los Angeles, a non-profit organization that offers college prepatory programs for students in under-resourced communities, which we continue to support today. In 2019, King became the first U.K.-based gaming company to sign onto the “Tech Talent Charter,” a commitment by signatories to work together to increase the diversity of the technology workforce in the U.K. For the second year in a row, Blizzard partnered with “Girls Who Code,” an organization focused on closing the gender gap in technology, to sponsor two major initiatives, including a seven-week program hosted at Blizzard headquarters for girls to learn to code and gain exposure to technology jobs. For the fifth year in a row, King partnered with Diversi, a non-profit organization working for greater diversity in gaming, to award 15 female students full scholarships to the Game Developers Conference, with a tailored development program and special access to industry champions. For the second year in a row, our University Relations team worked with STEM Advantage, an organization that mentors and prepares women and underserved communities to pursue careers in STEM, in selecting participants for our intern program. Further, Blizzard hosted an “Inclusion Nexus” for the nearly 40,000 people who visit its annual BlizzCon event to share with them how we value diversity and inclusion at Blizzard, in the gaming industry, and in games themselves.

While we have made great strides in our diversity and inclusion efforts, we understand and embrace that there is work still to be done, and it remains our priority. Our growth is driven by our ability to innovate. Our ability to innovate is enhanced by diverse teams working in an inclusive environment. By firmly anchoring diversity and inclusion in our growth strategy, we focus our efforts to drive meaningful change for all the communities in which our employees and customers live, work, and play.

Environmental, Social and Governance Matters

Our Board appreciates that reporting on environmental, social and governance (“ESG”) matters is of increasing importance to many of the Company’s stakeholders, especially as embedded ESG initiatives, policies, strategies and goals can help mitigate risk, reduce costs, protect brand value and identify market opportunities. Therefore, we have (1) established a cross-functional ESG working group, which includes members of our management, to identify, gather and analyze ESG information in order to both report on and advance our existing enterprise-wide commitment to ESG matters; and (2) engaged an external consultant to help support and counsel this working group. A variety of corporate social responsibility and sustainability subjects—some of which are discussed in this proxy statement—will be covered by the Company’s ESG team in this process, including, without limitation, our: corporate governance practices; business ethics and compliance; data privacy and data security measures; energy usage and waste reduction efforts; human capital management practices; diversity and inclusion initiatives; and community engagement and philanthropy. The Company intends to provide further information on its ESG initiatives in the upcoming months and years. We currently intend to finalize and publish a detailed outline of our ESG reporting efforts in 2020, and release our first annual ESG report in 2021.

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EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (collectively, our “named executive officers” or “NEOs”) in all capacities to us and our subsidiaries during 2019.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

●

describing the business environment in which we operate and the resulting requirements for talent;

●

summarizing our compensation principles and objectives;

●

outlining our decision-making approach related to executive compensation; and

●

describing the elements and rationale behind our compensation programs and awards for 2019, as well as any changes made to date for 2020.

This CD&A includes:

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers, and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation principles and programs, as well as compensation-related actions taken during 2019 for our named executive officers.

For 2019, our named executive officers were:

●

Robert Kotick, our Chief Executive Officer;

●

Dennis Durkin, our Chief Financial Officer and President of Emerging Businesses;

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Collister Johnson, our then-President and Chief Operating Officer, who is currently employed by the Company as a Special Advisor to our CEO;

●

Claudine Naughton, our Chief People Officer; and

●

Chris B. Walther, our Chief Legal Officer.

Changes to our Executive Compensation Program During 2019

Changes and Improvements to our Annual Cash Bonus Plan, the CAIP

Changes to the CAIP Following the TCJA

Cash bonuses under our CAIP were historically structured to simultaneously achieve tax deductibility under Section 162(m) and allow the Compensation Committee flexibility in awarding pay that matched each executive’s actual performance. To achieve these goals, there was a single performance objective that, if met or exceeded, would allow for the payment of a bonus to each executive to the maximum permitted under the Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”). Then, the Compensation Committee, using the negative discretion permitted by the tax rules and accompanying plan design, would reduce the payment to him or her so that his or her actual bonus would match his or her actual performance. Following the enactment of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “TCJA”), the

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performance-based compensation exception to Section 162(m) that we utilized to achieve deductibility for the bonuses is no longer available. For 2019, while the Compensation Committee preserved the approach of requiring that a threshold level of performance be met before any executive would receive any payment under the CAIP, we did not establish a single objective for which achievement would “fund” the bonuses at the maximum permitted for the year.

Improvements to the CAIP Design

To increase the effectiveness of incentivizing and assessing performance, the Compensation Committee introduced the following enhancements for the CAIP opportunities for our executives for 2019:

1.

The threshold required to be met before any executive would receive any payment under the CAIP, regardless of his or her performance, was increased to 90% of the AB Adjusted OI target set forth in the AOP, from 75%.

2.

The threshold required to be met before any executive would receive any payment under the CAIP with regard to any financial metric (e.g., operating income, earnings per share or cash flow) was increased to 90% from 75% or 85%, as the case may be, of the target for that metric set forth in the AOP.

3.

Payments associated with below-target performance related to any financial metric were reduced so that: (a) performance at 90% of the target for that metric set forth in the AOP would result in a payment of 50% of the target payment; (b) performance between 90% and 95% of the target for that metric set forth in the AOP would result in a payment of between 50% and 85% of the target payment (with straight-line interpolation for points in between); and (c) performance between 95% and 100% of the target for that metric set forth in the AOP would result in a payment of between 85% and 100% of the target payment (with straight-line interpolation for points in between). For 2018, performance between the threshold and maximum performance level would have resulted in a payment at that same level (e.g., 85% performance as a percentage of target would have resulted in a payment equal to 85% of the target).

4.

The assessment of strategic objectives was improved to introduce an assessment of performance across a set of annual and long-term strategic priorities identified by our Compensation Committee at the beginning of the year. These priorities generally fell into the following categories: (a) attracting, retaining and motivating top talent; (b) cultivating new business opportunities and expanding existing ones; (c) delivering production and development milestones; and (d) increasing productivity.

Reduction in Target Award Grant Date Values

Pursuant to our employment agreement with Collister Johnson, dated as of May 10, 2017 (the “Johnson Employment Agreement”), and our employment agreement with Chris B. Walther, dated as of November 1, 2016 (the "Walther Employment Agreement"), each of Mr. Johnson and Mr. Walther is eligible to receive annual grants of performance-based vesting restricted share units, each representing the conditional right to receive one share of our Common Stock upon the achievement of one or more specified performance objectives and subject to continued employment through the stated vesting date (“PSUs”). These PSUs vest based on the achievement of financial objectives set forth in the Company’s long-range strategic plan, with a target value of $1 million and $625,000, respectively. For awards made during 2019, in the case of each executive, the Compensation Committee elected to utilize its discretion and reduce the target value upon grant to 80% of his target.

Newly Hired Executive Officers

During 2019, Claudine Naughton joined us as Chief People Officer. Consistent with the feedback we have received from our stockholders and our commitment to aligning the interests of our executive officers with those of our stockholders by providing a significant portion of compensation in the form of performance-based bonuses and equity awards:

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84% of the total compensation received by Ms. Naughton for 2019 was performance-based.

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She is not entitled to any guaranteed base salary increases.

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She does not have any “change of control” protection.

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She is eligible for an annual bonus under the CAIP for which payment, if any, will depend on achievement of the financial and strategic objectives established.

●

Her equity awards are contingent on the achievement of specified performance objectives, or in the case of stock options, directly dependent upon the appreciation in the value of our Common Stock.

During 2020, Daniel Alegre joined us as President and Chief Operating Officer, succeeding Collister Johnson, who is currently employed by the Company as a Special Advisor to our CEO. For more information regarding Mr. Alegre’s performance-based bonus and equity award opportunities, please see the Company’s Form 8-K, filed with the SEC on March 11, 2020.

2019 Business Performance

2019 was a year of transition and investment for the Company, and we made significant progress in positioning our key franchises, and the Company, for growth. In 2019:

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Net revenues were $6.5 billion.

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Net revenues from digital channels were $4.9 billion and were 76% of overall net revenues.

●

Earnings per diluted share were $1.95.

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Operating income was $1.6 billion.

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Operating cash flow was $1.83 billion.

●

Net bookings(1) were $6.39 billion, including in-game net bookings(1) of $3.37 billion.

(1)

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals. In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period and is equal to in-game net revenues excluding the impact from deferrals.

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●

In the fourth quarter, we had 409 million monthly active users (i.e., MAUs),(1) 128 million of which were at Activision, 32 million of which were at Blizzard, and 249 million of which were at King.

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Call of Duty®: Modern Warfare® unit sell-through increased by a double-digit percentage versus Call of Duty®: Black Ops 4, with growth across both PC and console. PC sell-through on Battle.net grew 50% year-over-year. Modern Warfare saw strong growth in full-game downloads with console digital mix at nearly 50%.

●

Call of Duty® Mobile installs exceeded 150 million during the year, and the game reached the top of the download charts in more than 150 countries and regions, ending the year in the top-15 grossing games in U.S. app stores.(2)

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World of Warcraft® exited the year with an active player community(3) more than twice the size of its ending level at June 30, 2019.

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Hearthstone® launched the Descent of DragonsTM expansion and rolled out the new Battlegrounds game mode in the fourth quarter of the year.

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Candy Crush SagaTM mobile reach grew year-over-year, and it was the top-grossing title in the U.S. app stores.(4)

●

King’s advertising net bookings(5) exceeded $150 million.

However, we did not achieve all the goals we set for ourselves. As a result, consistent with our pay-for-performance approach, overall CAIP bonus payments to our NEOs ranged between 82% and 104% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2019 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 107%.

Our Relative Total Shareholder Return

The following graph compares the cumulative total shareholder return (“TSR”) on our Common Stock, the Nasdaq Composite Index, the S&P 500 Index, and the RDG Technology Composite Index. The graph assumes that $100 was invested on December 31, 2014, and that dividends were reinvested daily. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Activision Blizzard, Inc. under the Exchange Act or the Securities Act of 1933.

(1)

We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

(2)	Based on App Annie Intelligence and internal estimates for respective regions, app stores, and periods.
(3)	Community is defined as players with monthly or longer-term subscriptions.
(4)	Based on App Annie Intelligence.
(5)

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals. In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period and is equal to in-game net revenues excluding the impact from deferrals.

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Our Corporate Strategy

Our executive compensation program plays a key role in our financial and operational success. We place great importance on our ability to attract, retain, and motivate talented executives who can continue to grow our business by putting focus on the four key strategic drivers of our business:

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Strong cadence of major content releases: Our expanded franchise development teams are accelerating the cadence of major content releases across our portfolio of fully-owned franchises to invigorate our communities and attract new audiences.

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Growing stream of live operations: We continue to grow our “live operations” capabilities, delivering content, services, features, and events, to drive engagement and recurring revenues.

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Expansion of our franchises to mobile: We are building on our mobile leadership by extending our console and PC franchises to the largest and fastest-growing gaming platform.

●

New franchise engagement models: We are investing in esports and advertising to enable new opportunities for our fans to engage with our intellectual property, further enhancing the durability of our franchises.

Our executive compensation program is designed to reward the achievement of specific financial objectives and the creation of long-term stockholder value, and the strategic drivers above are the underpinnings of the individual strategic objectives established for our executives.

Aligning Pay with Performance

A significant portion of the compensation our executive officers receive is in the form of performance-based bonuses and performance-aligned equity awards. Executive officers are rewarded according to the financial performance of the Company, as well as the level at which they achieve the strategic objectives our Compensation Committee sets for each of them. This approach is designed to hold our executive officers accountable for our performance and thereby align their interests with those of our stockholders. The following table illustrates certain elements of our executive compensation program, with a focus on our use of performance-based incentives.*

Name	Program	Performance Period	Service Period	Performance Linkage	Pay-For-Performance Linkage
Annual incentive	CAIP	1 year	~1.2 years from beginning of performance year	AB Adjusted OI, EPS, FCF, key annual and long-term strategic priorities	Annual assessment of performance versus objectives established at beginning of year
Long-term incentive	PSUs (OI)	1 year	Varies, generally up to 3.25 years from grant	AB Adjusted OI, stock price	Assessment of performance versus objectives established for relevant performance period
	PSUs (Long-Range Strategic Plan)	3-year cumulative	Varies, generally 3.5 years from grant		Assessment of financial objectives set forth in the Company’s long-range strategic plan
	Stock Options	10-year life (contingent on employment)	Varies, generally up to 3 years from grant	Stock price	Direct alignment with shareholder interests, as any value appreciation is contingent on stock price performance
* This table is not intended to be exhaustive. For example, long-term incentives granted to certain of our NEOs also assessed 2019 performance by reference to AB Adjusted EPS.

Our 2019 Financial Performance

The Compensation Committee believes that financial objectives aligned with our AOP for a given year are a robust and meaningful measure of the performance of our executives. The process for creating our AOP is rigorous and includes a detailed review of market trends, a “bottoms-up” build of financial objectives based on each franchise’s content plans, and the creation of a detailed budget with respect to all anticipated operating costs. In some instances, our financial objectives for a year may be lower than the prior year’s objectives or results as underlying variables (e.g., market trends, the volume of titles or other content we plan to release, or our level of planned investment in growth initiatives) change.

Set forth below are certain of the Activision Blizzard-level financial metrics used to assess our named executive officers’ 2019 performance:

Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Objectives and Actual Results
	AOP Objective	Actual Results	Actual Achievement
AB Adjusted Operating Income	$2,015	$2,080	103%
AB Adjusted EPS	$2.10	$2.25	107%
AB Adjusted Free Cash Flow	$1,560	$1,769	113%
(1)

The corporate performance measures underlying 2019 performance-related compensation are non-GAAP measures. For more information on these non-GAAP measures, including how these measures are calculated and why our Compensation Committee believes they are an appropriate way to assess our executives’ performance, see “General—Financial Measures Used in this Proxy Statement—Financial Metrics Used to Measure 2019 Compensation-Related Performance” above.

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Performance Alignment via our CAIP

For 2019, each of our executive officers was eligible for a bonus under the CAIP, contingent upon the executive’s achievement of the financial and strategic objectives set for him or her by the Compensation Committee at the beginning of the year (or, for an executive joining during the year, promptly after his or her employment starts). For 2019, financial metrics for all NEOs participating in the CAIP included profitability and free cash flow measures. For purposes of these financial metrics, our performance ranged from 103% to 113% of target. Performance against the strategic objectives set for our executives ranged from 46% to 100% of target. CAIP bonus payouts for 2019 directly reflect performance against those specific objectives. As such, for 2019, Mr. Kotick received a CAIP-related payout equal to 82% of his target bonus, and our other NEOs received CAIP-related payouts ranging from 82% to 104% of their target bonuses.

The following tables illustrate the relationship between the Company’s 2019 financial performance, as measured by the Activision Blizzard-level financial objectives underlying the opportunities for our participating NEOs, and the payments awarded them based on both financial and strategic performance, as compared to the range of potential payments:

(1)

Maximum payout potential as a percentage of target as shown above represents the maximum bonus a participating NEO was eligible to receive under the CAIP with regard to the relevant metric. For further detail on the 2019 bonus opportunities under the CAIP for our participating NEOs, please see “—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” below. As discussed under “General—Financial Measures Used in this Proxy Statement” above, performance is measured by reference to non-GAAP measures.

(2)

The actual payout as a percentage of target shown above for each participating NEO represents the bonus amount specifically related to performance measured against his or her 2019 CAIP opportunity.

Please see “—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses—Incentive Opportunities under the CAIP” below for more information.

Performance Alignment via our Equity Awards

The equity incentives granted to our NEOs in 2019 generally consisted of PSUs and stock options. As such, these equity awards were aligned with performance, as the PSUs will not vest unless one or more specified performance objectives are achieved and stock options are inherently performance-based, since any financial gain is directly dependent upon the appreciation in the value of our Common Stock and, as such, squarely link executive pay with Company performance. In addition, all of the PSUs include a threshold level of performance (e.g., 85% of the objective) which, if not satisfied, will result in the cancellation of the award and a maximum level of performance (e.g., 125% of the objective) which, if exceeded, will not result in any additional vesting of the award. Further, each named executive officer had equity awards which had the potential to vest based on 2019 financial performance objectives. Please see “—Elements of Our Executive Compensation Program for 2019—Equity Awards” below for more information. The sole exception was a grant of restricted share units with time-based vesting, each representing the conditional right to receive one share of our Common Stock, to Mr. Walther following our annual review of the total compensation opportunities of each our executives.

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Overall Pay-For-Performance Alignment

For 2019, 94% of the CEO’s total compensation, and 66% of the average total compensation of the remaining named executive officers, was performance-based, as illustrated below:

As a result of this strong pay-for-performance alignment, overall CAIP bonus payments to our NEOs ranged between 82% and 104% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2019 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 107%.

Best Practices of Our Compensation Programs

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

●

Performance-Aligned Equity Awards—We award performance-based vesting restricted share units (i.e., PSUs) with vesting contingent on the achievement of specified performance objectives and stock options, for which any financial gain is directly dependent upon the appreciation in the value of our Common Stock and, as such, squarely link executive pay with Company performance;

●

Multi-Year Vesting of Equity Awards—We generally make equity awards to our executive officers that vest over multiple years, which encourages a focus on long-term stockholder value creation;

●

Conservative Granting of Equity—In an effort to limit potential stockholder dilution, our Compensation Committee grants equity incentives judiciously and reviews our share usage (i.e., our so-called “burn rate”) quarterly;

●

No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid under that plan if a minimum financial objective is not achieved;

●

Stock Ownership Guidelines—We have meaningful stock ownership guidelines for our executive officers and directors;

●

Limited Perquisites and Retirement Benefits—We provide limited perquisites to our executive officers and the only retirement plans in which they participate are our 401(k)/qualified defined contribution retirement plans;

●

Formal Risk Management Programs—We maintain strong internal controls, governance, and review structures, as well as formal risk management programs;

●

No Hedging of Company Stock—We prohibit our employees (including our executives and any entity over which any employee or immediate family member sharing the same household of any employee has or shares voting or investment control) from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock, or establishing or using a margin account with a broker-dealer to trade our securities;

●

“Clawback” Policy on Incentive Awards—In the event of an earnings restatement, we may “claw back” certain performance-based compensation (including both short-term and long-term incentives) paid or awarded to the executives responsible;

●

Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent compensation consultant that has no other relationship with the Company or its management; and

●

Comparator Group Review—The Compensation Committee monitors our comparator group annually to ensure it continues to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent.

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Stockholder Engagement and Our 2019 Stockholder Advisory Vote on Executive Compensation

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to our executive compensation and any other matters of importance to them. We seek to establish sustained, long-term, and robust stockholder engagement on these topics to ensure our practices align with our stockholders’ interests. Our direct engagement with stockholders, during 2019 as well as in previous years, has influenced several important actions taken by our Compensation Committee with respect to compensation for our executive officers.

In conducting our engagement in advance of the 2019 annual meeting, members of our management team reached out to stockholders who collectively held approximately 66% of our Common Stock and spoke with each such holder who was willing to speak with us. Eighty-one percent of the votes cast at the 2019 annual meeting of our stockholders were voted in favor of our advisory “say-on-pay” proposal.

Following the 2019 annual meeting, we continued engagement during the fall of 2019, again reaching out to stockholders who collectively held approximately 66% of our Common Stock to gain additional perspective from them.

A summary of recurring themes we heard from our stockholders throughout the year with respect to our executive compensation, which was presented to the Compensation Committee, is set forth below, along with key elements of our existing programs.

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Themes We Heard from Our Stockholders	Highlights of Our Executive Compensation Program
●

Appreciation of our Compensation Committee’s responsiveness and actions to improve our compensation programs

●

Endorsement of continued focus on pay-for-performance alignment with our strategic objectives and growth

●

Calls for reduced complexity within certain contract provisions

●

Calls for limitation of overlapping pay opportunities

●

Calls for greater differentiation of performance metrics between annual- and long-term incentive opportunities

●

Calls for increased transparency with respect to the strategic objectives underlying our long-term incentive opportunities

●

No increase in the base salary for any NEO since our February 2019 annual salary review

–No increase in our Chief Executive Officer’s base salary since 2017

●

Strong pay-for-performance alignment

–94% of total compensation for our Chief Executive Officer for 2019 was performance-based

–The annual bonus paid to our Chief Executive Officer under the CAIP for 2019 was 82% of target, reflecting strategic performance falling short of expectations

–We utilize performance-based vesting restricted share units (i.e., PSUs), with award values determined based on prior performance and/or vesting contingent on the achievement of specified performance objectives

–We utilize stock options, for which any financial gain is directly dependent upon the appreciation in the value of our Common Stock

●

Strong emphasis on growth, as demonstrated by the grant of a performance-based equity award contingent on AB Adjusted EPS growth to our Chief Operating Officer, the incremental bonus opportunity for our Chief Operating Officer contingent on AB Adjusted EPS growth, and the grant of performance-based equity awards contingent on cumulative three-year performance to certain executives

●

Use of equity awards to our Chief Executive Officer during 2019 and our President and Chief Operating Officer during 2020 contingent on our stock price performance relative to the S&P 500

●

Mix of compensation that incentivizes both our short-term strategic objectives (e.g., through cash bonus programs) and long-term strategic objectives (e.g., via equity incentives)

●

Use of clearly-defined performance objectives, both short- and long-term, which provide a direct alignment between our business strategy, financial results, and incentive payments

●

Utilize numerous financial metrics in our incentive plans to measure performance including AB Adjusted EPS, AB Adjusted Operating Income, AB Adjusted Free Cash Flow, and TSR

●

Utilize certain equity awards that provide for vesting beyond any applicable contract end dates (e.g., 2019 awards to our Chief Executive Officer)

●

Fiscally responsible and judicious approach to equity usage, with three-year average equity usage among the bottom one-third of our comparator group

Actions Taken in Response to 2019 Shareholder Engagement

We continue to monitor recurring themes we hear from our shareholders, including that we “ensure an appropriate mix of performance metrics.” When determining performance metrics relevant to each executive officer’s compensation, the Compensation Committee assesses the executive’s role and desired outcomes for our business. As such, the CAIP award for each named executive officer was contingent on a mix of financial and strategic objectives, including ones related to production and development milestones, growth of our franchises and expanding our capabilities. The equity awards to named executive officers in 2019 included performance metrics contingent on profitability, growth, relative stock price performance, and cumulative profitability over a multiple year period. Further, the 2019 equity awards granted to Mr. Kotick and the awards vesting by reference to our 2019 long-range strategic plan granted to other executives are all eligible to vest on a date after the end of the contractual term of employment of the relevant executive.

We are committed to continuing our active engagement with stockholders, in a manner that is simultaneously responsive to the input we received and appropriate for the Company, as well as preserving our emphasis on pay-for-performance.

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Compensation Principles and Objectives

Our Compensation Principles

Align Compensation with Stockholder Interests—A substantial portion of our executives' compensation opportunity is variable, stock-based, and linked to performance metrics that are intended to increase stockholder value, so that executive compensation is aligned with the interests of stockholders.

Pay for Performance—Annual and long-term incentive awards are linked to the Company’s financial performance, incentivizing executives to drive corporate performance.
Pay Competitively—We offer competitive total compensation in order to attract, retain, and motivate top executives with the characteristics needed to operate in our industry.

The Compensation Committee regularly reviews and refines our executive compensation program to ensure it supports our compensation principles. The following are the current objectives underlying the compensation of our executive officers:

What We Do
✓

We Balance Near-Term and Long-Term Strategic Objectives—We provide a mix of compensation to incentivize both our short-term strategic objectives (e.g., through cash bonus programs) and long-term strategic objectives (e.g., via equity incentives).

✓

We Create Clearly Defined Short- and Long-Term Objectives Aligned with Our Strategy—Performance objectives, both short- and long-term, are clearly defined to provide clear alignment between our business strategy, financial results, and incentive payments.

✓	We Balance the Objectives Underlying Incentive Bonuses—The CAIP opportunities for our participating executive officers include both financial and strategic objectives.
✓	We Use Employment Agreements to Attract and Retain Key Executive Talent—We use employment agreements to attract and retain executive talent.
✓

We Can Claw Back Improperly Earned Compensation—In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid or awarded to the executives responsible.

✓	We Use Two-Tier Approval for Incentive Awards—We generally require at least two levels of approval for incentive awards (i.e., management and our Compensation Committee).
✓	We Have Stock Ownership Guidelines—We expect our executive officers and directors to beneficially own a specified, meaningful amount of our Common Stock.
✓

We Use an Independent Compensation Consultant—Our Compensation Committee receives advice and analysis regarding executive compensation from a consultant that is independent and provides no other services to the Company.

✓	We Provide Limited Benefits—We provide modest supplemental health and welfare benefits, retirement benefits, and perquisites.
What We Don’t Do
✗

We Don’t Put Our Executives Before Our Stockholders—Executive compensation that is variably linked to the performance of the Company helps to align the priorities and interests of executive officers and stockholders.

✗	We Don’t Incentivize Excessive Risk Taking—Performance objectives linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
✗	We Don’t Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.
✗

We Don’t Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

✗

We Don’t Generally Provide Change-of-Control Protection—Our Chief Executive Officer is the only named executive officer entitled to any change-of-control protection and would only receive it if terminated after a change of control (i.e., requiring a “double trigger”).

✗

We Don’t Gross Up Section 280G Excise Taxes—Mr. Kotick—our only named executive officer entitled to a payment upon a change of control (and then, only upon a subsequent termination of his employment)—is not entitled to a gross-up in respect of any excise taxes imposed under Section 280G of the Internal Revenue Code on those payments.

✗	We Don’t Reprice Stock Options—The 2014 Plan, under which all of our equity incentive awards are now granted, prohibits the repricing of “underwater” equity awards without stockholder approval.
✗	We Don’t Pay Dividends on Unearned Awards—None of our equity awards are entitled to receive dividend equivalents, and we do not intend to grant such awards in the future.
✗	We Don’t Guarantee Salary Increases—None of our named executive officers is entitled to a guaranteed salary increase.
✗

We Don't Allow Hedging of Our Stock—We prohibit our employees (including our executives) and directors from “shorting” Company stock, engaging in “puts,” “calls,” or other hedging transactions involving Company stock, or using margin accounts with Company stock.

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Decision-Making Approach to Executive Compensation

Factors Influencing Compensation Decisions

Our Compensation Committee believes that executive pay should be determined using a holistic approach, involving an evaluation of a wide variety of factors, rather than targeting a specific percentile of the compensation of the executives at companies against which we compete, or may compete, for key talent. These factors include, but are not limited to:

●

Labor Market Conditions—An assessment of the competitive market to provide compensation packages that allow us to attract, retain, and motivate the key executive talent necessary for our long-term success, which may include a review of current executive compensation trends and best practices, as well as compensation data from our comparator group and/or published surveys.

●

Individual Considerations—An evaluation of the executive’s individual skill set and experience, his or her historical performance and expected future contributions to the Company, and the potential impact of an executive’s departure if he or she were to leave the Company.

●

Company Performance—A review of our recent and historical financial and operating performance, as well as future strategic initiatives, and the executive’s role in helping drive that performance.

●

Internal Pay Equity—A review to determine if compensation levels are internally fair and equitable relative to his or her role, responsibilities, and working and/or reporting relationships.

●

Stockholder Feedback—The feedback the Compensation Committee has received from stockholders with respect to our executive compensation practices.

The Compensation Committee does not use a predefined framework to weigh the importance of each of these factors, and the emphasis placed on specific factors may vary from executive to executive. Ultimately, the terms on which any given executive officer is employed reflect the Compensation Committee’s independent judgment as to the amount and form of compensation necessary to attract, retain, and motivate that individual.

Highly Competitive Business Environment and Associated Talent Requirements

We operate in the interactive entertainment industry, which exists at the nexus of the gaming, media, entertainment, and technology sectors. Our industry is intensely competitive and constantly evolving. It features a number of unique characteristics, including:

●

a dependence on a relatively small number of titles for a disproportionate level of revenues and profits;

●

an increasing importance on building and growing franchises with sustained game quality and ongoing content releases;

●

rising costs of development, partially due to increasingly complex technological requirements; and

●

a global consumer base that expects entertainment content delivered through an increasingly varied range of channels.

We believe that, in order to succeed in this fast-changing business environment, we require executive talent with very specialized qualifications, including:

●

significant global experience managing complex brands and franchises;

●

in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

●

aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly-changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries (e.g., gaming, entertainment, and technology), including some that are larger and more mature than ours, and, therefore, the Compensation Committee takes into consideration a wide variety of factors, including compensation provided to executives at companies against which we compete, or may compete, for such talent.

Use of Employment Agreements

Our employment agreements with our executives specify base salary, incentive opportunities, and the terms and conditions of the equity awards which may be granted thereunder, as well as provisions regarding the consequences of termination of employment and restrictive covenants, such as non-competition and non-solicitation provisions. The terms of each of these agreements have been approved by the Compensation Committee, which utilized its judgment to determine the appropriate amount and form of compensation and other terms of employment necessary to recruit, retain, and motivate the executive, based in part upon the specific negotiations with the executive. Please see “—Employment Agreements” below for further information about the agreements with our named executive officers.

Employment agreements are common in the broader entertainment industry, from which we recruit talent, and we believe that having multi-year employment agreements with our executives is critical in enabling us to attract and retain them. Using multi-year contracts also allows us to design compensation arrangements with a mix of incentive opportunities designed to reward executives for achievement of the Company's short- and long-term goals, which we view in totality when assessing the executive’s compensation and performance during the term. For example, pursuant to his current employment agreement with us, dated as of October 1, 2016 (the “Kotick Employment Agreement”), our Chief Executive Officer, Mr. Kotick, has received, or is eligible to receive, incentive awards based on financial metrics such as operating income and earnings per share, and shareholder returns, both absolute and relative, in each case, over a variety of performance and service periods, both within and beyond the term of his agreement. For more information on the Kotick Employment Agreement, see “—Employment Agreements—Robert Kotick” below.

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Comparator Company Data and Compensation Surveys Referenced

Our 2019 executive compensation was benchmarked against the following 16 comparator companies:
Adobe Inc.	Electronic Arts Inc.	salesforce.com, inc.
Booking Holdings Inc.	Expedia Group, Inc.	Sirius XM Holdings Inc.
CBS Corporation	Intuit Inc.	Symantec Corporation
Discovery, Inc.	Netflix, Inc.	Twenty-First Century Fox, Inc.
eBay Inc.	PayPal Holdings, Inc.	Viacom Inc.
The Walt Disney Company

The Compensation Committee, in evaluating our executive compensation program, utilizes compensation data obtained from SEC filings made by companies in our comparator group, including compensation elements of the named executive officers of those companies, company-wide equity usage rates, and potential dilution from equity plans.

In selecting this comparator group, the Compensation Committee considered: companies with whom we have historically directly competed for talent; participants within our industry sectors, as well as companies in adjacent industries; companies with comparable business models and organizational complexity; companies with comparable geographic footprints; and companies with comparable annual revenues and/or market capitalization. Among these comparator companies, our 2018 revenues of $7.5 billion approximated the 34th percentile, while our market capitalization approximated the 53rd percentile (in each case, as of March 2019).

Both our management and Compensation Committee regularly monitor our comparator group, as the nature and scope of our business and potential talent pool evolve, to ensure the companies to which we reference continue to reflect an appropriate mix of the industry segments in which we compete, or may compete, for key talent. As such, during 2019—but after the data analysis used in connection with our 2019 compensation decisions was done: Twenty-First Century Fox, Inc. was removed following the acquisition of a majority of its assets by The Walt Disney Company, and Fox Corporation, which received the remainder of Twenty-First Century Fox’s assets, was added; and ViacomCBS Inc. replaced both Viacom and CBS in the comparator group, following the merger of Viacom, Inc. and CBS Corporation.

In reviewing the compensation of our executive officers, the Compensation Committee, with the support of its independent compensation consultant and our management, also annually consults third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees, and other similar business-related factors in order to discern broader compensation trends in the market. During 2019, we referenced surveys published by Radford as an additional source of data to supplement pay information that is not publicly available.

This compensation data from our comparator group and published surveys help the Compensation Committee understand the sectors in and with which we compete for talent, providing it with an important frame of reference. The Compensation Committee, as it deems appropriate, considers the compensation practices of any other companies with which we compete for executive talent. Furthermore, the Compensation Committee evaluates broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element. As noted above, our Compensation Committee does not target a specific percentile of the compensation paid to the executives at companies against which we compete, or may compete, for key talent but, rather, believes that pay levels should be determined using a holistic approach, involving an evaluation of a wide variety of factors.

Roles of the Key Participants in the Executive Compensation Decision-Making Process

Decisions regarding compensation for our executive officers are at the discretion of our Compensation Committee. To help inform these decisions, the Compensation Committee regularly reviews materials, advice, and analysis provided by our management and external compensation consultants in deciding on executive compensation matters, as described in more detail below.

Compensation Committee

●

Establishes our executive compensation principles.

●

Reviews and approves all compensation of our executive officers.

●

Has oversight of the Company’s long-term strategy for employee compensation.

●

Reviews and approves the corporate objectives relevant to our chief executive officer’s compensation, evaluates his or her performance in light of those objectives, and determines his or her compensation based on that evaluation.

●

Selects and monitors the Company’s comparator group.

●

Evaluates compensation-related information and recommendations provided by our management and outside advisors.

●

Annually reviews the compensation payable to our Board.

●

Administers our equity incentive plans, including:

–

approving equity award guidelines;

–

approving all equity awards; and

–

monitoring our equity usage and resulting potential dilution.

●

Reviews and approves executive officer employment and severance agreements.

●

Evaluates broad industry trends and practices.

●

Engages, retains, and, where appropriate, terminates its engagement with its independent compensation consultants.

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For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees—Compensation Committee” above.

Compensation Committee’s Independent Compensation Consultant

●

Reports directly to the Compensation Committee and regularly attends Compensation Committee meetings.

●

Consults with the members of the Compensation Committee outside of formal committee meetings and without the participation of management, when requested by the Committee.

●

At the Compensation Committee’s direction, interacts with our management from time to time in order to obtain the information it deems necessary to form its recommendations to the Committee.

●

Provides the Compensation Committee advice on the appropriateness and market competitiveness of our executive and director compensation programs.

●

Presents third-party data and provides advice and expertise on director and executive compensation trends, pay programs and pay levels, and other emerging “best practices” relating to such compensation.

●

Analyzes materials provided by our management to the Compensation Committee to ensure that those materials are consistent with the Company’s principles with respect to director and executive compensation and reasonable vis-à-vis the Company’s comparator group.

●

Assists the Compensation Committee with its determination as to who should be included in the Company’s comparator group, and reviews current comparator group members.

Since October 2013, the Compensation Committee has retained Exequity as its independent compensation consultant.

Executive Officers and Management

●

Our management assists the Compensation Committee in formulating the Company’s compensation programs and plans, including by, among other things:

–

regularly advising the Compensation Committee with respect to our business strategies and operational priorities and plans;

–

regularly making recommendations to the Compensation Committee on the Company’s compensation practices, including with respect to effective types of incentive rewards and the individual performance of our executives;

–

monitoring the Company’s comparator group and trends in the market; and

–

supporting the development of the materials for each Compensation Committee meeting.

●

Our chief executive officer reviews the performance of the Company’s executive officers and provides his or her recommendations to the Compensation Committee with respect to our executive officers’ compensation.

●

No member of our management has a direct role in determining his or her own compensation. Further, decisions pertaining to the compensation of our chief executive officer are reviewed and discussed by the Compensation Committee in executive session, without the presence of the chief executive officer or any other member of our management.

During 2019, our Compensation Committee interacted directly with members of our management, as appropriate.

Equity Award Granting Policy

All equity awards are approved by our Compensation Committee with the exception of grants to our non-employee directors, which are approved by the full Board. Pursuant to a policy approved by our Compensation Committee, awards are generally effective on the third trading day following approval unless the Company is in a “trading blackout,” as described in our insider trading and pre-clearance policies, in which case the effective date of the awards is instead one trading day after the blackout period is no longer in effect.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code—Limits on Compensation Deductibility

Section 162(m) generally prevents a publicly held corporation from taking a U.S. tax deduction when compensation paid to a “covered employee” exceeds $1.0 million in any taxable year. Prior to the enactment of the TCJA, a corporation’s covered employees generally consisted of any person who was the chief executive officer at any time during the tax year and the next three most highly paid NEOs as of the last day of the taxable year, other than the chief financial officer, who was excluded. Further, before the TCJA was enacted, “performance-based” compensation was not subject to this limit on deductibility, provided such compensation met specified requirements. Deductibility of performance-based compensation under Section 162(m) was eliminated by the TCJA, effective January 1, 2018, subject to limited transition rules. In addition, the definition of “covered employees” under Section 162(m) was expanded as of January 1, 2018, to include any person who was the chief financial officer at any time during the relevant tax year and to provide that any person who was a covered employee as of January 1, 2017, or becomes a covered employee thereafter, will remain a covered employee in perpetuity.

As a result, for taxable years beginning after December 31, 2017, other than any compensation “grandfathered” under the TCJA transition rules, we will not be able to deduct any compensation in excess of $1 million paid to any of the executives described above. We have considered, and will continue to consider, the applicability of the transition rules to our executive compensation.

We continue to believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain, and motivate the best executive talent, even if such arrangements may result in non-deductible compensation expenses. We have not currently made any changes to our executive compensation program in response to the TCJA’s impact on Section 162(m), except for the changes to the CAIP described above under “—Overview—Changes to our Executive Compensation Program During 2019—Changes and Improvements to our Annual Cash Bonus Plan, the CAIP.”

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Section 409A of the Internal Revenue Code—Limits on Deferral of Compensation

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Elements of Our Executive Compensation Program for 2019

An overview of the primary elements of our executive compensation program and their purposes is presented below. Not all elements are applicable to all named executive officers. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and strategic objectives. Our compensation principles allow us to attract, retain, and motivate the best talent in our industry, as evidenced by our performance.

Base Salary

In establishing the annual base salary rate for an executive officer, the Compensation Committee considers his or her role, his or her performance, his or her annualized total compensation opportunities, salaries paid to the executive's peers within the Company, and the total compensation opportunities of executives in comparable positions and with similar responsibilities at other companies by reference to data from our comparator group and published surveys. For information about our comparator group, see “—Decision-Making Approach to Executive Compensation—Comparator Company Data and Compensation Surveys Referenced” above.

None of our named executive officers have contractual entitlements to salary increases (see “—Employment Agreements” below). Salary increases are generally only provided to an executive officer:

●

upon his or her entry into a new or revised employment agreement with the Company or one of its subsidiaries; or

●

in connection with our annual review of executive base salaries.

The table below reflects the salaries approved for 2019 during our annual review process, along with any other adjustments since that time:

Name	Salary at beginning of 2019 ($)		Changes during 2019 (%)	(1)	Salary at end of 2019 ($)	(1)	Changes during 2020 as of date hereof (%)		Salary as of date hereof ($)
Robert Kotick	1,750,000		0	(2)	1,750,000	(2)	0	(2)	1,750,000	(2)
Dennis Durkin	900,000	(3)	0		900,000		0		900,000
Collister Johnson	1,329,640		+1.5		1,349,585		0		1,349,585
Claudine Naughton	—	(4)	—	(4)	650,000		0		650,000
Chris B. Walther	761,889		+11.0		845,700		0		845,700
(1)

The changes to base salary were effective in February 2019, following our annual salary review during that year.

(2)

Mr. Kotick’s annual base salary has not changed since January 1, 2017.

(3)

Mr. Durkin became our Chief Financial Officer and our President of Emerging Businesses on January 2, 2019, at which point his annual base salary became $900,000.

(4)

Ms. Naughton’s employment with us began on August 14, 2019.

As noted above, as of the date hereof, the base salary of Mr. Kotick has not changed since 2017, and the base salary of each of our other named executive officers has not changed since February 2019.

Corporate Annual Incentive Plan Bonuses

Incentive Opportunities under the CAIP

CAIP Plan Design: Driving Financial Results and Strategic Initiatives

Cash bonuses under our CAIP are designed to drive our financial results and to incentivize individual contributions toward operational and strategic initiatives. To that end, for 2019, the Compensation Committee established a threshold objective based on operating income which, if not met, would have resulted in the elimination of all bonuses to our named executive officers under the CAIP. The Compensation Committee then established objectives for each named executive officer, 60% of which were based on financial objectives and the remaining 40% of which were based on key annual and long-term strategic priorities.

Setting Threshold, Target and Maximum Payout Opportunities under the CAIP

Threshold Opportunities

As a primary matter, if AB Adjusted Operating Income for the year was less than 90% of the AB Adjusted Operating Income objective set forth in the AOP for the year, none of our executive officers would have been eligible to receive a bonus under the CAIP for the year, regardless of the level at which his or her individual financial or strategic objectives was achieved.

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Assuming the overall threshold objective was satisfied, before any named executive officer would receive any payment under the CAIP with regard to any financial objective established for him or her, the threshold required to be met was 90% of the target for that measure set forth in the 2019 AOP. Further, below-target performance would result in a payout decreased by a greater extent than the upside opportunity for above-target performance: (a) performance at 90% of the target for any financial metric set forth in the AOP would result in a payment of 50% of the target payment; (b) performance between 90% and 95% of the target for that metric set forth in the AOP would result in a payment of between 50% and 85% of the target payment (with straight-line interpolation for points in between); and (c) performance between 95% and 100% of the target for that metric set forth in the AOP would result in a payment of between 85% and 100% of the target payment (with straight-line interpolation for points in between). For 2018, performance between the threshold and maximum performance level would have resulted in a payment at that same level (e.g., 85% performance as a percentage of target would have resulted in a payment equal to 85% of the target).

Assuming the overall threshold objective was satisfied, there was no threshold level of performance required, per se, for the strategic objectives established for the executives, however the failure of an executive to meet one or more of such objectives would result in the reduction of the bonus he or she ultimately received.

Target Opportunities

In establishing the target payout opportunities for an executive officer under the CAIP for 2019, the Compensation Committee considers the bonus target set forth in his or her employment agreement, his or her annualized total compensation opportunities, our desired pay mix, and the total compensation opportunities of the executive's peers within the Company and in comparable positions and with similar responsibilities at other companies by reference to data from our comparator group and published surveys. Assuming the overall threshold objective was satisfied, if a named executive officer satisfied (but did not exceed) all performance objectives, the executive officer was eligible to receive a payment equal to his or her target payment. Based upon the established performance objectives, target opportunities under the CAIP for 2019 to our named executive officers were as follows:

	2019 CAIP Targets (as % of 2019 Salary)
Robert Kotick	200
Dennis Durkin	150
Collister Johnson	100	(1)
Claudine Naughton	75
Chris B. Walther	75
(1)

Mr. Johnson also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which AB Adjusted EPS is at least 15% greater than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS (the higher of (x) and (y), the "EPS Objective"). For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

Maximum Opportunities

The maximum payout potential as a percentage of target related to the financial objectives underlying the bonus opportunities for each of our named executive officers under the CAIP for 2019 was:

●

200% for AB Adjusted Operating Income;

●

200% for AB Adjusted EPS; and

●

150% for AB Adjusted Free Cash Flow.

In all cases, payments in respect of above-target performance related to a financial objective would be linear, up to the maximum for that metric (e.g., 115% performance as a percentage of the target for that metric would result in a payment equal to 115% of the target payout opportunity).

The maximum payout potential as a percentage of target relating to the strategic objectives underlying the 2019 bonus opportunities for each NEO was 120%.

Establishing Challenging Objectives for the CAIP Opportunities

In March 2019, our Compensation Committee established the financial and strategic objectives underlying 2019 CAIP opportunities. The Compensation Committee believes that the specific objectives chosen—including the overall threshold objective of AB Adjusted Operating Income for 2019 being at least 90% of the AB Adjusted Operating Income objective set forth in our 2019 AOP—required significant profitability, demanded superior performance from our management team, and drove accountability for each participating executive.

Financial Objectives

For each named executive officer, 60% of his or her target opportunity under the CAIP for 2019 was based on operating income, earnings per share, and/or free cash flow. The Compensation Committee believes that the financial measures used are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve objectives that contribute to increasing stockholder value. Other measures the Committee considered, but excluded when initially designing the CAIP, included revenues, excluded because it does not capture operating costs, and TSR, excluded because awards under our equity incentive plans already incentivize stock appreciation. In some instances, our financial objectives for a year may be lower than the prior year’s objectives or results as underlying variables (e.g., market trends, the volume of titles or other content we plan to release, or our level of planned investment in growth initiatives) change.

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Strategic Objectives

The remaining 40% of the target opportunity for each named executive officer under the CAIP for 2019 was based on strategic priorities established by the Compensation Committee for the year that were tailored to the executive officer’s role with the Company. The Compensation Committee believes that the use of strategic objectives, in addition to financial objectives, allows us to incent the specific behaviors the Compensation Committee thinks are most critical to the Company’s success, thus best aligning the interests of our executive officers with the Company's strategic priorities.

These objectives generally fell into the following categories:

●

attracting, retaining and motivating top talent;

●

cultivating new business opportunities and expanding existing ones;

●

delivering production and development milestones; and

●

increasing productivity.

Mr. Johnson also had an opportunity to receive an additional bonus under the CAIP based on AB Adjusted EPS growth. For more information on this opportunity, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

Evaluating and Rewarding Performance: Resulting 2019 Payments under the CAIP

Since we exceeded the overall threshold of 90% of the AB Adjusted Operating Income objective set forth in our 2019 AOP, each of our named executive officers was eligible to receive a CAIP bonus for 2019. For 2019, the CAIP bonus payouts directly reflected the Compensation Committee’s assessment of the performance against the financial and strategic objectives, using the formula established at the beginning of the year for each named executive officer, as described above.

To calculate the amount of bonus that each participating named executive officer would receive for 2019, the following formula, applied using straight-line interpolation, was used:

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The following table shows the weighting, expressed as a percentage, assigned to each of the performance measures underlying the 2019 bonus opportunity, along with the maximum and actual payout as a percentage of the target, for each named executive officer. As achievement of strategic objectives underlying the bonus opportunities for our named executive officers fell short of expectations, consistent with our pay-for-performance approach, overall 2019 CAIP bonus payments to our named executive officers ranged between 82% and 104% of target for the year.

Name/Measure	Weight (as a % of Target Opportunity)	Maximum CAIP Achievement (as % of Target)	Resulting CAIP Performance (as % of Target)
Robert Kotick
AB Adjusted Operating Income	36	200	103
AB Adjusted EPS	12	200	107
AB Adjusted Free Cash Flow	12	150	114
Strategic objectives(1)	40	120	46
TOTAL	100	162	82
Dennis Durkin
AB Adjusted Operating Income	36	200	103
AB Adjusted EPS	12	200	107
AB Adjusted Free Cash Flow	12	150	114
Strategic objectives(1)	40	120	46
TOTAL	100	162	82
Collister Johnson
AB Adjusted Operating Income	36	200	103
AB Adjusted EPS	12	200	107
AB Adjusted Free Cash Flow	12	150	114
Strategic objectives(1)	40	120	46
TOTAL	100	162	82
Claudine Naughton
AB Adjusted Operating Income	36	200	103
AB Adjusted EPS	12	200	107
AB Adjusted Free Cash Flow	12	150	114
Strategic objectives(1)	40	120	100
TOTAL	100	162	104
Chris B. Walther
AB Adjusted Operating Income	36	200	103
AB Adjusted EPS	12	200	107
AB Adjusted Free Cash Flow	12	150	114
Strategic objectives(1)	40	120	93
TOTAL	100	162	101
(1)

We believe that disclosing the strategic objectives underlying 40% of the 2019 target bonus opportunities for our NEOs could affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors which could result in substantial competitive harm. Therefore, only a brief description and the aggregate weighting of those objectives for each of our participating NEOs for 2019 are shown. In each case, actual performance at the end of the year was assessed against the objectives established by our Compensation Committee at the beginning of 2019, audited by our internal auditors, and presented for review and approval to our Compensation Committee.

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Actual payments under the CAIP are at the Compensation Committee’s discretion and vary for each executive based on his or her actual eligible earnings, his or her target opportunity, his or her financial and strategic objectives, including the relative weighting with respect to each, and his or her and/or the Company’s performance measured against those objectives. For 2019, as noted above, CAIP bonus payouts directly reflected performance against the objectives and formula established at the beginning of the year for each named executive officer, as described above.

Name	Target Payment ($)		Actual Payment (as % of target)	Actual Payment ($)
Robert Kotick	3,500,000		82	2,870,966
Dennis Durkin	1,318,846		82	1,081,818
Collister Johnson(1)	1,345,749		82	1,103,886
Claudine Naughton	165,000	(2)	104	170,986	(2)
Chris B. Walther	622,187		101	628,083
(1)

In addition to Mr. Johnson’s target bonus opportunity of 100% of his base salary, which is reflected in this table, he also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which AB Adjusted EPS is at least 15% greater than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS. The objective was not met for 2019. For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

(2)

Ms. Naughton’s employment with us began on August 14, 2019, and her target and actual payment under the CAIP for 2019 were each based, in part, on the portion of time for which she was our employee during the year.

Other Cash Programs or Awards

Contract Inducements

Mr. Durkin and Ms. Naughton each received a contract inducement in connection with his or her entering into an employment agreement with the Company during 2019, some or all of which was paid during the year. For more information, please see “—Employment Agreements—Dennis Durkin—Contract Inducement” and “—Employment Agreements—Claudine Naughton—Contract Inducement” below.

Special Performance Bonus

In 2017, the Compensation Committee awarded a special performance bonus to Mr. Walther in recognition of his significant contributions to the Company, one-half of which was paid in each of 2018 and 2019.

Equity Awards

Equity Granting Philosophy: Driving Shareholder Value Creation

Our equity incentive awards are intended to drive long-term shareholder value creation, create alignment with stockholders’ interests and encourage retention of key executives. During 2019, with one exception, equity awards to our NEOs consisted of PSUs and stock options. In determining the estimated grant value of equity awards to an executive officer, the Compensation Committee considers a number of factors, including his or her role, his or her performance, his or her annualized total compensation opportunities, and the total compensation opportunities of the executive's peers within the Company and in comparable positions and with similar responsibilities at other companies by reference to data from our comparator group and published surveys.

Generally, we utilize a mix of equity awards:

●

PSUs, which are designed to incentivize our executives to achieve specific performance objectives that align with our multi-year business strategy; and

●

stock options, which directly align an executive’s interests to those of our stockholders, since any financial gain is directly dependent upon appreciation in the value of our Common Stock and, as such, squarely link executive pay with Company performance.

We believe a combination of PSUs and stock options appropriately balances the various objectives of the equity incentive program because it promotes long-term value creation critical to driving TSR, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executives to remain engaged with our organization through the vesting date of the awards. From time-to-time, but infrequently, we use time-based vesting restricted stock units as a component of an executive's compensation as a way to adjust his or her total compensation opportunity while simultaneously incenting retention or otherwise if such executive is a retention risk and/or the impact of his or her departure would be material. For example, during 2019, the sole exception to our use of performance-vesting awards was a grant of restricted share units with time-based vesting, each representing the conditional right to receive one share of our Common Stock, to Mr. Walther following our annual review of the total compensation opportunities of our executives.

Conservative Equity Granting Practices

While we believe that equity awards are an important part of our compensation program, we continue to be very judicious in the granting of equity awards to our employees. Our average “burn rate” over the last three years was 1.8% and ranks among the bottom third of our comparator group. Our burn rate is calculated as the total number of shares subject to awards we granted in a year, adjusting full-value awards based on a stock price volatility premium, divided by our basic weighted average common shares outstanding for that year. The average burn rate of the companies comprising our comparator group for that similar period ranges from 0.5% to 5.6%, with a median of 2.8%.

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Use of Equity Awards to Reward Performance

As discussed above (see “—Compensation Principles and Objectives”), the Compensation Committee believes that, in general, equity awards made to an executive officer should include an award with performance-based vesting criteria. Consistent with that philosophy, during 2019, with the exception of Mr. Walther (who received a grant of restricted stock units with time-based vesting following our annual review of the total compensation opportunities of each our executives), no named executive officers received restricted share unit awards with only time-based vesting. Further, a portion of all equity awards granted to our named executive officers during 2019 had vesting that is contingent on the achievement of specified performance objectives. In addition, each named executive officer had equity awards that had the potential to vest based on 2019 financial performance (whether with respect to the year or a period that included the year).

Beginning in 2016, we introduced annual grants with vesting contingent on the achievement of a financial objective in our long-range strategic plans. Each of Messrs. Johnson and Walther received an award in 2019 that may vest by reference to a cumulative AB Adjusted Operating Income objective for 2020, 2021, and 2022 established by the Compensation Committee for that three-year period.

Evaluating and Rewarding Performance: 2019 Vesting and Cancellation of Performance-Based Equity Awards

The following table shows whether the portion of the equity awards granted to each of our named executive officers that had the potential to vest based on our 2019 performance (or, in the case of awards vesting by reference to our 2016 long-range strategic plan, cumulative performance for the period from 2017 through 2019) vested (or will vest, subject to his or her continued employment through the vesting date) or did not vest. As we did not achieve all the goals we set for ourselves, equity award achievement ranged from 0% to 107% of target, consistent with our pay-for-performance approach.

Executive	Grant Type	Performance Metric	Award Achievement (% of Target)	Aggregate Shares			Vesting Date
				Target	Maximum	Achieved
Dennis Durkin	PSUs	2019 AB Adjusted Operating Income	103	89,222	111,528	92,113	March 30, 2020
Collister Johnson	PSUs	2019 AB Adjusted EPS	107	15,997	19,996	17,140	June 29, 2020
	PSUs	2019 AB Adjusted Operating Income	103	31,995	39,994	33,032	June 29, 2020
	PSUs	2019 AB Adjusted EPS Growth	0	63,721	127,442	0	Did Not Vest
Claudine Naughton	PSUs	2019 AB Adjusted Operating Income	103	21,897	27,371	22,606	July 31, 2020
Chris B. Walther	PSUs	2019 AB Adjusted Operating Income	103	28,596	35,745	29,523	March 14, 2020
	PSUs	Cumulative 2017, 2018, and 2019 AB Adjusted Operating Income	0	15,211	19,014	0	Did Not Vest

Determinations as to Achievement of Performance Metrics

All determinations as to the level of achievement of a performance metric underlying an equity award are made by our Compensation Committee by reference to auditable financial measures.

No Dividend Equivalents

None of the outstanding equity awards made to our named executive officers are entitled to receive dividend equivalents, and we do not anticipate making time- or performance-based vesting awards with the right to receive dividend equivalents in the future.

Other Award Terms

Stock options have an exercise price equal to the Nasdaq Official Closing Price of our Common Stock as reported on Nasdaq.com on the effective date of the grant.

Equity awards will generally cease to vest upon the termination of the holder’s employment, and vested stock options will generally remain exercisable for a limited period of time (90 days or less) after the termination date. For the impact of the termination of the employment of each named executive officer on his or her outstanding equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

Incentive Plan Limitations on Equity Awards

Under the 2014 Plan, the plan under which all of our equity incentive awards are now granted, there are limits on the number of stock options we can grant to anyone, including our executive officers, in a single year. There are similar restrictions on the number of restricted share unit awards and performance shares we can grant to any participant in a single year.

Limited Double-Trigger Change-of-Control Arrangements

Aside from our Chief Executive Officer, Mr. Kotick, none of our executives have been provided with any change-of-control protection. Mr. Kotick has been provided with certain protection in the event he is terminated following a change of control (known as a “double trigger”). These benefits are described under “—Potential Payments upon Termination or Change of Control” below. The Compensation Committee believes these arrangements will incentivize our CEO to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction.

Limited Retirement Benefits

We offer a 401(k) plan to all employees in the United States, including our eligible named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k)

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plan. Please see the “Summary Compensation Table” below for further details. We do not provide any other retirement benefits to our employees, including our named executive officers. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability objectives and the appreciation in the value of our Common Stock.

Standard Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision, and dental insurance program, on the same terms as the broad employee population. Please see the “Summary Compensation Table” below for further details.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2019.

Members of the Compensation Committee

Robert Morgado (Chairperson), Reveta Bowers, and Elaine Wynn

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Summary Compensation Table

The table below presents information with respect to each of our named executive officers regarding compensation earned during the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Robert Kotick Chief Executive Officer	2019	1,756,731	—	6,269,752		19,137,241	2,870,966	88,206	(4)	30,122,896
	2018	1,756,731	—	7,495,745		19,037,673	2,461,848	89,007		30,841,004
	2017	1,750,000	—	19,553,653		4,498,896	2,808,688	87,138		28,698,375
Dennis Durkin(5) Chief Financial Officer and President of Emerging Businesses	2019	901,731	3,750,000	3,716,989		—	1,081,818	61,215	(4)	9,511,753
	2018	624,808	—	—		—	273,914	29,303		928,025
	2017	870,902	—	3,287,840		699,706	916,485	27,212		5,802,145
Collister Johnson(6) Special Advisor to the Chief Executive Officer; Former President and Chief Operating Officer	2019	1,351,784	—	2,751,283	(8)	—	1,103,886	25,427	(4)	5,232,380
	2018	1,330,194	1,200,000	4,695,612		—	931,240	14,075		8,171,121
	2017	675,000	1,000,000	2,984,205		5,990,128	494,844	55,263		11,199,440
Claudine Naughton(7) Chief People Officer	2019	250,000	425,000	1,140,834		2,303,429	170,986	98,605	(4)	4,388,854
Chris B. Walther Chief Legal Officer	2019	836,381	500,000	3,131,722		—	628,083	64,805	(4)	5,160,991
	2018	759,238	500,000	2,837,227		—	583,161	83,532		4,763,158
	2017	722,886	—	1,936,099		—	461,354	39,002		3,159,340
(1)

The amount paid to Mr. Durkin in 2019 consists of an inducement to enter into his current employment agreement with us, dated as of January 2, 2019 (the “Durkin Employment Agreement”), which was paid in cash in January 2019 (see “—Employment Agreements—Dennis Durkin—Contract Inducement” below). The amounts paid to Mr. Johnson in 2018 and 2017 consist of an inducement to enter into his current employment agreement with us, dated as of May 10, 2017 (the “Johnson Employment Agreement”), $1 million of which was paid in cash in July 2017, and the remaining $1.2 million of which was paid in cash in January 2018 (see “—Employment Agreements—Collister Johnson—Contract Inducement” below). The amount paid to Ms. Naughton in 2019 consists of part of an inducement to enter into her current employment agreement with us, dated as of August 14, 2019 (the “Naughton Employment Agreement”), which was paid in cash in August 2019, the remaining $425,000 of which will be paid in cash in August 2020, subject to her continued employment through the relevant date (see “—Employment Agreements—Claudine Naughton—Contract Inducement” below). The amounts paid to Mr. Walther for 2019 and 2018 represent a special performance award he received in 2017 in recognition of his significant contributions to the Company, one-half of which was paid in cash in each of June 2018 and June 2019.

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of restricted share units (which have time- and/or performance-based vesting conditions) awarded in the period, computed in accordance with ASC Topic 718. The amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made in the period computed in accordance with ASC Topic 718. As such, in the year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:

●

for 2019, are discussed in footnote 16 to our audited financial statements included in our 2019 10-K;

●

for 2018, are discussed in footnote 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019; and

●

for 2017, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018.

Stock awards for each fiscal year include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values would have been as follows:

	Robert Kotick ($)	Dennis Durkin ($)	Collister Johnson ($)		Claudine Naughton ($)	Chris B. Walther ($)
2019	15,674,380	4,646,256	9,386,822	(a)	1,426,029	2,092,222	(b)
2018	18,739,364	—	11,837,208	(c)	—	3,546,560
2017	46,507,808	4,109,877	3,730,303		—	2,420,124

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(a)

As set forth in footnote (8) below, the grant date fair value of the 2019 AB Adjusted EPS Growth PSUs (as defined below) granted to Mr. Johnson, computed in accordance with ASC Topic 718, was $0. The value reflected in this table includes $5,947,718 attributable to the potential value that could have been realized if the highest level of performance conditions for the 2019 AB Adjusted EPS Growth PSUs were achieved. These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2019 was less than 115% of the 2018 EPS Objective.

(b)

This does not include the grant date fair value of $1,457,944 attributable to the restricted share units with time-based vesting Mr. Walther was awarded in 2019.

(c)

The grant date fair value of PSUs granted to Mr. Johnson in 2018 with vesting based on AB Adjusted EPS for 2018 as compared to the higher of (x) the AB Adjusted EPS AOP objective for 2017 and (y) the actual AB Adjusted EPS for 2017, computed in accordance with ASC Topic 718, was $0. The value reflected in this table includes $5,967,694 attributable to the potential value that could have been realized if the highest level of performance conditions for these PSUs was achieved. These PSUs were canceled following the Compensation Committee’s determination that the objective was not met.

(3)

The amount in this column for each year for each named executive officer represents cash incentives paid under the CAIP. For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

(4)

The “all other compensation” for 2019 consists of the following:

Name	Perquisites, gifts, and awards ($)		Taxable income reimbursement ($)		Retirement plan “matching” contributions ($)(a)	Life and disability insurance premiums ($)	Total “Other Compensation” ($)
Robert Kotick	—		—		6,250	81,956	88,206
Dennis Durkin	30,000	(b)	—		4,750	26,465	61,215
Collister Johnson	—		213	(c)	4,750	20,464	25,427
Claudine Naughton	46,793	(d)	49,341	(e)	375	2,096	98,605
Chris B. Walther	17,195	(f)	14,618	(g)	6,250	26,742	64,805

(a)

These amounts represent “matching” contributions by us under our 401(k) plan.

(b)

This amount represents legal fees Mr. Durkin incurred in connection with the negotiation of the Durkin Employment Agreement, which we paid on his behalf.

(c)

This amount represents a reimbursement for taxes Mr. Johnson incurred for a de minimis gift received from the Company.

(d)

This amount represents expenses Ms. Naughton incurred in connection with her relocation to the Los Angeles area that were paid for by the Company.

(e)

This amount represents a reimbursement for taxes incurred on the compensation referenced in footnote (d).

(f)

This amount represents $12,000 for a hospital concierge program and $5,195 for travel accommodations, in each case that were paid for by the Company.

(g)

This amount represents a reimbursement for taxes incurred on the compensation referenced in footnote (f).

We have calculated the incremental cost to us of the compensation listed above based on the amount of payments made by us for the provision of such benefits.

(5)

Mr. Durkin served as our Chief Financial Officer from March 1, 2012 until May 30, 2017. He served as our Chief Corporate Officer from May 10, 2017 through January 1, 2019, at which point he, again, became our Chief Financial Officer, as well as our President of Emerging Businesses.

(6)

Mr. Johnson’s employment with us under the Johnson Employment Agreement began on June 26, 2017. On April 7, 2020, Daniel Alegre was appointed to succeed Mr. Johnson and assumed the title and duties of President and Chief Operating Officer. Mr. Johnson is currently employed by the Company as a Special Advisor to our CEO.

(7)

Ms. Naughton’s employment with us began on August 14, 2019.

(8)

On August 12, 2019, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs (the “2019 AB Adjusted EPS Growth PSUs”) with vesting based on AB Adjusted EPS for 2019 as compared to the higher of (x) the AB Adjusted EPS AOP objective for 2018 and (y) the actual AB Adjusted EPS for 2018 (the higher of (x) and (y), the “2018 EPS Objective”). The expected performance of this award on the date of grant was “not probable,” and, as a result, the grant date fair value of the award, computed in accordance with ASC Topic 718, was $0. These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2019 was less than 115% of the 2018 EPS Objective. For more information on this award, see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (AB Adjusted EPS Growth)” below.

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Grants of Plan-Based Awards for 2019

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2019:

Name	Grant Type	Grant Date	Approval Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
					Threshold ($)	Target ($)		Maximum ($)
Robert Kotick	CAIP(3)				1,050,000	3,500,000		5,670,000
	2014 Plan/PSUs	8/12/19	7/31/19	(4)
	2014 Plan/PSUs	8/12/19	7/31/19	(4)
	2014 Plan/Options	8/12/19	7/31/19	(4)
Dennis Durkin	CAIP(3)				405,000	1,350,000		2,187,000
	2014 Plan/PSUs	3/5/19	3/5/19
Collister Johnson	CAIP(3)				404,876	1,349,585	(9)	3,535,913	(9)
	2014 Plan/PSUs	3/5/19	3/5/19
	2014 Plan/PSUs	8/12/19	7/31/19	(4)
	2014 Plan/PSUs	11/11/19	10/31/19	(4)
Claudine Naughton	CAIP(3)				56,034(13)	186,782	(13)	302,586	(13)
	2014 Plan/PSUs	11/11/19	10/31/19	(4)
	2014 Plan/Options	11/11/19	10/31/19	(4)
Chris B. Walther	CAIP(3)				190,283	634,275		1,027,526
	2014 Plan/PSUs	3/5/19	3/5/19
	2014 Plan/PSUs	11/11/19	10/31/19	(4)
	2014 Plan/RSUs	5/6/19	4/30/19	(4)
(1)

Reflects the date on which the Compensation Committee approved the grant of an equity award or, if later in the case of a performance-based vesting award, the date on which the Compensation Committee established the performance metric underlying such award or a component thereof.

(2)

The grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All stock options awarded have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

(3)

Each of our named executive officers had an opportunity to earn a CAIP bonus for his or her 2019 performance. None were entitled to a minimum amount thereunder, and each would have been entitled to receive $0 if the 2019 AB Adjusted Operating Income was not at least 90% of the AB Adjusted Operating Income objective set forth in the AOP for the year. The threshold bonus for each NEO was based on his or her base salary in effect at the time the opportunity was approved by our Compensation Committee and assumes 90% achievement of the AB Adjusting Operating Income objective set forth in the AOP for the year and the other financial objectives established for him or her under the CAIP and 0% achievement of his or her strategic objectives. The target bonus for each NEO was based on his or her base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes 100% achievement of the financial and strategic objectives established for him or her under the CAIP. The maximum bonus opportunity for each was based on his or her base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes either 150% or 200% achievement of his or her financial objectives, as the case may be, and 120% achievement of his or her and strategic objectives. Actual payments under the CAIP are at the Compensation Committee’s discretion and vary for each executive based on his or her actual base salary, his or her target opportunity, his or her financial and strategic objectives, including the relative weighting with respect to each, and his or her and the Company’s performance measured against those objectives. For more information about the CAIP and the opportunities for each of our participating NEOs thereunder, including the maximum bonus opportunity for each, please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses—Incentive Opportunities under the CAIP” above.

(4)

These equity awards were approved during a “trading blackout” as described in our insider trading and pre-clearance policies, so, in accordance with our equity awarding procedures, the grant date of the awards was the first trading day after that trading blackout period was no longer in effect. See "—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Equity Award Granting Policy” above.

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Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(2)
Threshold (#)		Target (#)		Maximum (#)

26,616	(5)	53,232	(5)	133,080	(5)				3,500,004	(5)
95,582	(6)	106,202	(6)	265,505	(6)				2,769,748	(6)
							1,086,109	47.08	19,137,241	(7)

75,839	(8)	89,222	(8)	111,528	(8)				3,716,989	(8)

43,193	(10)	47,992	(10)	59,990	(10)				1,972,471	(10)
6,372	(11)	63,721	(11)	127,442	(11)				0	(11)
12,947	(12)	15,232	(12)	19,040	(12)				778,812	(12)

19,707	(14)	21,897	(14)	27,371	(14)				1,140,834	(14)
							130,309	52.50	2,303,429	(15)

24,307	(16)	28,596	(16)	35,745	(16)				1,187,020	(16)
8,092	(17)	9,520	(17)	11,900	(17)				486,758	(17)
						31,146			1,457,944	(18)

(5)

On August 12, 2019, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick performance-based vesting restricted share units (i.e., PSUs). Target performance would result in the vesting of 53,232 PSUs, and maximum performance would result in the vesting of 133,080 PSUs. These PSUs vest on March 31, 2023, subject to Mr. Kotick’s continued employment through that date, by reference to the performance of our cumulative TSR as compared to the rate of return of the S&P 500 Total Return Index for the period from the date of grant through December 31, 2022, as follows: (a) if our TSR is less than 90% of the rate of return of the S&P 500 Total Return Index, no PSUs vest; (b) if our TSR is 90% of the rate of return of the S&P 500 Total Return Index, 50% of the target number of PSUs (i.e., 26,616 PSUs) vest; (c) if our TSR is between 90% and 100% of the rate of return of the S&P 500 Total Return Index, the number of PSUs that vest is between 50% and 100% of the target (i.e., between 26,616 and 53,232 PSUs), determined using straight-line interpolation; (d) if our TSR is equal to the S&P 500 Total Return Index, 100% of the target number of PSUs (i.e., 53,232 PSUs) vest; (e) if our TSR minus the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 250% of the target (i.e., between 53,232 PSUs and 133,080 PSUs), determined using straight-line interpolation; and (f) if our TSR minus the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 250% of the target number of PSUs (i.e., 133,080 PSUs) vest. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement, which is reflected in the grant date fair value of the award. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” below.

(6)

On August 12, 2019, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick PSUs. Target performance would result in the vesting of 106,202 PSUs, and maximum performance would result in the vesting of 265,505 PSUs. These PSUs vest on March 31, 2022, subject to Mr. Kotick’s continued employment through that date, by reference to a cumulative AB Adjusted EPS objective for 2019, 2020, and 2021 to be established by the Compensation Committee for that three-year period as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 100% of the objective, the number of PSUs that vest is between 90% and 100% of the target (i.e., between 95,582 and 106,202 PSUs), determined using straight-line interpolation; (c) if actual performance is 100% of the objective, 100% of the target number of PSUs (i.e., 106,202 PSUs) vest; (d) if actual performance falls between 100% and 137.5% of the objective, the number of PSUs that vest is between 100% and 250% of the target (i.e., between 106,202 and 265,505 PSUs), determined using straight-line interpolation; and (e) if actual performance is 137.5% or more of the objective, 250% of the target number of PSUs (i.e., 265,505 PSUs) vest. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement and, in accordance with ASC Topic 718, the grant date fair value in the table reflects only the amount attributable thereto, as the cumulative AB Adjusted EPS objective has not yet been established. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick—Equity Awards—2019 Equity Awards—2019 PSUs (Three-Year Cumulative AB Adjusted EPS)” below.

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(7)

On August 12, 2019, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick options to purchase shares of our Common Stock. These options vest on December 31, 2023, subject to Mr. Kotick’s continued employment through that date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement, which is reflected in the grant date fair value of the award. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” below.

(8)

On March 8, 2019, pursuant to the Durkin Employment Agreement, the Compensation Committee awarded Mr. Durkin PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2019 (i.e., one-half of the award) is reflected in this table. Target performance would have resulted in the vesting of 89,222 PSUs, and maximum performance would have resulted in the vesting of 111,528 PSUs. These PSUs vest on March 30, 2020, subject to Mr. Durkin’s continued employment through that date, by reference to the AB Adjusted Operating Income objective set forth in our 2019 AOP as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 75,389 and 111,528 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 111,528 PSUs) vest.

(9)

In addition to Mr. Johnson’s opportunity to receive a bonus with a target amount of 100% of his base salary (which is reflected in the target column of this table), he also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which AB Adjusted EPS is at least 15% greater than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS. This additional opportunity is included in the maximum column of this table. For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

(10)

On August 7, 2017, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2019 (i.e., one-third of the award) is reflected in this table. Target performance would result in the vesting of 47,992 PSUs share units, and maximum performance would result in the vesting of 59,990 PSUs. Two-thirds of the PSUs reflected in this table vest on June 29, 2020, subject to Mr. Johnson’s continued employment through that date, by reference to the AB Adjusted Operating Income objective set forth in our 2019 AOP, as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 28,796 and 39,994 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 39,994 PSUs) vest. One-third of the PSUs reflected in this table vest on June 29, 2020, subject to Mr. Johnson’s continued employment through that date, by reference to the AB Adjusted EPS objective set forth in our 2019 AOP, as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 14,397 and 19,996 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 19,996 PSUs) vest.

(11)

On August 12, 2019, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. Target performance would result in the vesting of 63,721 PSUs, and maximum performance would result in the vesting of 127,442 PSUs. These PSUs vest on June 29, 2020, subject to Mr. Johnson’s continued employment through that date, by reference to AB Adjusted EPS for 2019 as compared to the 2018 EPS Objective as follows: (a) if the AB Adjusted EPS for 2019 is less than 115% of the 2018 EPS Objective, no PSUs vest; (b) if the AB Adjusted EPS for 2019 falls between 115% and 124% of the 2018 EPS Objective, the number of PSUs that vest is between 10% and 100% of the target (i.e., between 6,372 and 63,721 PSUs), determined using straight-line interpolation; (c) if the AB Adjusted EPS for 2019 is 124% of the 2018 EPS Objective, 100% of the target number of PSUs (i.e., 63,721 PSUs) vest; (d) if the AB Adjusted EPS for 2019 falls between 124% and 134% of the 2018 EPS Objective, the number of PSUs that vest is between 100% and 200% of the target (i.e., between 63,721 and 127,442 PSUs), determined using straight-line interpolation; and (e) if the AB Adjusted EPS for 2019 is 134% or more of the 2018 EPS Objective, 200% of the target number of PSUs (i.e., 127,442 PSUs) vest. The expected performance of this award on the date of grant was “not probable,” and, as a result, the grant date fair value of the award, computed in accordance with ASC Topic 718, was $0. These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2019 was less than 115% of the 2018 EPS Objective.

(12)

On November 11, 2019, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. Target performance would result in the vesting of 15,232 PSUs, and maximum performance would result in the vesting of 19,040 PSUs. These PSUs vest on March 30, 2023, subject to Mr. Johnson’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2020, 2021, and 2022 established by the Compensation Committee for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 12,947 and 19,040 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 19,040 PSUs) vest.

(13)

Ms. Naughton’s threshold, target, and maximum bonus under the CAIP for 2019 were each based, in part, on the portion of time for which she was our employee during the year.

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(14)

On November 11, 2019, pursuant to the Naughton Employment Agreement, the Compensation Committee awarded Ms. Naughton PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2019 (i.e., one-third of the award) is reflected in this table. Target performance would result in the vesting of 21,897 PSUs, and maximum performance would result in the vesting of 27,371 PSUs. These PSUs vest on July 31, 2020, subject to Ms. Naughton’s continued employment through that date, by reference to the AB Adjusted Operating Income objective set forth in our 2019 AOP as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 19,707 and 27,371 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 27,371 PSUs) vest.

(15)

On November 11, 2019, pursuant to the Naughton Employment Agreement, the Compensation Committee awarded Ms. Naughton options to purchase shares of our Common Stock. Two-thirds of these options vest on July 31, 2021 and one-third of these options vest on July 31, 2022, subject to Ms. Naughton’s continued employment through the applicable vesting date.

(16)

On November 7, 2016, pursuant to Walther Employment Agreement, the Compensation Committee awarded Mr. Walther PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2019 (i.e., one-fourth of the award) is reflected in this table. Target performance would result in the vesting of 28,596 PSUs, and maximum performance would result in the vesting of 35,745 PSUs. These PSUs vest on March 14, 2020, subject to Mr. Walther’s continued employment through that date, by reference to the AB Adjusted Operating Income objective set forth in our 2019 AOP as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 24,307 and 35,745 PSUs), determined using straight-line interpolation; (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 35,745 PSUs) vest.

(17)

On November 11, 2019, pursuant to the Walther Employment Agreement, the Compensation Committee awarded Mr. Walther PSUs. Target performance would result in the vesting of 9,520 PSUs, and maximum performance would result in the vesting of 11,900 PSUs. These PSUs vest on March 30, 2023, subject to Mr. Walther’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2020, 2021, and 2022 established by the Compensation Committee for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 8,092 and 11,900 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 11,900 PSUs) vest.

(18)

On May 6, 2019, following our annual review of the total compensation opportunities of each our executives, the Compensation Committee awarded Mr. Walther RSUs. These RSUs vest on March 31, 2022, subject to Mr. Walther’s continued employment through that date.

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Outstanding Equity Awards at December 31, 2019

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2019:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Robert Kotick									71,988	(3)	4,277,527	(4)
									175,972	(5)	10,456,256	(6)
									54,230	(7)	3,222,346	(8)
									106,838	(9)	6,348,314	(10)
									106,202	(11)	6,310,523	(12)
									53,232	(13)	3,163,045	(14)
	—	190,712	(15)	62.51	8/7/2027
	—	925,057	(16)	50.85	11/21/2028
	—	1,086,109	(17)	47.08	8/12/2029
Dennis Durkin	50,000	—		11.73	3/06/2022
	37,720	—		62.51	8/07/2027
						92,113	(18)	5,473,354
									8,214	(19)	488,076	(20)
									89,222	(21)	5,301,571	(22)
									89,222	(23)	5,301,571	(24)
Collister Johnson(25)						50,172	(26)	2,981,220
									18,556	(27)	1,102,597	(28)
									15,232	(29)	905,085	(30)
	—	237,515	(31)	62.51	8/7/2027
Claudine Naughton						22,606	(32)	1,343,248
									43,792	(33)	2,602,121	(34)
	—	130,309	(35)	52.52	11/11/2029
Chris B. Walther(36)(37)						29,253	(38)	1,754,257
						31,146	(39)	1,850,695
									28,595	(40)	1,699,115	(41)
									10,268	(42)	610,125	(43)
									11,598	(44)	689,153	(45)
									9,520	(46)	565,678	(47)
		180,122	(48)	41.09	11/7/2026
(1)

All exercisable stock options were vested as of December 31, 2019.

(2)

Calculated using the Nasdaq Official Closing Price of $59.42 per share of our Common Stock on December 31, 2019, the last trading day of 2019.

(3)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 143,976. These PSUs vest on March 15, 2021, based upon the level of performance measured by reference to the Company’s relative TSR during a performance period from the grant date through December 31, 2020, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2017 Equity Awards—2017 PSUs (Relative TSR)” below.

(4)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $8,555,054.

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(5)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 439,930. These PSUs vest on March 15, 2021, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, and further subject to an initial performance objective based on cumulative AB Adjusted EPS for the second half of 2017 and 2018 being met, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2017 Equity Awards—2017 PSUs (Three-Year Cumulative AB Adjusted Operating Income)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(6)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $26,140,640.

(7)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 135,575. These PSUs vest on March 31, 2022, based upon the level of performance measured by reference to the Company’s relative TSR during a performance period from the grant date through December 31, 2021, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards—2018 PSUs (Relative TSR)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(8)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $8,055,866.

(9)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 267,095. These PSUs vest on March 31, 2023, based upon the level of performance measured by reference to a cumulative AB Adjusted EPS objective for 2020, 2021, and 2022 to be established by the Compensation Committee for that three-year period, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards—2018 PSUs (Three-Year Cumulative AB Adjusted EPS)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(10)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $15,870,784.

(11)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 265,505. These PSUs vest on March 31, 2022, based upon the level of performance measured by reference to a cumulative AB Adjusted EPS objective for 2019, 2020, and 2021 to be established by the Committee for that three-year period, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2019 Equity Awards—2019 PSUs (Three-Year Cumulative AB Adjusted EPS)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(12)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $15,776,307.

(13)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 133,080. These PSUs vest on March 31, 2023, based upon the level of performance measured by reference to the Company’s relative TSR during a performance period from the grant date through December 31, 2022, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2019 Equity Awards—2019 PSUs (Relative TSR)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(14)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $7,907,613.

(15)

These stock options vest on December 31, 2021, subject to Mr. Kotick’s continued employment through such date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(16)

These stock options vest on December 31, 2022, subject to Mr. Kotick’s continued employment through such date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(17)

These stock options vest on December 31, 2023, subject to Mr. Kotick’s continued employment through such date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long-Term Performance Incentives—Shareholder Value Creation Incentive” below.

(18)

These PSUs vested on March 30, 2020, following the Compensation Committee’s determination that AB Adjusted Operating Income for 2019 was 103% of the target objective set forth in our 2019 AOP.

(19)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 10,268. These PSUs vest on March 30, 2021, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period.

(20)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $610,125.

(21)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 111,528. These performance-vesting restricted stock units vest on March 30, 2021, one-half based upon the level of performance measured by reference to AB Adjusted Operating Income for 2020 and one-half based upon the level of performance measured by reference to the operating income of the Company's emerging businesses for 2020, in each case subject to Mr. Durkin’s continued employment through such date.

(22)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $6,626,994.

(23)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 111,528. These performance-vesting restricted stock units vest on March 30, 2021, based upon the level of performance measured by reference to AB Adjusted EPS for 2020, subject to Mr. Durkin’s continued employment through such date.

(24)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $6,626,994.

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(25)

The number of PSUs reflected in the table does not include 63,721 PSUs that were canceled on March 5, 2020, following the Compensation Committee’s determination that the year-over-year AB Adjusted EPS growth objective for 2019 set forth in Mr. Johnson’s employment agreement was not met. For more information on that grant, please see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (AB Adjusted EPS Growth)” below.

(26)

These PSUs vest on June 29, 2020, subject to Mr. Johnson's continued employment through such date, as follows: (a) 33,032 vest following the Compensation Committee's determination that AB Adjusted Operating Income for 2019 was 103% of the target objective set forth in our 2019 AOP; and (b) 17,140 vest following the Compensation Committee's determination that AB Adjusted EPS for 2019 was 107% of the target objective set forth in our 2019 AOP.

(27)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 23,195. These PSUs vest on March 30, 2022, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, subject to Mr. Johnson’s continued employment through such date.

(28)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $1,378,247.

(29)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 19,040. These PSUs vest on March 30, 2023, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2020, 2021, and 2022 set forth in the Company’s 2019 long-range strategic plan for that three-year period, subject to Mr. Johnson’s continued employment through such date.

(30)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $1,131,357.

(31)

These stock options vest on June 29, 2020, subject to Mr. Johnson’s continued employment through such date.

(32)

These PSUs vest on July 31, 2020, following the Compensation Committee’s determination that AB Adjusted Operating Income for 2019 was 103% of the target objective set forth in our 2019 AOP, subject to Ms. Naughton’s continued employment through such date.

(33)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 54,740. One-half of these PSUs vest on each of July 31, 2021 and July 31, 2022, based upon the level of performance measured by reference to AB Adjusted Operating Income for 2020 and 2021, respectively, in each case subject to Ms. Naughton’s continued employment through the relevant date.

(34)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $3,252,651.

(35)

Two-thirds of these options vest on July 31, 2021, and one-third of these options vest on July 31, 2022, in each case subject to Ms. Naughton’s continued employment through the relevant date.

(36)

As a result of Mr. Walther’s transfer by gift, all of his outstanding equity awards are held in the name of the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton, are co-trustees of the trust and share voting and investment power with respect to those securities.

(37)

The number of PSUs reflected in the table does not include 15,211 PSUs that were canceled on March 5, 2020 following the Compensation Committee’s determination that AB Adjusted Operating Income for 2017, 2018, and 2019 set forth in the Company’s 2016 long-range strategic plan for that three-year period was not met.

(38)

These PSUs vested on March 14, 2020, following the Compensation Committee’s determination that AB Adjusted Operating Income for 2019 was 103% of the target objective set forth in our 2019 AOP.

(39)

These RSUs vest on March 31, 2022, subject to Mr. Walther's continued employment through such date.

(40)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 35,744. These PSUs vest on March 14, 2021, based upon the level of performance measured by reference to AB Adjusted Operating Income for 2020, subject to Mr. Walther’s continued employment through such date.

(41)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $2,123,908.

(42)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 12,835. These PSUs vest on March 30, 2021, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, subject to Mr. Walther’s continued employment through such date.

(43)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $762,656.

(44)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 14,498. These PSUs vest on March 30, 2022, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, subject to Mr. Walther’s continued employment through such date.

(45)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $861,471.

(46)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 11,900. The PSUs vest on March 30, 2023, based upon the level of performance measured by reference to the Company's cumulative AB Adjusted Operating Income for 2020, 2021 and 2022 as set forth in the Company’s 2019 long-range strategic plan for that three-year period.

(47)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $707,098.

(48)

Three-fourths of these options vested on March 14, 2020, and one-fourth vest on March 14, 2021, in each case subject to Mr. Walther’s continued employment through the relevant date.

For the impact of the termination of the employment of each named executive officer on his or her equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

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Option Exercises and Stock Vested for 2019

The table below provides information about the value realized by our named executed officers during 2019 from the exercise of stock options and vesting of restricted share units:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Robert Kotick	—	—	857,115		$39,024,446
Dennis Durkin	—	—	—		—
Collister Johnson	—	—	44,613		$2,105,734
Claudine Naughton	—	—	—		—
Chris B. Walther	—	—	26,027	(2)	$1,127,490
(1)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the Nasdaq Official Closing Price of our Common Stock on the vesting date (or if that date is not a trading date, the immediately preceding trading date).

(2)

The PSUs that vested for Mr. Walther during 2019 were held in the Walther-Stockton 2013 Family Trust.

Employment Agreements

The following is a summary of the material terms set forth in each employment agreement to which we were party with a named executive officer during 2019, with the exception of provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below and, as such, are not included in the following summary.

Robert Kotick

Term & Title

Robert Kotick is party to an employment agreement with us, dated as of October 1, 2016 (i.e., the Kotick Employment Agreement), pursuant to which he serves as our Chief Executive Officer. Mr. Kotick has served as our senior-most executive officer since 1991. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on October 1, 2016, and continues through December 31, 2021.

Base Salary

Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was decreased to $1.75 million as of January 1, 2017. The Kotick Employment Agreement does not provide for an increase, or review, of Mr. Kotick’s annual base salary during the term of that agreement. For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Base Salary” above.

Annual Bonus

Pursuant to the Kotick Employment Agreement, Mr. Kotick is entitled to an annual bonus, with a target amount of 200% of his base salary. The form of such bonus (i.e., whether cash or equity) shall be determined by the Compensation Committee at its discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

Equity Awards

2016 PSUs

As an inducement to enter into the Kotick Employment Agreement, on November 22, 2016, Mr. Kotick received an equity award consisting of PSUs, where target performance would have resulted in the vesting of 605,327 PSUs (the number of which was based on a target grant date value of approximately $22.5 million) and maximum performance would have resulted in the vesting of 250% of the target, or 1,513,317 PSUs.

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The target number of these PSUs vested on March 31, 2019, following Mr. Kotick’s continued employment through that date and the Compensation Committee’s determination that the cumulative AB Adjusted EPS for the period from October 1, 2016 through December 31, 2017 was at least $2.00. Further, as that metric was satisfied, there was an opportunity for the additional 907,990 PSUs to vest on that date, as follows:

●

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2016 AOP;

●

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2017 AOP; and

●

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2018 AOP.

In each case and for each tranche, these additional PSUs were eligible to vest as follows:

●

if actual performance was less than or equal to 100% of the objective, no additional PSUs would vest;

●

if actual performance was between 100% and 137.5% of the objective, a number of additional PSUs of between zero and 250% of the target (i.e., between zero and 302,663 PSUs) would vest, determined using straight-line interpolation; and

●

if actual performance was 137.5% or more of the objective, 250% of the target number of additional PSUs (i.e., 302,663 PSUs) would vest.

Following the Compensation Committee’s determination that AB Adjusted Operating Income for 2016 was 114% of the target objective set forth in our 2016 AOP and that AB Adjusted Operating Income for 2017 was 117% of the target objective set forth in our 2017 AOP, a total of 251,788 additional PSUs vested on March 31, 2019. No additional shares vested following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP.

2017 Equity Awards

Pursuant to the Kotick Employment Agreement, on August 7, 2017, Mr. Kotick received equity awards consisting of options and PSUs.

2017 Stock Options

Mr. Kotick was awarded an option to purchase 190,712 shares of our Common Stock, the number of which was based on a target grant date value of approximately $4.5 million, which vest in full on December 31, 2021, subject to his continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest).

2017 PSUs (Relative TSR)

Mr. Kotick was awarded PSUs, where target performance results in the vesting of 71,988 PSUs (the number of which was based on a target grant date value of approximately $4.5 million) and maximum performance results in the vesting of 200% of the target, or 143,976 PSUs.

These PSUs vest on March 15, 2021, subject to Mr. Kotick’s continued employment through that date, by reference to the performance of our cumulative TSR as compared to the rate of return of the S&P 500 Total Return Index for the period from the date of grant through December 31, 2020, as follows:

●

if our TSR is less than the rate of return of the S&P 500 Total Return Index, no PSUs vest;

●

if our TSR is equal to the rate of return of the S&P 500 Total Return Index, 100% of the target number of PSUs vest;

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 200% of the target, determined using straight-line interpolation; and

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 200% of the target number of PSUs vest.

Our TSR is measured by reference to the increase or decrease, as the case may be, between $60.21 (i.e., the average of the Nasdaq Official Closing Price of our Common Stock for the 30 trading days ended on the date of grant) and the average of the Nasdaq Official Closing Price of our Common Stock for the 30 trading days ended on December 31, 2020. The rate of return of the S&P 500 Total Return Index is measured by reference to the increase or decrease, as the case may be, between $4,740.37 (i.e., the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on the date of grant) and the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on December 31, 2020.

2017 PSUs (Three-Year Cumulative AB Adjusted Operating Income)

Mr. Kotick was also awarded PSUs, where target performance results in the vesting of 175,972 PSUs (the number of which was based on a target grant date value of approximately $11 million) and maximum performance results in the vesting of 250% of the target, or 439,930 PSUs.

These PSUs vest on March 15, 2021, subject to Mr. Kotick’s continued employment through that date, if and only if the cumulative AB Adjusted EPS for the period from July 1, 2017 through December 31, 2018 is at least $2.20 (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest) and otherwise by reference to the cumulative AB Adjusted Operating Income objective for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period as follows:

●

if actual performance is below 90% of the cumulative AB Adjusted Operating Income objective, no PSUs vest;

●

if actual performance is 90% of the cumulative AB Adjusted Operating Income objective, 90% of the target number of PSUs vest;

●

if actual performance falls between 90% and 100% of the cumulative AB Adjusted Operating Income objective, the number of PSUs that vest is between 90% and 100% of the target, determined using straight-line interpolation;

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●

if actual performance is 100% of the cumulative AB Adjusted Operating Income objective, 100% of the target number of PSUs vest;

●

if actual performance falls between 100% and 137.5% of the cumulative AB Adjusted Operating Income objective, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

●

if actual performance is 137.5% or more of the cumulative AB Adjusted Operating Income objective, 250% of the target number of PSUs vest.

The cumulative AB Adjusted EPS for the period from July 1, 2017 through December 31, 2018 was at least $2.20.

2018 Equity Awards

Pursuant to the Kotick Employment Agreement, on November 21, 2018 and December 28, 2018, Mr. Kotick received equity awards.

2018 Stock Options

Mr. Kotick was awarded an option to purchase 925,057 shares of our Common Stock, the number of which was based on a target grant date value of approximately $19.5 million, which vest in full on December 31, 2022, subject to his continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest).

2018 PSUs (Relative TSR)

Mr. Kotick was awarded PSUs, where target performance results in the vesting of 54,230 PSUs (the number of which was based on a target grant date value of approximately $3.5 million) and maximum performance results in the vesting of 250% of the target, or 135,575 PSUs.

These PSUs vest on March 31, 2022, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the performance of our cumulative TSR as compared to the rate of return of the S&P 500 Total Return Index for the period from the date of grant through December 31, 2021, as follows:

●

if our TSR is less than 90% of the rate of return of the S&P 500 Total Return Index, no PSUs vest;

●

if our TSR is 90% of the rate of return of the S&P 500 Total Return Index, 50% of the target number of PSUs vest;

●

if our TSR is between 90% and 100% of the rate of return of the S&P 500 Total Return Index, the number of PSUs that vest is between 50% and 100% of the target, determined using straight-line interpolation;

●

if our TSR is equal to the S&P 500 Total Return Index, 100% of the target number of PSUs vest;

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 250% of the target number of PSUs vest.

Our TSR is measured by reference to the increase or decrease, as the case may be, between $48.59 (i.e., the average of the closing price of our Common Stock as reported on Nasdaq for the 30 trading days ended on the date of grant) and the average of the closing price of our Common Stock as reported on Nasdaq for the 30 trading days ended on December 31, 2021. The rate of return of the S&P 500 Total Return Index is measured by reference to the increase or decrease, as the case may be, between $5,205.37 (i.e., the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on the date of grant) and the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on December 31, 2021.

2018 PSUs (Three-Year Cumulative AB Adjusted EPS)

Mr. Kotick was also awarded PSUs, where target performance results in the vesting of 106,838 PSUs (the number of which was based on a target grant date value of approximately $5 million) and maximum performance results in the vesting of 250% of the target, or 267,095 PSUs.

These PSUs vest on March 31, 2023, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the cumulative AB Adjusted EPS objective for 2020, 2021, and 2022 to be established by the Compensation Committee for that three-year period as follows:

●

if actual performance is below 90% of the cumulative AB Adjusted EPS objective, no PSUs vest;

●

if actual performance is 90% of the cumulative AB Adjusted EPS objective, 90% of the target number of PSUs vest;

●

if actual performance falls between 90% and 100% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 90% and 100% of the target, determined using straight-line interpolation;

●

if actual performance is 100% of cumulative AB Adjusted EPS objective, 100% of the target number of PSUs vest;

●

if actual performance falls between 100% and 137.5% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

●

if actual performance is 137.5% or more of the cumulative AB Adjusted EPS objective, 250% of the target number of PSUs vest.

2019 Equity Awards

Pursuant to the Kotick Employment Agreement, on August 12, 2019, Mr. Kotick received equity awards.

2019 Stock Options

Mr. Kotick was awarded an option to purchase 1,086,109 shares of our Common Stock, the number of which was based on a target grant date value of approximately $19.5 million, which vest in full

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on December 31, 2023, subject to his continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest).

2019 PSUs (Relative TSR)

Mr. Kotick was awarded PSUs, where target performance results in the vesting of 53,232 PSUs (the number of which was based on a target grant date value of approximately $3.5 million) and maximum performance results in the vesting of 250% of the target, or 133,080 PSUs.

These PSUs vest on March 31, 2023, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the performance of our cumulative TSR as compared to the rate of return of the S&P 500 Total Return Index for the period from the date of grant through December 31, 2022, as follows:

●

if our TSR is less than 90% of the rate of return of the S&P 500 Total Return Index, no PSUs vest;

●

if our TSR is 90% of the rate of return of the S&P 500 Total Return Index, 50% of the target number of PSUs vest;

●

if our TSR is between 90% and 100% of the rate of return of the S&P 500 Total Return Index, the number of PSUs that vest is between 50% and 100% of the target, determined using straight-line interpolation;

●

if our TSR is equal to the S&P 500 Total Return Index, 100% of the target number of PSUs vest;

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

●

if our TSR minus the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 250% of the target number of PSUs vest.

Our TSR is measured by reference to the increase or decrease, as the case may be, between $47.41 (i.e., the average of the closing price of our Common Stock as reported on Nasdaq for the 30 trading days ended on the date of grant) and the average of the closing price of our Common Stock as reported on Nasdaq for the 30 trading days ended on December 31, 2022. The rate of return of the S&P 500 Total Return Index is measured by reference to the increase or decrease, as the case may be, between $5,974.42 (i.e., the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on the date of gran) and the average of the closing value of the S&P 500 Total Return Index for the thirty trading days ending on December 31, 2022.

2019 PSUs (Three-Year Cumulative AB Adjusted EPS)

Mr. Kotick was also awarded PSUs, where target performance results in the vesting of 106,202 PSUs (the number of which was based on a target grant date value of approximately $5 million) and maximum performance results in the vesting of 250% of the target, or 265,505 PSUs.

These PSUs vest on March 31, 2022, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the cumulative AB Adjusted EPS objective for 2019, 2020, and 2021 to be established by the Committee for the three-year period as follows:

●

if actual performance is below 90% of the cumulative AB Adjusted EPS objective, no PSUs vest;

●

if actual performance is 90% of the cumulative AB Adjusted EPS objective, 90% of the target number of PSUs vest;

●

if actual performance falls between 90% and 100% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 90% and 100% of the target, determined using straight-line interpolation;

●

if actual performance is 100% of cumulative AB Adjusted EPS objective, 100% of the target number of PSUs vest;

●

if actual performance falls between 100% and 137.5% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

●

if actual performance is 137.5% or more of the cumulative AB Adjusted EPS objective, 250% of the target number of PSUs vest.

Long-Term Performance Incentives

2020 Long-Term Performance Incentive

Subject to his continued employment, Mr. Kotick may be granted an incentive award (the “2020 long-term performance grant”) measured against our total TSR and, in certain circumstances, our relative TSR.

The grant date value of any such award will be determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick. Subject in all cases to its absolute discretion, which it used when determining the grant date value of Mr. Kotick’s 2017, 2018, and 2019 equity awards, the Compensation Committee will consider, in determining the grant date value of such award, the Company’s and Mr. Kotick’s performance, our applicable comparator companies, any relevant changes in the business and market dynamics relevant to the Company, our projected performance relative to our long-term business plan, and any other factors the Compensation Committee determines relevant. Without limiting the generality of the foregoing, the factors the Compensation Committee will consider, in using its absolute discretion, include: (1) the 50th percentile of the aggregate grant date values of the long-term incentive grants made to the chief executive officers of our then-applicable comparator group during 2019; and (2) the grant date value of the equity awards made to Mr. Kotick during 2019.

Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than five times the amount payable at target performance.

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The award will be paid, in cash or shares of our Common Stock, at the Compensation Committee’s discretion, on or about March 1, 2021.

If the compound annual growth rate for our TSR for the period from January 1, 2017 through December 31, 2020 is at least 6%, the award will vest as follows (and if actual performance is between any two points, the amount earned will be determined using straight-line interpolation):

Annualized TSR during 4-Year Period	Resulting Cumulative 4-Year TSR Performance	Payment as Percentage of Target
6%	26%	90%
8%	36%	100%
13%	63%	200%
17%	87%	300%
21.5%	118%	400%
≥25%	≥144%	500%

If our annualized TSR for that period is below 6% but is both (1) positive (i.e., equal to or greater than 0%) and (2) greater than or equal to the median TSR of the companies which comprise the Standard and Poor’s 500 Index during that period (the “S&P 500 Median TSR”), the award will vest by reference to the difference between our TSR and S&P 500 Median TSR (i.e., our TSR minus that index’s median rate of return) for the period from January 1, 2017 to December 31, 2020 (“TSR Performance Relative to S&P 500 Median”), as follows:

●

if our TSR Performance Relative to S&P 500 Median is 0%, 90% of the target will be earned;

●

if our TSR Performance Relative to S&P 500 Median is more than 0% but less than 10%, between 90% and 100% of the target will be earned, determined using straight-line interpolation; and

●

if our TSR Performance Relative to S&P 500 Median is 10% or more, 120% of the target will be earned.

If our annualized TSR for that period is negative (i.e., less than 0%) but is greater than or equal to the S&P 500 Median TSR, the award will vest by reference to our TSR Performance Relative to S&P 500 Median, as follows:

●

if our TSR Performance Relative to S&P 500 Median is 0%, 85% of the target will be earned; and

●

if our TSR Performance Relative to S&P 500 Median is more than 0%, 100% of the target will be earned.

For the sake of clarity, if our annualized TSR for the period from January 1, 2017 to December 31, 2020 is neither positive nor greater than or equal to the S&P 500 Median TSR, the 2020 long-term performance grant will be canceled and Mr. Kotick will not receive anything thereunder (unless Mr. Kotick’s employment is terminated in certain circumstances following a change of control prior to the end of that period).

2021 Long-Term Performance Incentive

Subject to his continued employment, Mr. Kotick may also be granted an incentive award (the “2021 long-term performance grant”) measured against our cumulative operating income performance over the five-year period from January 1, 2017 to December 31, 2021. The award will have a grant date value determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick and upon consideration of the factors relevant to the grant date value of the 2020 long-term performance grant described above (where, in considering these factors before the Compensation Committee’s use of its absolute discretion, it will be assumed that the average increase in the grant date value of the long-term incentive awards made to other chief executive officers by companies in our industry between 2016 and the grant date could be calculated by applying a multiple of 1.44 to the grant date value of the equity award made to Mr. Kotick in 2017). Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than 1.5 times the amount payable at target performance.

The award will be paid, in cash or shares of our Common Stock, at the Compensation Committee’s discretion, in 2022, if either (X) the cumulative AB Adjusted Operating Income for the period from 2017 through 2021 is at least 90% of the sum of AB Adjusted Operating Income objective set forth in our 2017 AOP, the AB Adjusted Operating Income objective set forth in our 2018 AOP, and, for each of 2019, 2020, and 2021, a non-GAAP operating income objective for the Company to be determined by the Committee at its discretion, after consultation with Mr. Kotick (which, for the sake of clarity, may differ from the objective ultimately established pursuant to our AOP for any such year) or (Y) an alternative operating income objective established by the Compensation Committee for that period has been met or exceeded.

The award will vest as follows:

●

if actual performance is at least 90% of the objective, 100% of the target will be earned;

●

if actual performance falls between 100% and 125% of the objective, the amount earned will be determined using straight-line interpolation; and

●

if actual performance is 125% or more of the objective, 150% of the target will be earned.

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Shareholder Value Creation Incentive

Subject to Mr. Kotick’s continued employment, if, at any time prior to December 31, 2021, the average Nasdaq Official Closing Price of our Common Stock is (a) at least two times the average Nasdaq Official Closing Price of our Common Stock during the period from October 1, 2016 to December 31, 2016 (i.e., the average closing price is at least two times $39.98, or $79.96, per share, subject to adjustments by the Compensation Committee to prevent dilution or enlargement as a result of any dividend, stock split, or substantially similar change in our capital structure), and (b) remains at or above that price for at least 90 consecutive trading days:

●

the equity awards granted to Mr. Kotick during 2017, 2018 or 2019 pursuant to the Kotick Employment Agreement which are then outstanding, with the exception of the 2017 PSUs which vest by reference to our TSR performance relative to the rate of return of the S&P 500 Total Return Index, will immediately vest (assuming, for all performance-based awards, maximum performance); and

●

the 2021 long-term performance grant will be paid within 120 days, assuming maximum performance (i.e., with the amount payable to be no less than 150% of the 2021 long-term performance grant value).

Transformative Transaction Award

Upon the Compensation Committee’s determination, at its discretion, that we have consummated a transformative transaction during the term of Mr. Kotick’s employment under the Kotick Employment Agreement, he will receive a special award, the form of which shall be determined by the Compensation Committee at its discretion. For a transaction (or series of transactions) to qualify as transformative, it (or they) must, at a minimum:

●

result in accretive value to our then-current shareholders of at least 15% over our market capitalization as of the date immediately prior to the public announcement of the transaction (or, for a series of transactions, the first transaction in the series); and

●

that accretion must be maintained for six consecutive months following the consummation of the transaction (or, for a series of transactions, the last transaction in the series).

The value of such award, as determined by the Compensation Committee, at its discretion, will be equal to between one hundred percent (100%) and one hundred fifty percent (150%) of the 2021 long-term performance grant value, as follows:

●

if the accretive value was at least 15%, 100% of the 2021 long-term performance grant value;

●

if the accretive value was between 15% and 30%, the value of the award is between 100% and 150% of the 2021 long-term performance grant value, determined using straight-line interpolation; and

●

if the accretive value was 30% or more, 150% of the 2021 long-term performance grant value.

Other Benefits

Pursuant to the Kotick Employment Agreement, Mr. Kotick is entitled to participate in all benefit plans generally available to our executive officers. In addition, we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate through March 15, 2022, and, from March 16, 2022, until the tenth anniversary of his employment agreement (i.e., October 1, 2026), to reimburse him for up to $80,000 per year of premiums in respect of his then-existing life insurance policies. Further, we will pay reasonable expenses related to Mr. Kotick’s use of non-commercial transportation services for business-related travel, including any such services provided by an FAA-certified charter operator indirectly owned and managed by him. Please see “Certain Relationships and Related Person Transactions—Relationships and Transactions—Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer” for more information about our arrangement with this charter operator.

Restrictive Covenants

Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then employed by the Company or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). Mr. Kotick is also prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

In addition, during the term of his employment under the Kotick Employment Agreement, Mr. Kotick is prohibited from disclosing or using our confidential information except as required in the course of his employment and, until the second anniversary of the expiration of the term of his employment under the agreement, he cannot use such information to induce any of our employees or business partners to terminate or alter its relationship with us.

Dennis Durkin

Term & Title

Dennis Durkin is party to an employment agreement with us, dated as of February 25, 2019 (i.e., the Durkin Employment Agreement), pursuant to which he serves as our Chief Financial Officer and President of Emerging Businesses. Mr. Durkin’s term of employment under the Durkin Employment Agreement began on January 2, 2019, and, as the agreement does not have a fixed term, continues until either party gives the other 60 days’ prior notice.

Base Salary

Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary was $900,000 as of January 2, 2019. It was, and will be, periodically reviewed and may be increased—but not decreased—at the Compensation Committee’s discretion. For more information about Mr. Durkin’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Base Salary” above.

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Annual Bonus

Pursuant to the Durkin Employment Agreement, Mr. Durkin is eligible for an annual bonus under the CAIP with a target amount of 150% of his base salary, the actual amount of which will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. The form of such bonus (i.e., whether cash or equity) shall be determined by the Compensation Committee at its discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

Equity Awards

2019 Equity Award

As an inducement to enter into the Durkin Employment Agreement, on March 8, 2019, Mr. Durkin received an equity award consisting of PSUs. Please see “—Grants of Plan Based Awards for 2019” above for more information about that award.

Contract Inducement

As an inducement to enter into the Durkin Employment Agreement, Mr. Durkin received a payment of $3.75 million in cash shortly after his term under the Durkin Employment Agreement began. If his employment had been terminated for any reason other than by us without cause or by him for good reason, or due to his death or disability, prior to December 31, 2019, Mr. Durkin would have had to repay the bonus in full.

Other Benefits

Pursuant to the Durkin Employment Agreement, Mr. Durkin is entitled to participate in all benefit plans generally available to our executive officers, and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Durkin Employment Agreement.

Restrictive Covenants

Pursuant to the Durkin Employment Agreement, until the second anniversary of the termination of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries. In addition, Mr. Durkin is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Durkin is also prohibited from competing with us during the term of his employment under the Durkin Employment Agreement and is restricted from inducing any of our business partners to terminate or alter its relationship with us while he is our employee.

Collister Johnson

Term & Title

Collister Johnson is party to an employment agreement with us, dated as of May 10, 2017 (i.e., the Johnson Employment Agreement), pursuant to which he served as our President and Chief Operating Officer until April 7, 2020 and is currently employed by the Company as a Special Advisor to our CEO. Mr. Johnson’s term of employment under the Johnson Employment Agreement began on June 26, 2017, and continues through June 30, 2020.

Base Salary

Pursuant to the Johnson Employment Agreement, Mr. Johnson’s annual base salary was $1.3 million as of June 26, 2017, and will be periodically reviewed. For more information about Mr. Johnson’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Base Salary” above.

Annual Bonus

Pursuant to the Johnson Employment Agreement, Mr. Johnson is eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary.

He also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which AB Adjusted EPS is at least 15% greater than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS, such that his total target bonus opportunity under the CAIP for any year may be up to 200% of his base salary, by reference to the EPS Objective, as follows:

●

if performance is less than 115% of the objective, his target bonus will not change;

●

if performance is 115% of the objective, his target bonus will be increased by 10% of his base salary;

●

if performance falls between 115% and 124% of the objective, the amount by which his target bonus will be increased is between 10% and 100% of his base salary, determined using straight-line interpolation; and

●

if performance is 124% or more of the objective, his target bonus will be increased by 100% of his base salary.

The actual amount of any bonus paid to Mr. Johnson under the CAIP will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

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Equity Awards

2017 Equity Award

As an inducement to enter into the Johnson Employment Agreement, on August 7, 2017, Mr. Johnson received an equity award consisting of stock options and PSUs. Please see our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018, for more information about that award.

Annual Grants of PSUs (Long-Range Strategic Plan)

Pursuant to the Johnson Employment Agreement, beginning in 2018, Mr. Johnson is also eligible to receive additional annual equity grants with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $1 million per year.

2019 Annual Grants of PSUs (Long-Range Strategic Plan)

On November 11, 2019, Mr. Johnson was awarded PSUs. Please see “—Grants of Plan Based Awards for 2019” above for more information about these awards.

2018 Annual Grants of PSUs (Long-Range Strategic Plan)

On November 12, 2018, Mr. Johnson was awarded PSUs. Please see our proxy statement for our 2019 annual meeting, filed with the SEC on Schedule 14A on April 23, 2019, for more information about that award.

Annual Grants of PSUs (AB Adjusted EPS Growth)

Pursuant to the Johnson Employment Agreement, beginning in 2018, Mr. Johnson was also eligible to receive additional annual grants of PSUs with vesting based on AB Adjusted EPS growth, with a target value of $3 million per year.

2018 Annual Grants of PSUs (AB Adjusted EPS Growth)

On November 12, 2018, Mr. Johnson was awarded PSUs. Please see our proxy statement for our 2019 annual meeting, filed with the SEC on Schedule 14A on April 23, 2019, for more information about that award.

2019 Annual Grants of PSUs (AB Adjusted EPS Growth)

On November 11, 2019, Mr. Johnson was awarded PSUs. Please see “—Grants of Plan Based Awards for 2019” above for more information about these awards.

2020 Equity Award

If we had exercised our right to extend his employment term by an additional year, in 2020 Mr. Johnson would also have been eligible to receive an additional equity grant with a target value of $3 million, the actual amount, form, and terms and conditions of which would have been determined by the Compensation Committee at its discretion.

Contract Inducement

As an inducement to enter into the Johnson Employment Agreement, Mr. Johnson received a payment of $1 million in cash shortly after he commenced employment and an additional payment of $1.2 million in cash in January 2018. If his employment had been terminated for any reason other than by us without cause or by him for good reason, or due to his death or disability, prior to the first anniversary of a payment date (i.e., prior to July 7, 2018 or January 15, 2019, as the case may be), Mr. Johnson would have had to repay the bonus payment he received on that payment date.

Other Benefits

Pursuant to the Johnson Employment Agreement, Mr. Johnson is entitled to participate in all benefit plans generally available to our executive officers, and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Johnson Employment Agreement.

Restrictive Covenants

Pursuant to the Johnson Employment Agreement, until the second anniversary of the termination of his employment, Mr. Johnson is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Johnson is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Johnson is also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Johnson Employment Agreement. Mr. Johnson is also prohibited from competing with us during the term of his employment under the Johnson Employment Agreement and is restricted from inducing any of our business partners to terminate or alter its relationship with us while he is our employee.

Claudine Naughton

Term & Title

Claudine Naughton is party to an employment agreement with us, dated as of July 24, 2019 (i.e., the Naughton Employment Agreement), pursuant to which she serves as our Chief People Officer. Ms. Naughton’s term of employment under the Naughton Employment Agreement began on August 14, 2019, and continues through July 31, 2021 (subject to our right to extend for an additional year).

Base Salary

Pursuant to the Naughton Employment Agreement, Ms. Naughton’s annual base salary was $650,000 as of August 14, 2019. It was, and will be, periodically reviewed and may be increased—but not decreased—at the Compensation Committee’s discretion. For more information about Ms. Naughton’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Base Salary” above.

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Annual Bonus

Pursuant to the Naughton Employment Agreement, Ms. Naughton is eligible for an annual bonus under the CAIP with a target amount of 75% of her base salary, the actual amount of which will be determined at our discretion based on her overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

Equity Awards

As an inducement to enter into the Naughton Employment Agreement, on November 11, 2019, Ms. Naughton received an equity award consisting of stock options and PSUs. Please see “—Grants of Plan Based Awards for 2019” above for more information about these awards.

Contract Inducement

As an inducement to enter into the Naughton Employment Agreement, Ms. Naughton received a payment of $425,000 in cash shortly after she commenced employment and will receive an additional payment of $425,000 in cash in August 2020. If her employment is terminated for any reason other than by us without cause or by her for good reason, or due to her death or disability, prior to the first anniversary of the effective date of the Naughton Employment Agreement (i.e., prior to August 14, 2020), in the case of the first payment, or the second anniversary of the effective date of the Naughton Employment Agreement (i.e., August 14, 2021), in the case of the second payment, Ms. Naughton will have to repay the bonus payment she received in the year prior to that anniversary date.

Other Benefits

Pursuant to the Naughton Employment Agreement, Ms. Naughton is entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of her estate throughout the term of her employment under the Naughton Employment Agreement.

She also received certain relocation assistance (which, if her employment is terminated for any reason other than by us without cause or by her for good reason, or due to her death or disability, prior to the first anniversary of the effective date of the Naughton Employment Agreement payment date (i.e., prior to August 24, 2020), she will have to repay).

Restrictive Covenants

Pursuant to the Naughton Employment Agreement, until the second anniversary of the termination of her employment, Ms. Naughton is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries. In addition, Ms. Naughton is prohibited from disclosing or using our confidential information during her employment, except as required in the course of her employment, and at all times following the termination of her employment. Ms. Naughton is also not permitted to seek or negotiate for other employment before the final six months of the term of her employment under the Naughton Employment Agreement. Ms. Naughton is also prohibited from competing with us during the term of her employment under the Naughton Employment Agreement and is restricted from inducing any of our business partners to terminate or alter its relationship with us while she is our employee.

Chris B. Walther

Term & Title

Chris B. Walther is party to an employment agreement with us, dated as of November 1, 2016 (i.e., the Walther Employment Agreement), pursuant to which he serves as our Chief Legal Officer. Mr. Walther’s term of employment under the Walther Employment Agreement began on October 1, 2016, and continues through March 31, 2021.

Base Salary

Pursuant to the Walther Employment Agreement, Mr. Walther’s annual base salary was $707,911 as of October 1, 2016. It was, and will be, periodically reviewed and may be increased—but not decreased—at the Compensation Committee’s discretion. For more information about Mr. Walther’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Base Salary” above.

Annual Bonus

Pursuant to the Walther Employment Agreement, Mr. Walther is eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2019—Corporate Annual Incentive Plan Bonuses” above.

Equity Awards

2016 Equity Award

As an inducement to enter into the Walther Employment Agreement, on November 7, 2016, Mr. Walther received an equity award consisting of stock options and PSUs. Please see Mr. Walther’s Form 4 filed with the SEC on November 9, 2016, for more information about that award.

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Annual Grants of PSUs (Long-Range Strategic Plan)

Pursuant to the Walther Employment Agreement, Mr. Walther is also eligible to receive additional annual grants of PSUs, with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $625,000 per year.

2017 Annual Grants of PSUs (Long-Range Strategic Plan)

On November 6, 2017, Mr. Walther was awarded PSUs. Please see Mr. Walther’s Form 4 filed with the SEC on November 8, 2017, for more information about this award.

2018 Annual Grants of PSUs (Long-Range Strategic Plan)

On November 12, 2018, Mr. Walther was awarded PSUs. Please see our proxy statement for our 2019 annual meeting, filed with the SEC on Schedule 14A on April 23, 2019, for more information about this award.

2019 Annual Grants of PSUs (Long-Range Strategic Plan)

On November 11, 2019, Mr. Walther was awarded PSUs. Please see “—Grants of Plan Based Awards for 2019” above for more information about these awards.

Other Benefits

Pursuant to the Walther Employment Agreement, Mr. Walther is entitled to participate in all benefit plans generally available to our executive officers, and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Walther Employment Agreement.

Restrictive Covenants

Pursuant to the Walther Employment Agreement, until the second anniversary of the termination of his employment, Mr. Walther is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Walther is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Walther is also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Walther Employment Agreement. Mr. Walther is also prohibited from competing with us during the term of his employment under the Walther Employment Agreement and is restricted from inducing any of our business partners to terminate or alter its relationship with us while he is our employee.

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Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control, assuming that each of these events occurred on December 31, 2019.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert Kotick
Lump-sum bonus-based severance	2,461,848	2,461,848	0	12,325,386	17,052,596
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	0	1,750,000	0	3,500,000	5,250,000
Salary continuation	0	0	0	0	0
Benefits continuation(6)	29,212	305,449	305,449	305,449	305,449
Impact on equity awards(7)	21,330,323	21,330,323	0	21,330,323	55,205,429
TOTAL	23,821,383	25,847,620	305,449	37,461,158	77,813,474
Dennis Durkin
Lump-sum bonus-based severance	0	0	0	1,081,818	1,081,818
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	0	0	0	0	0
Salary continuation	0	0	0	225,000	225,000
Benefits continuation	0	0	0	0	0
Impact on equity awards	0	0	0	0	0
TOTAL	0	0	0	1,306,818	1,306,818
Collister Johnson
Lump-sum bonus-based severance	1,103,886	1,103,886	0	1,103,886	1,103,886
Other lump-sum severance	4,000,000	4,000,000	0	4,000,000	4,000,000
Lump-sum salary-based severance	2,699,170	0	0	0	0
Salary continuation	0	674,792	0	674,792	674,792
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	—	—	0	—	—
TOTAL	7,803,056	5,778,678	0	5,778,678	5,778,678

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Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Claudine Naughton(8)
Lump-sum bonus-based severance	170,986	170,986	0	170,986	170,986
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	1,300,000	0	0	0	0
Salary continuation	0	1,029,167	0	1,029,167	1,029,167
Benefits continuation(6)	0	6,920	0	6,920	6,920
Impact on equity awards(7)	—	—	0	—	—
TOTAL	1,470,986	1,207,073	0	1,207,073	1,207,073
Chris B. Walther
Lump-sum bonus-based severance	628,083	628,083	0	628,083	628,083
Other lump-sum severance	1,400,000	1,400,000	0	1,400,000	1,400,000
Lump-sum salary-based severance	1,691,400	0	0	0	0
Salary continuation	0	1,057,125	0	1,057,125	1,057,125
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	—	—	0	—	—
TOTAL	3,719,483	3,085,208	0	3,085,208	3,085,208

Footnotes for this table can be found on the pages immediately following (pages 76–82).

(1) Bonus Payments upon Termination

In the event his or her employment was terminated by us without cause or by him or her for good reason (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), or due to his or her death or disability, in each case on December 31, 2019, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2019).

Each of our NEOs would also have received a bonus for the year in which the termination occurred, in the event his or her employment was terminated by us without cause or by him or her for good reason and, with the exception of Mr. Durkin (who is not on a fixed-term contract), in the event his or her bonus was terminated due to his or her death or disability, in each case on December 31, 2019, all as described below.

Kotick. Subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), Mr. Kotick would have received:

●

in the event of his termination due to his death or disability, a lump-sum payment equal to the bonus he would have received under the CAIP for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; and

●

in the event of the termination by us without cause or by him for good reason (whether or not during the 12-month period following a change of control), a lump-sum payment equal to the bonus he would have received under the CAIP for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365 (as well as the lump sum payment described in footnote (4) based in part upon his target annual bonus for 2016).

Durkin. Subject to his execution of an effective and irrevocable release, Mr. Durkin would have received:

●

a lump-sum payment equal to the bonus he would have received under the CAIP for the year in which the termination occurred.

Johnson, Naughton, and Walther. Subject to his or her, or his or her legal representative’s, execution of an effective and irrevocable release (other than in the event of a termination of his or her employment due to death), Messrs. Johnson and Walther and Ms. Naughton would have each received:

●

a lump-sum payment equal to the bonus he or she would have received under the CAIP for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

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None of our NEOs would have been entitled to a bonus with respect to the year of termination of his or her employment in connection with a termination for cause, although Mr. Kotick would have received any earned but unpaid bonus for prior years (of which there were none as of December 31, 2019).

(2) Termination of Employment due to Death or Disability

In the event of a termination of his or her employment due to his or her death or disability on December 31, 2019 (which termination due to disability would have been, for Mr. Kotick, subject to certain advance notice requirements), each of our named executive officers with the exception of Mr. Durkin (who is not on a fixed term agreement), or such NEO’s estate, would have received, in addition to any amounts to which he or she was entitled under applicable law, such as earned but unpaid salary, accrued but unused vacation, unreimbursed business expenses, and any amounts then due under our benefit plans, programs or policies (collectively, “accrued obligations”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2019), severance, as described below.

Kotick. Mr. Kotick would have received:

●

in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

●

in the event of his termination due to his death or disability, subject to, in the event of a termination of his employment due to disability, his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

●

in the event of his termination due to disability, continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, until the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

Johnson, Naughton, and Walther. Messrs. Johnson and Walther and Ms. Naughton would each have received, subject to, in the event of a termination of his or her employment due to disability, his or her, or his or her legal representative’s, execution of an effective and irrevocable release:

●

in the event of his or her termination due to death, a lump-sum payment equal to 200% of his or her annual base salary in effect on his or her termination date, less any payments received or to which he or she became entitled under Company-provided life insurance (which payments, for purposes of this table, are assumed to be zero); and

●

in the event of his or her termination due to disability, salary continuation through the expiration date of his or her employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his or her termination date) that would have been payable to him or her during that period, less any payments received or to which he or she became entitled under Company-provided long-term disability insurance (which payments, for purposes of this table, are assumed to be zero).

In addition, if (1) Mr. Johnson’s employment is terminated due to his death or disability after the end of 2017, 2018, and/or 2019 (but, in each case, before June 29, 2020) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Johnson will receive an additional payment of $2 million (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to June 29, 2020 could result in payment of $6 million), subject to the execution of an effective and irrevocable release by Mr. Johnson or his legal representative.

Similarly, if (1) Ms. Naughton’s employment is terminated due to her death or disability after the end of 2019 and/or 2020 (but, in either case, before July 31, 2021) or after the end of 2021 (but before July 31, 2022) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2019 and/or 2020, on the one hand, or 2021, on the other) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Ms. Naughton will receive an additional payment of $766,667 (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to July 31, 2021 could result in payment of $1,533,334), subject to the execution of an effective and irrevocable release by Mr. Naughton or her legal representative.

Similarly, if (1) Mr. Walther’s employment is terminated due to his disability after the end of 2017, 2018, and/or 2019 (but, in each case, before March 14, 2020) or after the end of 2020 (but before March 14, 2021), and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019, on the one hand, or 2020, on the other) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Walther will receive an additional payment of $700,000 (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to March 14, 2020 could have resulted in payment of $2.1 million), subject to the execution of an effective and irrevocable release by Mr. Walther or his legal representative.

Any payment in respect of a bonus that any of our NEOs would have received in connection with a termination due to his or her death or disability is discussed in footnote (1). The effects of a termination due to death or disability on outstanding equity and, in the case of Mr. Kotick, other incentive awards, are discussed in footnote (7).

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(3) Termination for Cause

Each of our named executive officers is subject to an employment agreement, which may, subject to certain advanced notice requirements, be terminated for “cause” if any of the following occur:

●

For Mr. Kotick, a determination by our Board that he: (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties, or assets; (2) was convicted of, or pled guilty or nolo contendere to, a felony under the laws of the United States or any state thereof; (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause severe harm to us; (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us; or (5) materially breached his material obligations under his employment agreement;

●

For Messrs. Durkin, Johnson, and Walther and Ms. Naughton our reasonable and good-faith determination that he or she: (1) engaged in gross negligence in the performance of his or her duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his or her employment; (2) engaged in fraud, dishonesty, or any other serious misconduct that caused, or has the potential to cause, harm to us or our subsidiaries, including our business or reputation; (3) materially violated any of our lawful directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules, or regulations in connection with the performance of his or her duties; (4) materially breached his or her employment agreement; (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (7) materially breached his or her fiduciary duties to us or our subsidiaries.

None of our NEOs would have received any payment in connection with his or her termination for cause, other than in respect of accrued obligations, except for Mr. Kotick, who would also have also received:

●

any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2019); and

●

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, until the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

The effects of a termination in connection with a termination for cause on outstanding equity and, in the case of Mr. Kotick, other incentive awards are discussed in footnote (7).

(4) Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his or her employment for “good reason” upon the occurrence of any of the following without his or her consent:

●

For Mr. Kotick, subject to certain advance notice requirements and our right to cure: (1) a reduction in his base salary or target annual bonus; (2) a material reduction in certain benefits to which he is contractually entitled; (3) the assignment to him of any duties materially inconsistent with his position, duties, responsibilities, authority, or status with us or a material adverse change in his duties, responsibilities, authorities, reporting responsibilities, titles, or offices as in effect prior to such assignment or change (including his ceasing to have the title of chief executive officer of Activision Blizzard (or, following a change of control, our successor or ultimate parent entity)); (4) his failure to be nominated for election as a member of our Board; (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement; (6) any purported termination of his employment in contravention of the notice provision of his employment agreement; (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations; or (8) any purported termination of his employment in violation of our Bylaws;

●

For Mr. Durkin, subject to certain advance notice requirements and our right to cure: a relocation of his principal place of business to a location more than 35 miles from our current headquarters that materially and adversely affects his commute; and

●

For Messrs. Johnson and Walther and Ms. Naughton, subject to certain advance notice requirements and our right to cure: a relocation of his or her principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his or her commute.

Upon a termination of his or her employment by us without cause or for good reason on December 31, 2019 (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), each of our NEOs would have received, in addition to any accrued obligations, severance, as described below.

Kotick. Mr. Kotick:

●

subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (which was $4,727,210) (unless such termination had been during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

●

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

●

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, until the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

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Durkin. Mr. Durkin (who is not on a fixed term agreement):

●

subject to his execution of an effective and irrevocable release, salary continuation for three months in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period.

Johnson, Naughton, and Walther. Messrs. Johnson and Walther and Ms. Naughton:

●

subject to his or her, or his or her legal representative’s, execution of an effective and irrevocable release, salary continuation through the expiration date of his or her employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his or her termination date) that would have been payable to him or her during that period.

Ms. Naughton would have also received, subject to her or her legal representative’s execution of an effective and irrevocable release, continuation of health/medical insurance benefits for her and her then-current spouse and minor children for a period of one year following her termination date.

In addition, if (1) Mr. Johnson’s employment is terminated by us without cause or by Mr. Johnson for good reason after the end of 2017, 2018, and/or 2019 (but, in each case, before June 29, 2020) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Johnson will receive an additional payment of $2 million (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to June 29, 2020 could result in payment of $6 million), subject to the execution of an effective and irrevocable release by Mr. Johnson or his legal representative.

Similarly, if (1) Ms. Naughton’s employment is terminated by us without cause or by Ms. Naughton for good reason after the end of 2019 and/or 2020 (but, in either case, before July 31, 2021) or after the end of 2021 (but before July 31, 2022) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2019 and/or 2020, on the one hand, or 2021, on the other) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Ms. Naughton will receive an additional payment of $766,667 (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to July 31, 2021 could result in payment of $1,533,334), subject to the execution of an effective and irrevocable release by Ms. Naughton or her legal representative.

Similarly, if (1) Mr. Walther’s employment is terminated by us without cause or by Mr. Walther for good reason after the end of 2017, 2018, and/or 2019 (but, in each case, before March 14, 2020) or after the end of 2020 (but before March 14, 2021), and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019, on the one hand, or 2020, on the other) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Walther will receive an additional payment of $700,000 (which amounts are cumulative to the extent the underlying conditions are met, so that a termination prior to March 14, 2020 could have resulted in payment of $2.1 million), subject to the execution of an effective and irrevocable release by Mr. Walther or his legal representative.

Pursuant to the terms of each of Messrs. Durkin’s, Johnson’s and Walther’s and Ms. Naughton’s employment agreements, all payments and benefits to which he or she is otherwise entitled upon a termination by us without cause or by him or her for good reason, except for the accrued obligations, would cease if he or she breaches the post-termination provisions of his or her employment agreement.

Please see “—Employment Agreements” above for a description of those obligations.

In addition, pursuant to the terms of each of Messrs. Durkin’s, Johnson’s, and Walther’s and Ms. Naughton’s employment agreements, if he or she obtains any subsequent employment, any severance payable to him or her in the form of salary continuation would be offset by the amount of his or her salary from his or her then-current employer (which payments, for the purposes of this table, are assumed to be zero).

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination by us without cause or by that NEO for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our NEOs by us without cause or by that NEO for good reason on outstanding equity awards and, in the case of Mr. Kotick other incentive awards, are discussed in footnote (7).

(5) Change of Control

None of Messrs. Durkin’s, Johnson’s, or Walther’s or Ms. Naughton’s employment agreement contemplates the impact of a “change of control” on his or her employment.

Kotick. For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any accrued obligations, the following:

●

subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

●

subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (which was $4,727,210), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

●

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

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●

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, until the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

(b) As discussed in footnote (7), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, his unvested restricted share units (all of which have vesting tied to performance) would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. The amounts shown represent the value of the restricted share units that would have vested upon Mr. Kotick’s termination, measured as the Nasdaq Official Closing Price of $59.42 per share of our Common Stock on December 31, 2019, the last trading day of 2019, assuming target performance for each tranche.

In addition, as discussed in footnote (7), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, his unvested stock options would have immediately vested and all his stock options would have remained exercisable until their original expiration date. The amounts shown represent the value of the stock options that would have vested upon Mr. Kotick’s termination, measured as the difference between the Nasdaq Official Closing Price of $59.42 per share of our Common Stock on December 31, 2019, the last trading day of 2019, and the exercise price per share of such award, for each award for which the exercise price per share is greater than $59.42 per share.

Further, if there had been a change of control on December 31, 2019 (whether or not he was subsequently terminated), if the Nasdaq Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested stock options, Mr. Kotick would have had the right to forfeit those stock options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those stock options multiplied by the amount that the Nasdaq Official Closing Price exceeded the exercise price of the stock options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those stock options and selling the shares purchased upon exercise in the open market.

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

Upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, as discussed in footnote (7), both of his long-term performance grants would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee, at its discretion, immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. For purposes of this table, no value is attributable to either grant, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto. Please see “—Employment Agreements—Robert Kotick” above.

(c) For purposes of Mr. Kotick’s employment agreement, a “change of control” is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock; (b) the failure of the directors who constituted our Board as of the effective date of his employment agreement (i.e., October 1, 2016) (or replacements who are approved by a majority of such directors) to constitute a majority of our Board, other than as a result of (x) voluntary resignations or removals for good cause or (y) appointments as a result of an actual or threatened proxy contest; or (c) a consolidation, merger, or sale of all or substantially all of our assets in which our stockholders immediately prior to such transaction do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction.

(6) Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2019. Please see footnotes (2), (3), (4), and (5) for a description of the termination scenarios for which these amounts are relevant.

(7) Treatment of Equity and Other Incentive Awards

The amounts shown represent the value of any restricted share units that would have vested upon termination, measured as the Nasdaq Official Closing Price of $59.42 per share of our Common Stock on December 31, 2019, and the value of any stock options that would have vested upon termination, measured as the difference between the Nasdaq Official Closing Price of $59.42 per share of our Common Stock on December 31, 2019, the last trading day of 2019, and the exercise price per share of such award, for any such award for which the exercise price per share is less than $59.42 per share.

The outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $59.42 stock price on December 31, 2019, because the market price of our Common Stock at the time of vesting cannot be determined.

Similarly, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto, no value is attributed to the continued vesting of Mr. Kotick’s long-term performance grants. Please see “—Employment

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Agreements—Robert Kotick” above for further information about these long-term performance grants.

The effects of termination as of December 31, 2019, on the outstanding equity and other incentive awards held by each named executive officer on that date and information with respect to the outstanding awards held by him (assuming target performance, in the case of all performance-based awards) are as described below.

Kotick. For Mr. Kotick, on the date of termination:

●

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have immediately vested and remained exercisable for five years (whether or not during the 12-month period following a change of control); and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated;

●

in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release:

–

his stock options would have immediately vested and remained exercisable for five years (unless, as described in footnote (5), such termination had been during the 12-month period following a change of control, in which case they would have remained exercisable until their original expiration date); and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated (unless, as described in footnote (5), such termination had been during the 12-month period following a change of control, in which case they would have immediately vested based upon, for each tranche, the greater of target and actual performance);

●

in the event of a termination by us for cause:

–

his stock options would have been canceled; and

–

his unvested restricted share units would have been canceled; and

●

in the event of a termination for any other reason:

–

his stock options would have ceased to vest and would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity and other incentive awards, see footnote (5).

Please see “—Outstanding Equity Awards at December 31, 2019” above for details about the equity awards made to Mr. Kotick that were outstanding as of December 31, 2019. For more information on the equity awards and long-term incentive grants to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” above.

Durkin. For Mr. Durkin:

●

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

●

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

●

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2019” above for details about the equity awards made to Mr. Durkin that were outstanding as of December 31, 2019.

Johnson. For Mr. Johnson:

●

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

●

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

●

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2019” above for details about the equity awards made to Mr. Johnson that were outstanding as of December 31, 2019.

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In addition, if Mr. Johnson’s employment is terminated due to death, disability, by us without cause or by Mr. Johnson for good reason between the end of a performance period underlying a tranche of the restricted share units granted to him on August 7, 2017, and the vesting date for that tranche (e.g., between January 1, 2019 and June 28, 2019) and the performance objective under that tranche (e.g., the objective for 2018) has been achieved, Mr. Johnson (or his heirs or estate) will receive a payment equal to the product of (x) the number of shares he would have received upon vesting of that tranche of the award had it not been canceled upon his termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on August 7, 2017 (i.e., $62.51), in consideration of the termination of the restricted share units prior to their vesting, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death). Please see “—Outstanding Equity Awards at December 31, 2019” above for further details about this award. For purposes of this table, amounts in respect of this provision of his employment agreement are assumed to be zero, as Mr. Johnson would not have been entitled to anything in respect thereof for a termination as of December 31, 2019.

Naughton. For Ms. Naughton:

●

in the event of a termination of her employment due to her death or disability, subject to, in the event of termination due to disability, her execution of an effective and irrevocable release:

–

her stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

her unvested restricted share units would have been canceled;

●

in the event of a termination by us for cause, on the date of termination:

–

her stock options, whether or not vested, would have been canceled; and

–

her unvested restricted share units would have been canceled; and

●

in the event of a termination for any other reason, on the date of termination:

–

her stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

her unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2019” above for details about the equity awards made to Ms. Naughton that were outstanding as of December 31, 2019.

In addition, if Ms. Naughton’s employment is terminated due to death, disability, by us without cause or by Ms. Naughton for good reason between the end of a performance period underlying a tranche of the restricted share units granted to her on November 11, 2019, and the vesting date for that tranche (e.g., between January 1, 2020 and July 31, 2020) and the performance objective under that tranche of that grant (e.g., the objective for 2019) has been achieved, Ms. Naughton will receive a payment equal to the product of (x) the number of shares she would have received upon vesting of that tranche of the award had it not been canceled upon her termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on November 11, 2019 (i.e., $52.52), in consideration of the termination of the restricted share units prior to their vesting, subject to her execution of an effective and irrevocable release. Please see “—Outstanding Equity Awards at December 31, 2019” above for further details about this award.

Walther. For Mr. Walther:

●

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

●

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

●

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2019” above for details about the equity awards made to Mr. Walther that were outstanding as of December 31, 2019.

In addition, if Mr. Walther’s employment is terminated by us due to death, disability, by us without cause or by Mr. Walther for good reason between the end of a performance period underlying a tranche of the restricted share units granted to him on November 7, 2016, as an inducement to enter into the Walther Employment Agreement and the vesting date for that tranche (e.g., between January 1, 2019 and March 14, 2019) and the performance objective under that tranche of that grant has been achieved (e.g., the objective for 2018), Mr. Walther will receive a payment equal to the product of (x) the number of shares he would have received upon vesting of that tranche of the award had it not been canceled upon his termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on November 7, 2016 (i.e., $41.09), in consideration of the termination of the restricted share units prior to their vesting, subject to his execution of an effective and irrevocable release. Please see “—Outstanding Equity Awards at December 31, 2019” above for further details about this award. For purposes of this table, amounts in respect of this provision of his employment agreement are assumed to be zero, as Mr. Walther would not have been entitled to anything in respect thereof for a termination as of December 31, 2019.

(8) Naughton Employment Start Date

Ms. Naughton’s employment with us began on August 14, 2019.

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CEO Pay Ratio

In August 2015, the SEC adopted a rule requiring annual disclosure, beginning with respect to 2017, of a reasonable estimate of the ratio of the annual total compensation of the company’s principal executive officer to a company’s median employee’s annual total compensation.

To identify our median employee for purposes of this disclosure, we first defined a pool of all individuals employed by us (other than our principal executive officer) on a chosen date—November 15, 2017—and then selected our median employee from that pool, in accordance with SEC rules, all as explained in our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018. We believe there has been no change to our employee population, employee compensation arrangements, or the circumstances of that median employee since he or she was first identified that would result in a significant change to our pay ratio. Accordingly, as permitted under SEC rules, we are using the same median employee used since our initial CEO pay ratio disclosure relating to 2017, as disclosed in our proxy statement for our 2018 annual meeting.

Our principal executive officer is our Chief Executive Officer, Mr. Kotick. The form and amount of our Chief Executive Officer’s proxy-reported compensation for 2019 is consistent with the terms of his employment agreement and reflects, among other things, our Compensation Committee’s assessment of his performance for the year.

We calculated annual total compensation for our median employee using the same methodology as we use for our named executive officers as set forth in the “Summary Compensation Table” above. For 2019, the annual total compensation of our median employee, who was not granted an equity award during 2019, was $94,308. The annual total compensation of our Chief Executive Officer for 2019 was $30,122,896. Based on the foregoing, our estimate of the CEO-to-median employee pay ratio is 319:1.

Due to the wide variety of job functions within our Company, across numerous global jurisdictions, the compensation paid to our employees differs greatly between departments, experience levels, and locations. We believe that our employees are fairly compensated and appropriately incentivized.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a “say-on-pay”) on the compensation of the executive officers named in the “Summary Compensation Table” above (i.e., the named executive officers).

Accordingly, you are being asked to approve the following resolution at the Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

Prior to casting your vote, we encourage you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation policies and practices, as well as the Summary Compensation Table and other compensation tables and related narrative discussions, which provide detailed information on the compensation of our named executive officers. Our Compensation Committee and Board believe that our compensation policies and practices align with stockholder interests, by emphasizing pay for performance and enabling us to attract, retain, and motivate the key executive talent necessary to achieve our financial and strategic goals.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of proposal 2. As an advisory vote, the proposal is non-binding on the Company, our Board, and our Compensation Committee. However, our Board and its Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future executive compensation decisions. Our Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

The Board has adopted a policy of providing for annual say-on-pay advisory votes. As such, we expect that the next say-on-pay vote will be held at our 2021 annual meeting.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

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DIRECTOR COMPENSATION

General

Pursuant to our director compensation program, our non-employee directors receive a mix of cash and equity awards, with the majority of the compensation in the form of equity. The amount of compensation paid to each director depends on his or her role and responsibilities. Mr. Kotick, our Chief Executive Officer and only employee director, does not receive any compensation for his service on our Board.

The Compensation Committee annually reviews the total compensation paid to our non-employee directors and each element of our director compensation program and makes recommendations to our Board regarding the program as needed. In making these recommendations, our Compensation Committee takes various factors into consideration, including our directors’ responsibilities, their experience and skills, and the competitiveness of the form and amount of our director compensation by reference to the comparator group against which the Compensation Committee benchmarks our executive compensation. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Comparator Company Data and Compensation Surveys Referenced” above for further information about our comparator group. The Compensation Committee engages an independent compensation consultant to assist in this review (and, since 2013, has retained Exequity as its independent compensation consultant). Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but our management has no role in recommending or determining the amount or form of director compensation.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that has been in effect since May 1, 2018. Directors do not receive any additional payments for attending Board or committee meetings.

Annual Retainer	$90,000
Add’l. for Serving as Chairperson of the Board of Directors	$150,000
Add’l. for Serving as Lead Independent Director	$50,000
Add’l. for Serving as Chairperson of the Audit Committee	$40,000
Add’l. for Serving as Chairperson of the Compensation Committee	$40,000
Add’l. for Serving as Chairperson of the Nominating and Corporate Governance Committee	$30,000
Add’l. for Serving as an Audit Committee Member (other than as the Chairperson)	$11,000
Add’l. for Serving as a Compensation Committee or Nominating and Corporate Governance Committee Member (other than as the Chairperson)	$5,500
Per Day for Special Assignments	$5,500

Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Each non-employee director is entitled, upon his or her election or appointment to our Board and upon each subsequent re-election to our Board, to receive restricted share units representing the right to receive shares of our Common Stock. The grant date value of those restricted share units is $250,000, provided that, in the event of an election or appointment at any time other than at the Board meeting immediately following an annual meeting of our stockholders, the grant of restricted share units will be pro-rated based on the amount of time from the date of such election or appointment until the then-expected date of the Company’s next annual meeting of stockholders. The actual number of shares underlying the restricted share units is determined by dividing the grant date fair value of the award by the Nasdaq Official Closing Price of our Common Stock on the date of grant. The award of restricted share units is approved by our Board promptly following a non-employee director’s election, appointment, or re-election to the Board and is made three business days following the date of the Board’s approval of such grant. Each award vests in four equal installments (on a quarterly basis during the year following the date of grant), subject to continued service on our Board.

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Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-employee director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted share units representing the right to receive shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer we then pay directors for regular service on our Board. Currently, this equates to beneficially owning shares of our Common Stock with a value of $450,000. The value of shares owned by each non-employee director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the Nasdaq Official Closing Price of our Common Stock on that day; and (b) the Nasdaq Official Closing Price of our Common Stock on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-employee directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 2nd of this year, all non-employee directors who, as of that date, had been a member of our Board for four or more years were in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard. Further, our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with certain of our non-employee directors that require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit, or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our non-employee directors as a result of any proceeding against them as to which they could be indemnified.

Reimbursement of Expenses and Limited Benefits

All our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging, and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are uncommon. Pursuant to our director compensation program and the Company’s Corporate Governance Principles and Policies, our Board may provide our directors with other benefits. For example, on rare occasions, if a director’s spouse accompanies him or her on a business trip other than at our request, we may provide that person with travel and lodging at our expense when the incremental cost to us for doing so is negligible.

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Compensation for 2019

The following table sets forth a summary of certain information regarding the compensation of our directors for 2019, other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above, and he does not receive any additional compensation for his Board service.

Name	Fees Earned in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Reveta Bowers	95,500	249,434	—	—	$344,934
Robert Corti	130,000	249,434	—	—	$379,434
Hendrik Hartong III	101,000	249,434	—	—	$350,434
Brian Kelly	240,000	249,434	—	—	$489,434
Barry Meyer	95,500	249,434	—	—	$344,934
Robert Morgado	210,000	249,434	—	—	$459,434
Peter Nolan	101,000	249,434	—	—	$350,434
Casey Wasserman	95,500	249,434	—	—	$344,934
Elaine Wynn	95,500	249,434	—	—	$344,934

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair value of stock awards (which consist of restricted share units) made in 2019 to each person who served on our Board during the year who is not an NEO (computed in accordance with ASC Topic 718). As such, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in 2019. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 16 to our audited financial statements included in our 2019 10-K.

(2)

Each person who served on our Board during 2019 who was not an NEO received 5,411 restricted share units with a grant date fair value of $249,434 (computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 16 to our audited financial statements included in our 2019 10-K.

(3)

The following table presents, as of December 31, 2019, the number of shares underlying outstanding stock options and stock awards (which consist of restricted share units) held by each director who served in 2019 and who is not an NEO:

Name	Number of Shares Underlying Options as of December 31, 2019 (#)	Number of Shares Underlying Unvested Stock Awards as of December 31, 2019 (#)
Reveta Bowers	—	2,705
Robert Corti	—	2,705
Hendrik Hartong III	—	2,705
Brian Kelly	80,676	2,705
Barry Meyer	—	2,705	(a)
Robert Morgado	88,000	2,705
Peter Nolan	—	2,705
Casey Wasserman	—	2,705	(b)
Elaine Wynn	—	2,705

(a)

These restricted share units are held in trust—one-half in the Barry Meyer Separate Property Trust and one-half in the Barry and Wendy Meyer Trust.

(b)

These restricted share units are held in the Casey Wasserman Living Trust.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Related Person Transactions Policy

We have a Related Person Transactions Policy pursuant to which the Audit Committee evaluates transactions, arrangements, or relationships (or any series of similar transactions, arrangements, or relationships) in which: (1) we were, are, or will be a participant, whether directly or indirectly; (2) the amount involved exceeds $120,000; and (3) a related person had, has, or will have a direct or indirect interest. For the purposes of the policy, a “related person” is (a) any person who is, or was at any time since the beginning of our last fiscal year, a director, a person nominated for election to our Board, or one of our executive officers, (b) any person who beneficially owns more than 5% of our Common Stock, or (c) any person who is, or was at any time since the beginning of our last fiscal year, an immediate family member of any person covered by (a) or (b).

Our Related Person Transactions Policy is generally designed to capture any transaction for which disclosure by the Company would be required pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under our Related Person Transactions Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he or she concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

●

the purpose of the transaction and what benefit it provides to the Company;

●

the terms of the transaction and whether they are arm’s-length;

●

the direct or indirect nature of the related person’s interest in the transaction;

●

the availability of comparable goods or services from non-related persons;

●

whether the transaction was initiated by the Company or the related person;

●

whether the transaction was undertaken in the ordinary course of our business;

●

the expected term of the transaction and the approximate dollar value involved in the transaction, particularly as it relates to the related person;

●

the related person’s interest in the transaction;

●

the potential for reputational harm;

●

applicable law and listing standards;

●

our Certificate of Incorporation and our Bylaws; and

●

any other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and our Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated, or amended by us, if so directed by the Audit Committee.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such actual or potential conflicts of interest must be disclosed to the Company. Once disclosed, our legal department, working with relevant parties, will evaluate the conflict and determine how to manage or resolve it.

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Relationships and Transactions

Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer

Our CEO indirectly owns aircraft that are operated by an FAA-certified charter operator which is indirectly owned and managed by him. From time to time, our CEO and other executives and directors of the Company use these aircraft for travel in connection with our business. We currently pay for such use an amount that is not greater than 95% of the charter operator’s regular hourly flight charges plus 100% of the actual, third-party costs incurred by the charter operator in obtaining goods and services for the flights. In addition, the charter operator does not charge us customary cancellation fees or require us to commit to a customary block charter guarantee. Further, our arrangement with the charter operator allows us to avoid the expense of operating an in-house flight department. During 2019, the Company paid $3,035,398 for business-related use of these aircraft, including by our executives and directors. Our use of these aircraft was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value because our cost is less than the cost we would incur if we were to charter aircraft from another charter operator and pay market rates. In addition, the arrangement allows for greater time efficiency and productivity and enhanced safety and security for our executives and directors.

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AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PwC in connection with providing such services and billed to us) paid to PwC for professional audit services for the audit of the Company's financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services in fiscal years 2019 and 2018. Audit fees increased in 2019 primarily due to additional audit procedures associated with the increased complexity of our business and changes to our tax structure made during the year.

	Year Ended
	December 31, 2019	December 31, 2018
Audit Fees(1)	$8,655,487	$8,148,380
Audit-Related Fees(2)	75,000	—
Tax Fees(3)	2,804,430	3,095,171
All Other Fees(4)	9,200	59,200
TOTAL	$11,544,117	$11,302,751
(1)

Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with, and review of, documents filed with the SEC, and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)

Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit, and other technical tax consulting.

(4)

All Other Fees: This category includes fees for all other services except those described above. Amounts relate to assistance with international industry filings, license fees paid for an online research tool, and, for 2018, assistance with the Company’s XBRL filings.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee must approve all audit and non-audit services before they are provided by PwC.

At the beginning of each year, the Audit Committee approves a budget with respect to audit and non-audit services expected to be provided during the year by PwC. Within that budget, the Audit Committee approves spending attributable to specified classes of services that PwC has historically provided. If proposed services do not fall within one of the classes pre-approved at the beginning of the year, the services must be pre-approved by the chairperson of the Audit Committee and reported to the Audit Committee at its full next meeting. Further, if proposed services would result in the aggregate spending in a particular category—audit, audit-related, tax, and all other—exceeding the pre-approved annual budget for that category of services, those proposed services must first be pre-approved by the chairperson of the Audit Committee and reported to the Audit Committee at its next full meeting.

All services provided to the Company by PwC for 2019 were approved by the Audit Committee in accordance with these pre-approval policies and procedures.

Audit Committee Report

Roles and Responsibilities: Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and for issuing a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

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Required Disclosures and Discussions: The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual audited financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (i.e., GAAP), and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussing with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence, including a review of its audit and non-audit fees (Independence Discussions with Audit Committees).

Committee Recommended Including the Financial Statements in the Annual Report: Based on these reviews and discussions, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Robert Corti (Chairperson), Hendrik Hartong III, and Peter Nolan

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PwC to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2020. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” above for a description of the services provided to us by PwC during the years ended December 31, 2019 and 2018.

The Company has engaged PwC as our independent registered public accounting firm since the Vivendi Games Combination. PwC was also the independent registered public accounting firm for the Company (then known as Activision, Inc.) from 2001 until the consummation of that transaction (but, as it was treated as a “reverse acquisition” and PwC did not audit the financial statements of our “accounting acquirer,” Vivendi Games, Inc., we technically changed accountants at that time).

The Audit Committee meets annually without PwC present to evaluate PwC’s independence and performance in deciding whether to retain PwC or engage a different independent registered public accounting firm. During these reviews, the committee may consider, among other things:

●

the quality and efficiency of the services provided by PwC, including input from our management on PwC’s performance, including its effectiveness at demonstrating independent judgment, objectivity, and professional skepticism;

●

PwC's judgments on critical accounting matters;

●

the quality and candor of PwC’s communications with the Audit Committee and our management;

●

external data on PwC’s audit quality and performance, including recent PCAOB reports on PwC and its peer firms;

●

PwC’s independence and its processes for maintaining its independence;

●

PwC’s technical expertise and knowledge of the Company’s global operations and industry;

●

PwC’s global capabilities; and

●

the appropriateness of PwC’s fees, PwC’s tenure as our independent registered public accounting firm, including the benefits of a longer tenure, and the controls and processes in place that help ensure PwC’s continued independence.

Benefits of Long Tenure	Independence Controls
●

Enhanced audit quality—PwC has significant institutional knowledge and deep expertise regarding the Company’s global business, accounting policies and practices, and internal control over financial reporting, and this enhances audit quality.

●

Competitive fees—In part because of PwC’s familiarity with the Company, we believe the fees we pay PwC are competitive with those of other independent registered public accounting firms.

●

Avoid costs and onboarding associated with new auditor— Bringing on a new auditor requires expenses related to educating the new auditor and a significant time commitment that could distract from our management’s focus on financial reporting and internal controls.

●

Audit Committee oversight—Oversight includes regular private sessions with PwC, discussion with PwC about the scope of its audit, a comprehensive annual evaluation when determining whether to continue to engage PwC.

●

Selection of Lead Engagement Partner—The Audit Committee and its chairperson are actively involved in the selection of the new lead engagement partner in connection with the mandated rotation of that position every five years. In 2019, in connection with the mandated rotation of PwC’s lead engagement partner effective beginning with PwC’s audit of the Company’s 2020 financial statements, we interviewed candidates who met professional, industry and personal criteria, and selected finalists. The chairperson of the Audit Committee participated in interviews with the finalists and helped select the lead engagement partner.

●

Rigorous limits on non-audit services—We require Audit Committee pre-approval of non-audit services, prohibit certain types of non-audit services that would otherwise be permissible under SEC rules, and only engage PwC when it is best-suited for the job.

●

PwC’s strong internal independence process—PwC conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead engagement partner consistent with independence requirements.

●

Strong regulatory framework—PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

●

Restrictions on hiring—The Audit Committee has adopted restrictions on our hiring of current or former partners and employees of the Company’s independent registered public accounting firm.

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Based on the most recent such evaluation, the Audit Committee and the Board believe that retaining PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020, is in the best interests of the Company and its stockholders. While our Audit Committee has the responsibility of selecting our auditors, and stockholder approval is not required for the appointment of PwC as our independent registered public accounting firm, we believe that our stockholders should have the opportunity to ratify such appointment, and we are requesting that they do so at the Annual Meeting.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of proposal 3. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection next year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 4

STOCKHOLDER PROPOSAL FOR POLITICAL DISCLOSURES

General

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting.

As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal (i.e., proposal 4).

James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owners of no less than 50 shares of the Company’s common stock on the date the proposal was submitted, have notified the Company of their intent to present the following proposal at the Annual Meeting.

Proposal and Supporting Statement

Proposal 4—Political Disclosures

RESOLVED: Shareholders of Activision Blizzard, Inc. (“ATVI” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.

Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.

The identity of the recipient as well as the amount paid to each; and

b.

The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of ATVI, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show ATVI has contributed at least $175,000 in corporate funds since the 2010 election cycle (CQMoneyline: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Salesforce.com Inc., Microsoft Corp., and Electronic Arts, Inc., which present this information on their websites.

Proposals on this topic at Alliant Energy and Cognizant Technology Solutions passed last year, despite board opposition. The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Increase Long-Term Shareholder Value

Vote for Political Disclosures—Proposal 4

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Opposing Statement

Your Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Activision Blizzard and our stockholders and recommends that you vote “AGAINST” the stockholder proposal.

Political contributions are already publicly disclosed. Indeed, election laws at the federal level and in all 50 states require either the contributor or the recipient campaign or committee to publicly file reports disclosing such contributions. As for other political organizations that are not subject to these election laws, they are required to publicly disclose to the Internal Revenue Service (the “IRS”) the contributions they receive. The IRS in turn makes those disclosures available on its website. Groups, such as those cited by the proponent (i.e., CQMoneyLine and the National Institute on Money in State Politics) aggregate these disclosures made to the various jurisdictions and post them on their easily searchable public websites, making the search by interested shareholders that much more convenient.

The Proposal’s accompanying supporting statement also suggests that the proponent is concerned about payments made to trade associations, which could be used for electoral purposes. The Internal Revenue Code prohibits these entities from having political activities as their primary purpose. Rather, trade association memberships provide significant benefits to us by giving us access to business, technical and industry expertise and by advancing our commercial interests. Trade associations are independent organizations representing a variety of members and may take political or policy positions we do not share. Requiring us to disclose payments to trade associations gives the false appearance that the trade associations’ political activities, if any, are attributable to us.

For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of the Company or its stockholders and recommends that you vote “AGAINST” proposal 4.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval of proposal 4. While our Board believes that the views of the Company’s stockholders are of the utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future disclosure decisions, the vote will not be binding upon them. Our Board ultimately has a duty to act in what it believes to be the best interests of the Company and all its stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING POLITICAL DISCLOSURES.

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BENEFICIAL OWNERSHIP MATTERS

Security Ownership of our Officers and Directors

The following table sets forth information, as of April 1, 2020, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, and (3) all current executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Name	Shares of Activision Blizzard Beneficially Owned
	Shares Owned (#)		Right to Acquire(1) (#)		Total Shares Owned plus Right to Acquire (#)	Percent of Outstanding Shares(2) (%)
Reveta Bowers	9,165		—		9,165		*
Robert Corti	114,897	(3)	—		114,897		*
Dennis Durkin	158,772		87,720	(4)	246,492
Hendrik Hartong III	35,553	(5)	—		35,553		*
Collister Johnson	47,516		—		47,516		*
Brian Kelly	4,329,080	(6)	80,676	(4)	4,409,756		*
Robert Kotick	3,375,789	(7)	—		3,375,789		*
Barry Meyer	44,933	(8)	—		44,933		*
Robert Morgado	113,300	(9)	44,000	(4)	157,300		*
Claudine Naughton	—		—		--		*
Peter Nolan	167,944	(10)	—		167,944		*
Dawn Ostroff	—		—		—		*
Chris B. Walther	18,182	(11)	—		18,182		*
Casey Wasserman	26,942	(12)	—		26,942		*
Elaine Wynn	31,644		—		31,644		*
All current directors and executive officers as a group (14 persons)	8,473,717	(13)	212,396	(4)	8,686,113	1.13
*

Less than 1%.

(1)

Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2020 (i.e., by May 31, 2020), and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2020 (i.e., by May 31, 2020).

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2020 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) the total number of shares of our Common Stock outstanding on that date (i.e., 770,344,808) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Consists of shares held jointly by Mr. Corti and his wife, JoAnn Corti, who share voting and investment power with respect to such shares.

(4)

Consists of options to purchase shares of our Common Stock.

(5)

Consists of (a) 31,053 shares directly held by Mr. Hartong, (b) 2,500 shares held in a trust for one of Mr. Hartong’s sons, (c) 1,000 shares held in a trust for another of Mr. Hartong’s sons, and (d) 1,000 shares held in a trust for Mr. Hartong’s daughter.

(6)

Consists of (a) 15,436 shares directly held by Mr. Kelly, (b) 1,324,721 shares held by ASAC TJKS LLC, a limited liability company managed by Mr. Kelly, (c) one share held by ASAC II LLC, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kelly disclaims beneficial ownership except to the extent of his pecuniary interest therein, (d) 2,905,949 shares held by the 31427N Trust, of which Mr. Kelly is the trustee, as to which Mr. Kelly disclaims beneficial ownership, (e) 82,971 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership, and (f) two shares held indirectly by Delmonte Investments, LLC, of which Mr. Kelly is a member and manager.

(7)

Consists of (a) 2,354,236 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) one share held by ASAC II LLC, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kotick disclaims beneficial ownership except to the extent of his pecuniary interest therein, (c) 48,042 shares held in a grantor retained annuity trust for the benefit of Mr. Kotick’s immediate family, as to which Mr. Kotick disclaims beneficial ownership, (d) 973,508 shares held in the 1011 Foundation, Inc., a charitable foundation of which Mr. Kotick is the president, as to which Mr. Kotick disclaims beneficial ownership, and (e) two shares held indirectly by Delmonte Investments, LLC, of which Mr. Kotick is a member and manager.

(8)

Consists of (a) 22,467 shares held by The Barry Meyer Separate Property Trust, a trust for the benefit of Mr. Meyer’s wife and children of which Mr. Meyer is the trustee, and (b) 22,465 shares held by The Barry and Wendy Meyer Trust, of which Mr. Meyer and his wife, Wendy Meyer, are co-trustees and share voting and investment power with respect thereto.

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(9)

Consists of (a) 73,809.32 shares of our Common Stock held by Mr. Morgado and (b) 39,490.68 shares held by the Robert J. and Mary Lou Morgado Charitable Trust, a charitable foundation of which Mr. Morgado is a trustee, as to which Mr. Morgado disclaims beneficial ownership.

(10)

Consists of (a) 113,152 shares of our Common Stock held by Mr. Nolan and (b) 54,792 shares held by the Nolan Family Trust.

(11)

Consists of shares held in the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton, are co-trustees of the trust and share voting and investment power with respect to those securities.

(12)

Consists of (a) 26,935 shares of our Common Stock held by the Casey Wasserman Living Trust, (b) 5.46 shares held by Mr. Wasserman’s wife, and (c) 2 shares held by Mr. Wasserman’s son.

(13)

Includes shares of our Common Stock held indirectly by the individuals named in the table, as described above.

Security Ownership of Holders of More Than 5% of Our Common Stock

The following table sets forth information as to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock. The information in the table is based on a review of filings made with the SEC on Schedules 13D and 13G and the assumption that each of the persons named in the table continued to own the number of shares reflected in the table on April 1, 2020. As of April 1, 2020, there were 770,344,808 shares of our Common Stock outstanding.

	Shares of Activision Blizzard Beneficially Owned		Percent of Outstanding Shares
FMR LLC 245 Summer Street Boston, Massachusetts 02210	68,156,472	(1)	8.85%
Capital International Investors 11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025	61,130,048	(2)	7.94%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	58,688,355	(3)	7.62%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	53,584,849	(4)	6.96%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	49,901,970	(5)	6.48%
(1)

This information is based solely on a Schedule 13G/A filed with the SEC jointly by FMR LLC, together with various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, and Abigail P. Johnson on February 7, 2020. FMR LLC reported that it has sole voting power over 8,202,462 shares of our Common Stock and sole dispositive power over 68,156,472 shares of our Common Stock.

(2)

This information is based solely on a Schedule 13G filed with the SEC by Capital International Investors, a division of Capital Research and Management Company (“CMRC”), together with various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, on February 14, 2020. Capital International Investors reported that it has sole voting power over 59,857,730 shares of our Common Stock and sole dispositive power over 61,130,048 shares of our Common Stock.

(3)

This information is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group, together with various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, on February 12, 2020. The Vanguard Group reported that it has sole voting power over 1,142,930 shares of our Common Stock, shared voting power over 206,325 shares of our Common Stock, sole dispositive power over 57,410,886 shares of our Common Stock, and shared dispositive power over 1,277,469 shares of our Common Stock.

(4)

This information is based solely on a Schedule 13G/A filed with the SEC by Capital World Investors, a division of CMRC, together with various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, on February 14, 2020. Capital World Investors reported that it has sole voting power over 53,409,715 shares of our Common Stock and sole dispositive power over 53,584,849 shares of our Common Stock.

(5)

This information is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc., together with various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, on February 5, 2020. BlackRock, Inc. reported that it has sole voting power over 42,302,946 shares of our Common Stock and sole dispositive power over 49,901,970 shares of our Common Stock.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2019, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights (#)	(1)	Weighted average exercise price of outstanding options, warrants, and rights ($)	(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders:
Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (the “2008 Plan”)	1,207,417		13.59		—	(3)
Activision Blizzard, Inc. 2014 Incentive Plan (i.e., the 2014 Plan)(4)	19,741,638	(5)	47.82		25,956,933	(6)
All stockholder approved plans	20,949,055	(5)	44.82		25,956,933
Equity compensation plans not approved by stockholders:
None	—		N/A		—
All non-stockholder approved plans	—		N/A		—
TOTAL	20,949,055	(5)	44.82		25,956,933
(1)

Reflects options to purchase shares of our Common Stock and, in the case of the 2014 Plan, 7,170,702 restricted share units, 5,485,332 of which have vesting tied to performance, each reflecting the right to receive a share of our Common Stock. This table excludes an aggregate of 259,570 shares issuable upon exercise of outstanding options and vesting of outstanding restricted share units assumed by the Company in connection with the King Acquisition. The weighted average exercise price of the excluded options is $15.89.

(2)

As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding stock options under the relevant plan.

(3)

Upon adoption of the 2014 Plan, we ceased making awards under the 2008 Plan.

(4)

The 2014 Plan permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, and any other equity-based awards to our and any of our subsidiaries’ directors, officers, and other employees and consultants.

(5)

The number of shares assumes target performance for all outstanding unvested performance-based vesting restricted share units (i.e., PSUs). If achievement of maximum performance is assumed, the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights as of December 31, 2019, would be 21,888,102 shares under the 2014 Plan and 23,095,519 shares under all stockholder approved plans.

(6)

The number of shares reserved for issuance under the 2014 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under the 2008 Plan that: (a) expire, or are forfeited, terminated, or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; (Y) if the exercise price of any stock option outstanding under the 2008 Plan is, or the tax withholding requirements with respect to any award outstanding under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares; and (Z) if a SAR is exercised and settled in shares, the number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred. The number of shares available for issuance under the 2014 Plan, as reflected in this table, assumes target performance of outstanding PSUs. If achievement of maximum performance is assumed, the number available for issuance under the 2014 Plan as of December 31, 2019, would be 23,810,469 shares.

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DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING

Q:

How do I nominate a director for election at the 2021 annual meeting and what is the deadline for that submission?

A:

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at the 2021 annual meeting of our stockholders by providing proper notice to us in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time notice is given. For such a nomination to be considered timely, we must receive it no earlier than February 8, 2021, and no later than March 10, 2021 (unless the date of our 2021 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 120 days prior to the meeting and no later than the later of the 90th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, the notice must be in writing and contain all the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

In addition, we have a “proxy access” provision in our Bylaws that permits a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. For a proxy access nomination to be considered timely for the 2021 annual meeting, we must receive it no earlier than November 25, 2020, and no later than December 25, 2020 (unless the date of our 2021 annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 150 days prior to the meeting and not later than the later of the 120th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, any such proxy access nomination must be in writing and contain all the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder(s) nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to Our Board—Stockholder Recommendation of Director Candidates.”

Q:

How do I submit a proposal for the 2021 annual meeting and what is the deadline for that submission?

A:

Any stockholder may present a proposal for inclusion in our proxy statement for, and for consideration at, the 2021 annual meeting of our stockholders by submitting his or her proposal to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of notice is given. For such notice to be considered timely, we must receive it on or before December 25, 2020 (unless the date of our 2021 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2021 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act.

Stockholders who wish to present proposals before our 2021 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing proper notice to us in a timely manner containing the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it no earlier than February 8, 2021, and no later than March 10, 2021

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(unless the date of our 2021 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 120 days prior to the meeting and no later than the later of the 90th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, the notice must be in writing and contain all the information required by our Bylaws (e.g., a brief description of the business, the proposed text of any proposal regarding such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the information that would be required to be included in our proxy statement for the meeting if such proposed business were to be brought by our Board) and it must pertain to business that is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

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AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

Q:

What do I do if I only received a printed notice about the availability of the proxy materials on the Internet and want a physical copy in the future?

A:

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2019 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a printed notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

Q:

What do I do if I received a physical copy of the proxy materials and only want an electronic copy in the future?

A:

If you received a printed copy of these materials and would prefer, in the future, to receive them via email or to receive a printed notice regarding their availability on the Internet, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com.

Q:

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

A:

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

Q:

How can I get a copy of the 2019 annual report to stockholders or the 2019 10-K?

A:

Our annual report to stockholders for the period ended December 31, 2019, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our 2019 10-K, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com, and we will provide you with our 2019 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (i.e., the expenses we incur in providing you with the requested exhibits).

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OTHER MATTERS

Costs of the Annual Meeting and Proxy Solicitation

The Company will bear the entire cost of the Annual Meeting and this proxy solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials, and any additional solicitation materials we send to stockholders. We have retained D.F. King & Co., Inc. as proxy solicitor for a fee of $12,500 plus its out-of-pocket expenses. In addition, proxies may be solicited, personally or by mail, telephone, or email or other electronic means, by our directors, officers, and employees without additional compensation. We will also reimburse brokers, banks, and other nominees holding shares for beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

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HELPFUL RESOURCES

Annual Meeting
Proxy Statement	investor.activision.com/sec.cfm
Annual Report	investor.activision.com/annual-reports.cfm
Voting for Record Holders	www.proxyvote.com
SEC Information on Proxy Matters	www.sec.gov/spotlight/proxymatters.shtml
Board of Directors
Board of Directors	www.activisionblizzard.com/board-of-directors
Audit Committee Charter	investor.activision.com/audit-committee-charter-0
NCGC Charter	investor.activision.com/nominating-and-corporate-governance-committee-charter-1
Compensation Committee Charter	investor.activision.com/compensation-committee-charter-0
Financial Reporting
Annual Reports	investor.activision.com/annual-reports.cfm
Quarterly Reports	investor.activision.com/results.cfm
Company Business
Corporate Website	www.activisionblizzard.com/
Senior Corporate Management	www.activisionblizzard.com/senior-corporate-management
Investor Relations	investor.activision.com/
Latest News	investor.activision.com/releases.cfm
Events and Presentations	investor.activision.com/events.cfm
Governance Documents
Bylaws	investor.activision.com/by-laws
Certificate of Incorporation	investor.activision.com/certificate-incorporation-1
Code of Conduct	www.activisionblizzard.com/code-of-conduct/
Corporate Governance Principles and Policies	investor.activision.com/corporate-governance-principles-and-policies-1
Executive Stock Ownership Guidelines	investor.activision.com/executive-stock-ownership-guidelines-0
Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements	investor.activision.com/policy-recoupment-performance-based-compensation
Related Person Transactions Policy	investor.activision.com/related-person-transactions-policy-0

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

ACTIVISION BLIZZARD, INC. 2020 Proxy Statement	| 103

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CALL OF DUTY ENDOWMENT™

A DECADE OF HELPING VETERANS

OUR MISSION:

The Call of Duty Endowment helps veterans find high quality careers by supporting groups that prepare them for the job market and by raising awareness of the value vets bring to the workplace.

66,098 TOTAL JOBS SECURED

$60,733 AVERAGE STARTING SALARY

$499 AVERAGE COST PER PLACEMENT

$42M IN GRANTS MADE

*Average starting salary and cost per placement statistics are for 2019. Total jobs secured and grants made are cumulative, from founding in 2009 through the end of 2019.

FOR MORE INFORMATION AND TO DONATE, PLEASE VISIT:
www.callofdutyendowment.org

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ACTIVISION BLIZZARD, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08957-P33051 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACTIVISION BLIZZARD, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Reveta Bowers	☐	☐	☐
1b. Robert Corti	☐	☐	☐
1c. Hendrik Hartong III	☐	☐	☐
1d. Brian Kelly	☐	☐	☐
1e. Robert Kotick	☐	☐	☐
1f. Barry Meyer	☐	☐	☐
1g. Robert Morgado	☐	☐	☐
1h. Peter Nolan	☐	☐	☐
1i. Dawn Ostroff	☐	☐	☐
1j. Casey Wasserman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To provide advisory approval of our executive compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 4.			
4. Stockholder proposal regarding political disclosures.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D08958-P33051

ACTIVISION BLIZZARD, INC.
Annual Meeting of Shareholders
June 11, 2020 9:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert Kotick, Chris Walther and Jeffrey Brown or any of them, as proxies, each with the power to appoint his substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACTIVISION BLIZZARD, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on June 11, 2020, at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side